AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 27, 1999
                                                       REGISTRATION NO. 333-____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
         ---------------------------------------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
         ---------------------------------------------------------------
                               USA GROUP SECONDARY
                              MARKET SERVICES, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                         35-1872185
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                       Identification Number)

         ---------------------------------------------------------------
                            30 SOUTH MERIDIAN STREET
                        INDIANAPOLIS, INDIANA 46204-3503
                                 (317) 951-5640
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                             EDWARD R. SCHMIDT, ESQ.
                                 General Counsel
                    USA Group Secondary Market Services, Inc.
                            30 South Meridian Street
                        Indianapolis, Indiana 46204-3503
                                 (317) 951-5123
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
         ---------------------------------------------------------------
                                   COPIES TO:
   TIMOTHY M. HARDEN, ESQ.                             REED D. AUERBACH, ESQ.
Krieg DeVault Alexander & Capehart, LLP           Stroock & Stroock & Lavan LLP
  2800 One Indiana Square                                180 Maiden Lane
Indianapolis, Indiana 46204                           New York, New York 10038

         ---------------------------------------------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective as determined by market conditions.

         ---------------------------------------------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement Number of the earlier effective Registration Statement for the same offering. |_| ________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement Number of the earlier effective Registration Statement for the same offering. |_| ________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

         ---------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE
===============================================================================================================================
           Title of Each Class of                                    Proposed             Proposed
        Securities to be Registered                Amount            Maximum              Maximum
                                                   to be          Offering Price         Aggregate              Amount of
                                                 Registered        Per Unit(1)       Offering Price(1)      Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
     Asset-Backed Notes.....................      $500,000           100.00%              $500,000                $132
-------------------------------------------------------------------------------------------------------------------------------
     Asset-Backed Certificates..............      $500,000           100.00%              $500,000                $132
-------------------------------------------------------------------------------------------------------------------------------
     Total..................................    $1,000,0000          100.00%             $1,000,000               $264
===============================================================================================================================
 (1)     Estimated solely for purposes of calculating the registration fee.
         ---------------------------------------------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

     Information contained in this prospectus is subject to completion or amendment. A registration statement relating to these Securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these Securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any State.

                  SUBJECT TO COMPLETION DATED DECEMBER 27, 1999

            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED _________, 1999

                                   $----------
                          SMS STUDENT LOAN TRUST ____-_

                    USA GROUP SECONDARY MARKET SERVICES, INC.
                                     Seller
                     FLOATING RATE ASSET-BACKED SENIOR NOTES
                                ----------------

The sources for payment of the senior notes are a pool of education loans originated under the Federal Family Education Loan Program to students and parents of students, substantially all of which are guaranteed by United Student Aid Funds, Inc., held by the trust, cash, held by the trust and one or more interest rate swaps.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-_ OF THIS PROSPECTUS SUPPLEMENT AND PAGE __ OF THE PROSPECTUS. THE SENIOR NOTES ARE ASSET-BACKED SECURITIES ISSUED BY A TRUST. THE SENIOR NOTES ARE NOT INTERESTS IN OR OBLIGATIONS OF USA GROUP SECONDARY MARKET SERVICES, INC. OR ANY OF ITS AFFILIATES.


                      Original Principal       Interest Rate        Final Maturity     Price to      Underwriting    Proceeds to the
                            Amount              (per annum)             Date(1)         Public         Discount        Seller(2)
                      ------------------        ------------        --------------     --------      ------------    ---------------

Per Class A-1 Note    $___________        Three-Month LIBOR           __________      _____%           _______%          ______%
                                          plus ____% annually,
Per Class A-2 Note    $___________        Three-Month LIBOR           __________      _____%          ________%          ______%
                                          plus ____% annually,
Total.............    $___________

---------------------
(1) The quarterly payment date of ___________ and __________, as applicable.
(2) Plus accrued interest, if any, from the date of initial issuance.



The senior notes will be delivered in book-entry form only through The Depository Trust Company, Cedelbank, societe anonyme and the Euroclear System on or about ______, ____ against payment in immediately available funds.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.


                            -------------------------

                   Prospectus Supplement dated ________, ____

YOU SHOULD RELY ON INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

We provide information to you about the senior notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your senior notes and (2) this prospectus supplement, which describes the specific terms of your senior notes.

UNTIL __________, ____ ALL DEALERS THAT EFFECT TRANSACTIONS IN THE SENIOR NOTES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS REQUIREMENT IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. We are not offering the senior notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers. Persons participating in the offering of the senior notes may engage in transactions that stabilize, maintain or otherwise affect the prices of the senior notes. These transactions could cause the prices of the senior notes to be higher than they might otherwise be in the absence of these transactions. See "Underwriting" in this prospectus supplement.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT


SUMMARY OF TERMS............................................................3
RISK FACTORS................................................................7
FORMATION OF THE TRUST.....................................................14
THE FINANCED STUDENT LOAN POOL............................................ 16
DESCRIPTION OF THE NOTES...................................................27
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS.......................33
FEDERAL FAMILY EDUCATION LOAN PROGRAM......................................51
CERTAIN FEDERAL INCOME TAX AND STATE TAX CONSEQUENCES......................56
ERISA CONSIDERATIONS.......................................................56
UNDERWRITING...............................................................58
LEGAL MATTERS..............................................................59
REPORTS TO SECURITYHOLDERS.................................................59
FORWARD LOOKING STATEMENTS.................................................59
ANNEX I....................................................................60
INDEX OF PRINCIPAL TERMS...................................................64
EXHIBIT A..................................................................S-

                                   PROSPECTUS

RISK FACTORS................................................................
FORMATION OF THE TRUSTS.....................................................
USE OF PROCEEDS.............................................................
USA GROUP, SMS, THE SELLER
     AND THE SERVICER.......................................................
THE STUDENT LOAN POOLS......................................................
FEDERAL FAMILY EDUCATION LOAN PROGRAM.......................................
WEIGHTED AVERAGE LIFE OF THE SECURITIES.....................................
POOL FACTORS AND TRADING INFORMATION........................................
DESCRIPTION OF THE NOTES....................................................
DESCRIPTION OF THE CERTIFICATES.............................................
INFORMATION REGARDING THE SECURITIES........................................
DESCRIPTION OF THE TRANSFER AND
     SERVICING AGREEMENTS...................................................
LEGAL ASPECTS OF THE STUDENT LOANS..........................................
FEDERAL INCOME TAX CONSEQUENCES.............................................
STATE TAX CONSEQUENCES......................................................
ERISA CONSIDERATIONS........................................................
PLAN OF DISTRIBUTION........................................................
LEGAL MATTERS...............................................................
AVAILABLE INFORMATION.......................................................
INCORPORATION OF DOCUMENTS BY REFERENCE
INDEX OF PRINCIPAL TERMS....................................................


                                SUMMARY OF TERMS

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the senior notes, you should carefully read this entire prospectus supplement and the accompanying prospectus.

o This summary provides an overview to aid your understanding and is qualified by the full description of this other information in this prospectus supplement and the accompanying prospectus. 1 You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Principal Terms" beginning on page S-__ in this prospectus supplement.

PRINCIPAL PARTIES

     THE TRUST
     o SMS Student Loan Trust ____-_

     THE SELLER AND ADMINISTRATOR
     o USA Group Secondary Market Services, Inc.

     THE SERVICER
     o USA Group Loan Services, Inc.

     THE ELIGIBLE LENDER TRUSTEE
     o ________________________

     THE INDENTURE TRUSTEE
     o ________________________

     THE INITIAL SWAP COUNTERPARTY
     o ________________________

DATES

QUARTERLY PAYMENT DATES

Payments on the senior notes will be made to you on the 28th day of each January, April, July and October. If the 28th is not a business day, payments will be made to you on the next business day. The first quarterly payment date is __________, ____.

CUTOFF DATE

__________, ____. The trust will receive payments made on the related student loans on and after this date.

CLOSING DATE

On or about __________, ____.

DESCRIPTION OF THE SECURITIES

The Trust is offering the following student loan floating rate asset-backed senior notes pursuant to this prospectus:

     o    Class A-1 Notes in the aggregate principal amount of $____________;
          and

     o    Class A-2 Notes in the aggregate principal amount of $___________.

The trust is also issuing $__________ aggregate principal amount of floating rate asset-backed subordinate notes. The trust is not offering the subordinate notes pursuant to this prospectus.

The trust will issue the senior notes in book-entry form in minimum denominations of $1,000 and in multiples of $1,000 in excess of $1,000.

You may hold your senior notes through The Depository Trust Company, Cedelbank, societe anonyme or the Euroclear System.

INTEREST PAYMENTS

The note rate for each class of senior notes is specified on the cover page of this prospectus supplement. Interest with respect to the senior notes will be calculated on the basis of the actual number of days elapsed in the related quarterly interest period and a 360-day year.

PRINCIPAL PAYMENTS

No principal will be paid to you prior to the end of the revolving period. The revolving period will begin on the date the senior notes are issued and will end __________, ____ (or earlier as described in this prospectus supplement). Following the end of the revolving period, principal will be paid on the senior notes on each quarterly payment date in an amount generally equal to the principal collections with respect to the related student loans for the preceding quarterly period until the senior notes have been paid in full.

Principal payments on the senior notes generally will be made to the holders of the senior notes sequentially. No principal will be paid on the Class A-2 Notes until the Class A-1 Notes have been paid in full. No principal will be paid on the subordinate notes until the senior notes have been paid in full. An exception to this rule is that following a default under the indenture and the acceleration of the notes, principal will be paid first on a pro rata basis, to each class of senior notes until they have been paid in full, and second, to the subordinate notes until they have been paid in full.

PRIORITY OF PAYMENTS

On each quarterly payment date, the indenture trustee will make the following distributions to the extent of available funds:

     o    to the servicer and administrator, specified fees;

     o pro rata, to the senior noteholders, interest and to the swap counterparties, any net swap payments;

     o to the subordinate noteholders, interest; following the termination of the revolving period to the senior noteholders, principal; and

     o    to the reserve account, remaining funds.

Any shortfalls in funds available to make interest and principal distributions required to be made on the notes on a quarterly payment date may be paid on future quarterly payment dates.

FINAL MATURITY DATES

To the extent not previously paid prior to these dates, the unpaid principal amount of each class of senior notes will be payable in full on the final maturity date listed on the cover page of this prospectus supplement.

AUCTION SALE

Any student loans remaining in the trust as of the end of the collection period immediately preceding the __________ quarterly payment date will be offered for sale. The proceeds of any sale will be used to redeem your senior notes. The auction price must at least equal the unpaid principal amount of the notes, plus accrued and unpaid interest thereon.

OPTIONAL REDEMPTION

Any notes that remain outstanding on any quarterly payment date on which Secondary Market Company, Inc., or an assignee of Secondary Market Company, Inc., exercises its option to purchase all of the assets of the trust will be prepaid in whole at the applicable redemption price on this quarterly payment date. The redemption price for any class of notes will equal the unpaid principal amount of that class, plus accrued and unpaid interest thereon. Neither Secondary Market Company, Inc. nor its assignee may exercise this option until the unpaid principal amount of the senior notes and the subordinate notes is less than or equal to 20% of the initial unpaid principal amount of the senior notes plus the subordinate notes.

TRUST PROPERTY

The primary property of the trust will include:

     o    the student loans;

     o all amounts collected on the student loans on or after the cutoff date; (net of interest accrued prior to the cutoff date);

     o    amounts on deposit in the accounts of the trust; and

     o    one or more interest rate swaps.

THE INITIAL FINANCED STUDENT LOANS

The student loans consist of specified guaranteed education loans to students and parents of students made under the Federal Family Education Loan Program. All of the student loans are reinsured by the Department of Education. The student loans to be transferred by USA Group Secondary Market Services, Inc. to the trust on the closing date have the following characteristics as of __________, ____:

     o    Aggregate principal amount: $______________

     o    Weighted average original term: ______ mths

     o    Weighted average remaining term: ______ mths

     o    Stafford Loans (%): _____%

     o    Federal Consolidation

     o    Loans (%): _____%

     o    PLUS Loans (%): ____%

     o    SLS Loans (%): ____%

     o    Percent guaranteed by United Student Aid Funds, Inc.: _____%

ADDITIONAL STUDENT LOANS; REVOLVING PERIOD

From time to time after the closing date and before the earlier of the occurrence of an early amortization event and __________, ____, the trust will acquire additional student loans. The trust will purchase additional student loans from collections received on the student loans owned by the trust that are not used to cover specified fees and expenses of the trust, distributions on the notes, deposits to the reserve account and payments due to the swap counterparties.

ADDITIONAL STUDENT LOANS; SERIAL LOANS

Following the earlier of the occurrence of an early amortization event and __________, ____, the trust may acquire additional student loans relating to borrowers with student loans already owned by the trust. The trust will purchase additional student loans from collections received on the student loans owned by the trust that are not used to cover specified fees and expenses of the trust, distributions on the notes, deposits to the reserve account and payments due to the swap counterparties.

THE COLLECTION ACCOUNT

On the closing date, USA Group Secondary Market Services, Inc. will make an initial deposit of $_____________ into the collection account.

CREDIT ENHANCEMENT

The credit enhancement for the senior notes will consist primarily of the following:

     o    reserve account; and

     o    subordination of the subordinate notes.

THE RESERVE ACCOUNT

USA Group Secondary Market Services, Inc. will establish a reserve account with the indenture trustee. Funds on deposit in the reserve account on each quarterly payment date will be available to cover shortfalls in distributions of interest and principal on the senior notes to the extent described in this prospectus supplement. The reserve account will be funded as follows:

     o On the closing date, USA Group Secondary Market Services, Inc. will make an initial deposit of $_________ into the reserve account.

     o On each quarterly payment date, any available funds remaining after making all prior distributions required to be made, will be deposited into the reserve account.

Amounts in the reserve account on any quarterly payment date (after giving effect to all distributions to be made on this date) in excess of the specified reserve account balance will be released to Secondary Market Company, Inc. or an affiliate. The specified reserve account balance for any quarterly payment date will be the greater of (1) ____% of the outstanding principal balance of the notes and (2) $_______.

SUBORDINATION OF THE SUBORDINATE NOTES

The subordination of the subordinate notes to the senior notes as described in this prospectus supplement will provide additional credit enhancement for the senior notes. Any losses on the student loans not covered by other forms of credit enhancement will be allocated to the subordinate notes before being allocated to the senior notes.

INTEREST RATE SWAPS

The trust and the initial swap counterparty have entered into an interest rate swap. Unless terminated earlier, this interest rate swap will terminate on the _____, ____ quarterly payment date. The trust will owe the initial swap counterparty a net swap payment when (1) the weighted average discount rate per annum for direct obligations of the United States with a maturity of 13 weeks plus a specified percentage is greater than (2) the London interbank offered rate for deposits in U.S. dollars having a maturity of three months. The initial swap counterparty will owe the trust a net swap receipt when the calculation described in the immediately preceding sentence is negative.

The amount of a net swap payment or a net swap receipt is the product of the difference in the rates described in clause (1) and clause (2) above and the interest rate swap's scheduled notional amount.

The scheduled notional amount for the initial interest rate swap for any quarterly payment date will be the lesser of (1) the outstanding principal balance of the notes and (2) the amounts set forth in Exhibit A to this prospectus supplement. USA Group Secondary Market Services, Inc. expects the scheduled notional amount for the initial interest rate swap for any quarterly payment date to initially equal approximately __% of the then outstanding principal balance of the senior notes and the subordinate notes. However, following the closing date, USA Group Secondary Market Services, Inc. may agree with the initial swap counterparty to cause the scheduled notional amount to equal an amount up to the outstanding principal balance of the notes.

In addition to the initial interest rate swap, the administrator may cause the trust to enter into additional interest rate swaps with additional swap counterparties on substantially similar terms as the initial interest rate swap.

TAX STATUS

Stroock & Stroock & Lavan LLP, special federal income tax counsel to USA Group Secondary Market Services, Inc., is of the opinion that (1) the trust will not be treated as an association or a publicly traded partnership taxable as a corporation and (2) the senior notes will be characterized as indebtedness for federal income tax purposes. Each noteholder, by accepting a senior note, will agree to treat the senior notes as indebtedness.

ERISA CONSIDERATIONS

Subject to the considerations discussed under "ERISA Considerations," the senior notes are eligible for purchase by employee benefit plans.

RATINGS

At least two nationally recognized rating agencies must each rate the senior notes in the highest long-term rating category.

                                  RISK FACTORS

          You should consider the following risk factors together with all the information contained in this prospectus supplement and the related prospectus in deciding whether to purchase any of the senior notes.

YOU MAY HAVE DIFFICULTY SELLING
  YOUR NOTES............................    The senior notes will not be listed
                                            on any securities exchange. As a
                                            result, if you want to sell your
                                            senior notes you must locate a
                                            purchaser that is willing to
                                            purchase those notes. The
                                            underwriters intend to make a
                                            secondary market for the senior
                                            notes. The underwriters will do so
                                            by offering to buy the senior notes
                                            from investors that wish to sell.
                                            However, the underwriters will not
                                            be obligated to make offers to buy
                                            the senior notes and may stop making
                                            offers at any time. In addition, the
                                            prices offered, if any, may not
                                            reflect prices that other potential
                                            purchasers would be willing to pay,
                                            were they to be given the
                                            opportunity. There have been times
                                            in the past where there have been
                                            very few buyers of asset backed
                                            securities (i.e., there has been a
                                            lack of liquidity), and there may be
                                            these times in the future. As a
                                            result, you may not be able to sell
                                            your senior notes when you want to
                                            do so or you may not be able to
                                            obtain the price that you wish to
                                            receive.

THE TRUST HAS LIMITED ASSETS TO
  MAKE PAYMENTS ON
  YOUR NOTES............................    The trust does not have, nor is it
                                            permitted or expected to have, any
                                            significant assets or sources of
                                            funds other than the student loans
                                            (and the related guarantee
                                            agreements), the reserve account and
                                            the interest rate swaps. The notes
                                            represent obligations solely of the
                                            trust and will not be insured or
                                            guaranteed by any entity.
                                            Consequently, you must rely for
                                            repayment upon payments with respect
                                            to the student loans and amounts on
                                            deposit in the reserve account.
                                            Monies to be deposited in the
                                            reserve account are limited in
                                            amount and will be reduced, subject
                                            to a specified minimum, as the
                                            aggregate principal amount of the
                                            notes is reduced. If the reserve
                                            account is exhausted, the trust will
                                            depend solely on payments with
                                            respect to the student loans to make
                                            payments on the notes and you could
                                            suffer a loss. You will have no
                                            claim to any amounts properly
                                            distributed to USA Group Secondary
                                            Market Services, Inc., Secondary
                                            Market Company, Inc. or the servicer
                                            from time to time.

YOU MAY EXPERIENCE LOSSES ON
  YOUR INVESTMENT RESULTING
  FROM PRINCIPAL BALANCE
  OF NOTES  EXCEEDING POOL
  BALANCE..............................     As of the closing date, the
                                            aggregate principal amount of the
                                            senior notes and subordinate notes
                                            will be equal to approximately ___%
                                            of the sum of the outstanding
                                            principal balance of the student
                                            loans as of the cutoff date and the
                                            amount deposited by USA Group
                                            Secondary Market Services, Inc. in
                                            the reserve account and the
                                            collection account on the closing
                                            date. During the revolving period,
                                            any collections on the student loans
                                            that are not used to cover specified
                                            fees and expenses of the trust,
                                            distributions on the notes, deposits
                                            to the reserve account or payments
                                            to the swap counterparties will be
                                            deposited in the collateral
                                            reinvestment account. The trust will
                                            apply amounts in the collateral
                                            reinvestment account to increase the
                                            outstanding principal balance of the
                                            student loans. If the outstanding
                                            principal balance of the student
                                            loans at the end of the revolving
                                            period does not equal the aggregate
                                            principal amount of the senior notes
                                            and subordinate notes, amounts in
                                            the collateral reinvestment account
                                            will be used to pay principal on the
                                            notes.

                                            You may experience losses to the
                                            extent that excess interest
                                            collections are insufficient to
                                            cause the outstanding principal
                                            balance of the student loans to
                                            equal the aggregate principal amount
                                            of the senior notes and subordinate
                                            notes. The occurrence of any of the
                                            following will increase the
                                            likelihood of an insufficiency:

                                            o  A high rate of prepayments;

                                            o  An increase in the weighted
                                               average discount rate per annum
                                               for direct obligations of the
                                               United States with a maturity of
                                               13 weeks; or

                                            o  An increase in the London
                                               interbank offered rate for
                                               deposits in U.S. dollars having a
                                               maturity of three months.

RISK OF CHANGE IN CHARACTERISTICS
  OF THE STUDENT LOANS .................    ADDITIONAL FUNDINGS.  Following the
                                            transfer of additional student loans
                                            to the trust after the closing date,
                                            the characteristics of the student
                                            loans may differ significantly from
                                            the information presented in this
                                            prospectus supplement. The
                                            characteristics that may differ
                                            include the composition of the
                                            student loans and of the borrowers
                                            of the student loans, the related
                                            guarantors (which may include
                                            additional guarantors whose ability
                                            to fulfill their insurance
                                            obligations may vary from that of
                                            the initial guarantor), the
                                            distribution by loan type, the
                                            distribution by interest rate, the
                                            distribution by principal balance
                                            and the distribution by remaining
                                            term to scheduled maturity. You
                                            should consider potential variances
                                            when making your investment decision
                                            concerning the senior notes.

                                            INCENTIVE PROGRAMS. USA Group
                                            Secondary Market Services, Inc.
                                            currently offers two incentive
                                            interest rate reduction programs to
                                            borrowers. Either of these programs
                                            may be modified by USA Group
                                            Secondary Market Services, Inc.
                                            Under the first program, borrowers
                                            who make their first 48 payments on
                                            time receive either a 1% or 2% per
                                            annum interest rate reduction for
                                            the remaining term of their loan.
                                            USA Group Secondary Market Services,
                                            Inc. is obligated to reimburse the
                                            trust for any of these interest rate
                                            reductions. Under the second
                                            program, borrowers who use an
                                            auto-debit system to remit payments
                                            directly from their bank accounts
                                            receive a 0.25% per annum interest
                                            rate reduction on their loans. The
                                            trust does not know which borrowers
                                            will qualify or decide to
                                            participate in these programs.

THE RETURN ON YOUR INVESTMENT
  WILL CHANGE OVER TIME.................    Your pre-tax return on your
                                            investment will change from time to
                                            time for a number of reasons
                                            including the following:


                                            o  THE RATE OF RETURN OF PRINCIPAL
                                               IS UNCERTAIN. The amount of
                                               distributions of principal on the
                                               senior notes and the time when
                                               you receive those distributions
                                               depends on the amount and the
                                               times at which borrowers make
                                               principal payments on the student
                                               loans. Those principal payments
                                               may be regularly scheduled
                                               payments or unscheduled payments
                                               resulting from prepayments,
                                               defaults or consolidations of the
                                               student loans. In addition, if
                                               the trust is not able to purchase
                                               sufficient additional student
                                               loan principal balances during
                                               the revolving period, the
                                               noteholders will receive a
                                               principal prepayment immediately
                                               following the end of the
                                               revolving period.

                                            o  The revolving period may
                                               terminate earlier than ________,
                                               ____ if

                                            o  the student loans fail
                                               specified performance tests,

                                            o  the amount of excess interest
                                               for two successive quarterly
                                               payment dates is below a
                                               specified level,

                                            o  an event of default occurs
                                               under the indenture or other
                                               transaction documents or

                                            o  specified other events occur.

                                            o  YOU BEAR REINVESTMENT RISK. Asset
                                               backed securities, like the
                                               senior notes, usually produce
                                               more returns of principal to
                                               investors when market interest
                                               rates fall below the interest
                                               rates on the student loans and
                                               produce less returns of principal
                                               when market interest rates are
                                               above the interest rates on the
                                               student loans. As a result, you
                                               are likely to receive more money
                                               to reinvest at a time when other
                                               investments generally are
                                               producing a lower yield than that
                                               on the notes, and are likely to
                                               receive less money to reinvest
                                               when other investments generally
                                               are producing a higher yield than
                                               that on the notes. You will bear
                                               the risk that the timing and
                                               amount of distributions on your
                                               senior notes will prevent you
                                               from attaining your desired
                                               yield.

                                            o  AN EARLY TERMINATION MAY AFFECT
                                               THE YIELD. Your investment in the
                                               senior notes may end before you
                                               desire if (1) the indenture
                                               trustee successfully conducts an
                                               auction sale or (2) Secondary
                                               Market Company, Inc. exercises
                                               its option to purchase all of the
                                               assets of the trust. You will
                                               bear reinvestment risk following
                                               an early termination.

CHANGES IN LEGISLATION MAY
ADVERSELY AFFECT STUDENT LOANS
AND FEDERAL GUARANTORS.....................  The Higher Education Act
                                             or other relevant federal or
                                             state laws, rules and regulations
                                             may be amended or modified in the
                                             future in a manner that will
                                             adversely affect the federal
                                             student loan programs described in
                                             this prospectus supplement and the
                                             prospectus, the student loans made
                                             thereunder or the financial
                                             condition of the federal
                                             guarantors.

                                             In addition, if the direct student
                                             loan program expands, the servicers
                                             may experience increased costs due
                                             to reduced economies of scale or
                                             other adverse effects on their
                                             business to the extent the volume
                                             of loans serviced by the servicers
                                             is reduced. These cost increases
                                             could reduce the ability of the
                                             servicers to satisfy their
                                             obligations to service the student
                                             loans or to purchase student loans
                                             in the event of specified breaches
                                             of its covenants.

RISKS ASSOCIATED WITH
SEQUENTIAL PAYMENT OF
PRINCIPAL ON THE NOTES..................    Since the Class A-2 Notes will
                                            generally not be paid any principal
                                            distributions until the principal
                                            balance of the Class A-1 Notes has
                                            been reduced to zero, the Class A-1
                                            noteholders would be most affected
                                            by a high rate of principal
                                            prepayment or an early termination
                                            of the revolving period. In
                                            addition, as a result of this
                                            sequential payment of principal, it
                                            is likely that at any time the Class
                                            A-2 Notes will have a greater
                                            percent of their initial principal
                                            balance outstanding than the Class
                                            A-1 Notes at any time. Consequently,
                                            the Class A-2 Notes will be
                                            allocated more losses than the Class
                                            A-1 Notes following a default under
                                            the indenture as a relative
                                            percentage of their respective
                                            initial principal balances.

BASIS RISK..............................    Interest collections plus net swap
                                            receipts may be insufficient to
                                            cover interest on the notes. If this
                                            occurs, amounts otherwise that would
                                            have been paid to you as principal,
                                            will be paid to you as interest.
                                            This may occur as a result of:

                                            o  The student loans generally bear
                                               interest based on the rate per
                                               annum for direct obligations of
                                               the United States with a maturity
                                               of 13 weeks while the note rate
                                               for each class of senior notes is
                                               based on the London interbank
                                               offered rate for deposits in U.S.
                                               dollars having a maturity of
                                               three months.

                                            o  The principal balance of the
                                               student loans will initially be
                                               less than the aggregate principal
                                               amount of the senior notes and
                                               the subordinate notes.
                                               Consequently, the aggregate
                                               principal balances of the student
                                               loans on which interest will be
                                               collected will be less than the
                                               principal amount of the senior
                                               notes and the subordinate notes.

                                            o  The trust's obligation to pay
                                               specified fees to the Department
                                               of Education.

                                            If interest collections plus net
                                            swap receipts are not sufficient to
                                            cover interest on the notes, the
                                            market value and liquidity of your
                                            senior notes may decline.

BORROWER DEFAULT RISK ON CERTAIN
  FEDERAL LOANS.........................    The student loans are generally 98%
                                            insured by a federal guarantor. As a
                                            result, to the extent a borrower of
                                            a student loan defaults, the trust
                                            will experience a loss of generally
                                            2% of the outstanding principal and
                                            accrued interest on each student
                                            loan. The trust will assign a
                                            defaulted student loan to the
                                            applicable federal guarantor in
                                            exchange for a guarantee payment on
                                            the 98% guaranteed portion. The
                                            trust may not have any right to
                                            pursue the borrower for the
                                            remaining 2% unguaranteed portion.
                                            If the credit enhancement described
                                            in this prospectus supplement is not
                                            sufficient, you may suffer a loss.

RISK OF DEPENDENCE ON GUARANTORS
  AS SECURITY FOR STUDENT LOANS.........    All of the student loans are
                                            unsecured. As a result, the only
                                            security for payment of the student
                                            loans are the guarantees provided
                                            under the guarantee agreements
                                            between the eligible lender trustee
                                            and the guarantors. Substantially
                                            all of the student loans which will
                                            be conveyed to the trust on the date
                                            of issuance of the notes are
                                            guaranteed by United Student Aid
                                            Funds, Inc. The financial condition
                                            of a guarantor may be adversely
                                            affected by a number of factors
                                            including:

                                            o  the amount of claims made against
                                               the guarantor as result of
                                               borrower defaults;

                                            o  the amount of claims reimbursed
                                               to the guarantor from the
                                               Department of Education (which
                                               range from 75% to 100% depending
                                               on the date the student loan was
                                               made and the performance of the
                                               guarantor); and

                                            o  changes in legislation that may
                                               reduce expenditures from the
                                               Department of Education that
                                               support federal guarantors or
                                               that may require federal
                                               guarantors to pay more of their
                                               reserves to the Department of
                                               Education.

                                            If the financial status of the
                                            guarantors, and particularly United
                                            Student Aid Funds, Inc.,
                                            deteriorates, the guarantors may
                                            fail to make guarantee payments to
                                            the eligible lender trustee. In this
                                            event, you may suffer delays in the
                                            payment of principal and interest on
                                            your senior notes.

RISK OF LOSS OF GUARANTOR AND
  DEPARTMENT OF EDUCATION
  PAYMENTS FOR FAILURE TO COMPLY
  WITH LOAN ORIGINATION AND
  SERVICING PROCEDURES..................    The Higher Education Act requires
                                            lenders and their assignees making
                                            and servicing student loans that are
                                            reinsured by the Department of
                                            Education and guarantors
                                            guaranteeing federal loans to follow
                                            specified procedures, to ensure that
                                            the federal loans are properly made
                                            and repaid. If the servicer fails to
                                            follow these procedures or if the
                                            originator of the loan failed to
                                            follow procedures relating to the
                                            origination of any loans, the
                                            Department of Education may refuse
                                            to make reinsurance payments to the
                                            guarantors or to make interest
                                            subsidy payments and special
                                            allowance payments to the eligible
                                            lender trustee. In addition, under
                                            these circumstances the guarantors
                                            may refuse to make guarantee
                                            payments to the trust. The failure
                                            of the Department of Education to
                                            provide reinsurance payments to the
                                            guarantors could adversely affect
                                            the guarantors' ability or legal
                                            obligation to make payments under
                                            the guarantee agreements. Loss of
                                            any these guarantee payments,
                                            interest subsidy payments or special
                                            allowance payments could adversely
                                            affect the trust's ability to pay
                                            you timely interest and principal.
                                            In this event, you may suffer a loss
                                            on your investment.

RISK ASSOCIATED WITH THE INTEREST
  RATE SWAPS............................    USA Group Secondary Market Services,
                                            Inc. expects the scheduled notional
                                            amount of the initial interest rate
                                            swap for each quarterly payment date
                                            to be less than the outstanding
                                            principal balance of the notes. As a
                                            result, the initial interest rate
                                            swap would not give you full
                                            protection against a gap between (1)
                                            the rate per annum for direct
                                            obligations of the United States
                                            with a maturity of 13 weeks and (2)
                                            the London interbank offered rate
                                            for deposits in U.S. dollars having
                                            a maturity of three months. However,
                                            following the closing date, USA
                                            Group Secondary Market Services,
                                            Inc. may agree with the initial swap
                                            counterparty to cause the scheduled
                                            notional amount to equal an amount
                                            up to the outstanding principal
                                            balance of the notes. Further, USA
                                            Group Secondary Market Services,
                                            Inc., as administrator, may cause
                                            the trust to enter into additional
                                            interest rate swaps following the
                                            closing date with additional swap
                                            counterparties.


                                            In addition, the initial interest
                                            rate swap will, and subsequent
                                            interest rate swaps may, terminate
                                            prior to the final maturity date for
                                            each class of the notes. If an
                                            interest rate swap is terminated
                                            earlier than scheduled, the trust or
                                            the applicable swap counterparty may
                                            be liable to pay to the other a
                                            termination payment. Any termination
                                            payment payable by the trust could
                                            be substantial and could reduce
                                            amounts otherwise payable to
                                            noteholders, thereby resulting in
                                            shortfalls to you.

MASTER PROMISSORY NOTE....................  For periods of enrollment beginning on or after July 1, 1999, a master
                                            promissory note may evidence any
                                            student loan made to a borrower
                                            under the Federal Family Education
                                            Loan program. Under the master
                                            promissory note, each borrower
                                            executes only one promissory note
                                            with each lender. Subsequent student
                                            loans from that lender are evidenced
                                            by a confirmation sent to the
                                            student. Therefore, if a lender
                                            originates multiple student loans to
                                            the same student, all the student
                                            loans are evidenced by a single
                                            promissory note.

                                            Pursuant to the Higher Education Act
                                            of 1965, as amended, each student
                                            loan made under a master promissory
                                            note may be sold independently of
                                            any other student loan under the
                                            same master promissory note and each
                                            student loan is separately
                                            enforceable on the basis of an
                                            original or copy of the master
                                            promissory note. Also, a security
                                            interest in these student loans may
                                            be perfected either through the
                                            secured party taking possession of
                                            the original or a copy of the master
                                            promissory note, or the filing of a
                                            financing statement. Prior to the
                                            master promissory note, each student
                                            loan made under the Federal Family
                                            Education Loan program was evidenced
                                            by a separate note. Assignment of
                                            the original note was required to
                                            effect a transfer and possession of
                                            a copy did not perfect a security
                                            interest in the loan.

                                            [Although none of the initial
                                            student loans have been originated
                                            under a master promissory note, it
                                            is possible that additional loans
                                            transferred to the trust may be
                                            originated under a master promissory
                                            note.] If through negligence or
                                            otherwise the servicer (or a
                                            sub-servicer on its behalf) were to
                                            deliver a copy of the master
                                            promissory note, in exchange for
                                            value, to a third party that did not
                                            have knowledge of the indenture
                                            trustee's lien, that third party may
                                            also claim an interest in the
                                            student loan. The third party's
                                            interest may be prior to or on a
                                            parity with the interest of the
                                            indenture trustee.

COMPUTER PROBLEMS IN THE YEAR
  2000 MAY RESULT IN LOSSES...............  Many computers and computer chips were not programmed to recognize
                                            more than two digits in a year of a
                                            date. As a result, in the year 2000
                                            (year '00 to the computer), those
                                            computers will not know whether the
                                            '00 refers to the year 1900 or the
                                            year 2000. To the extent that the
                                            systems of the servicer, the
                                            administrator, the guarantors, the
                                            eligible lender trustee or the
                                            indenture trustee continue to have
                                            the problems in the year 2000 and
                                            later, the amount and timing of
                                            distributions to noteholders could
                                            be adversely affected.

COMPUTER PROBLEMS IN THE YEAR
  2000 MAY AFFECT THE DEPARTMENT
  OF EDUCATION............................  The Department of Education has
                                            undertaken a year 2000 compliance
                                            project to address year 2000 issues.
                                            Information regarding the Department
                                            of Education's year 2000 efforts can
                                            be obtained at the Department of
                                            Education's site on the World Wide
                                            Web at http://www.ed.gov. Officials
                                            at the Department of Education have
                                            made statements to the public
                                            acknowledging that the Department of
                                            Education has been placed on the
                                            Office of Management and Budget's
                                            "watch list" for not meeting
                                            specified milestones toward year
                                            2000 compliance. Any failure by the
                                            Department of Education to resolve
                                            any year 2000 issues or any adverse
                                            effect on the Department of
                                            Education caused by a party on which
                                            the Department of Education relies
                                            as a result of year 2000 issues may
                                            have a material adverse effect on
                                            the Federal Family Education Loan
                                            Program, the guarantors and you.

THE NOTES ARE NOT SUITABLE
  INVESTMENTS FOR ALL INVESTORS...........  The senior notes are not a suitable investment if you require a regular
                                            or predictable schedule of payments
                                            or payment on any specific date. The
                                            senior notes are complex investments
                                            that should be considered only by
                                            investors who, either alone or with
                                            their financial, tax and legal
                                            advisors, have the expertise to
                                            analyze the prepayment,
                                            reinvestment, default and market
                                            risk, the tax consequences of an
                                            investment, and the interaction of
                                            these factors.

WITHDRAWAL OR DOWNGRADING OF
  INITIAL RATINGS WILL AFFECT
  THE PRICES FOR NOTES....................  A security rating is not a recommendation to buy, sell or hold
                                            securities. Similar ratings on
                                            different types of securities do not
                                            necessarily mean the same thing. You
                                            are encouraged to analyze the
                                            significance of each rating
                                            independently from any other rating.
                                            Any rating agency may change its
                                            rating of the senior notes after the
                                            senior notes are issued if that
                                            rating agency believes that
                                            circumstances have changed. Any
                                            subsequent change in rating will
                                            likely affect the price that a
                                            subsequent purchaser will be willing
                                            to pay for the senior notes. The
                                            ratings do not address the
                                            likelihood of an early termination
                                            of the revolving period.

                             FORMATION OF THE TRUST

THE TRUST

          SMS Student Loan Trust ____-_ (the "Trust") will be a trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this prospectus supplement and in the prospectus. The Trust will not engage in any activity other than:

          o acquiring, holding and managing the Student Loans (the "Initial Financed Student Loans") sold to the Trust on ________, ____ (the "Closing Date"), the additional Student Loans acquired by the Trust after the Closing Date (the "Additional Student Loans" and, together with the Initial Financed Student Loans, the "Financed Student Loans") and the other assets of the Trust and proceeds therefrom,

          o    issuing the Notes,

          o    making payments thereon,

          o    originating Federal Consolidation Loans during the Revolving
               Period,

          o entering into the Initial Interest Rate Swap and Subsequent Interest Rate Swaps, and

          o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

          The proceeds from the sale of the Notes will be used by ______________ (the "Eligible Lender Trustee") to purchase on behalf of the Trust the Initial Financed Student Loans from USA Group Secondary Market Services, Inc. ("SMS"), as seller (the "Seller") pursuant to the Loan Sale Agreement, to fund the initial deposit into the Reserve Account on the Closing Date of cash or Eligible Investments equal to $_________ (the "Reserve Account Initial Deposit"), to fund the deposit into the Collection Account on the Closing Date of cash or Eligible Investments equal to $__________ and to fund the costs of issuance. Upon the consummation of the transactions, the property of the Trust will consist of

          o a pool of guaranteed education loans to students and parents of students (the "Student Loans") made under the Federal Family Education Loan Program ("FFELP"), legal title to which is held by the Eligible Lender Trustee on behalf of the Trust,

          o all funds collected in respect of the student loans on or after the Cutoff Date, net of interest accrued thereon prior to the Cutoff Date and not to be capitalized,

          o all monies and investments on deposit in the Collection Account, the Collateral Reinvestment Account and the Reserve Account and

          o    the Initial Interest Rate Swap.

          The Notes will be collateralized by the assets of the Trust as described in this prospectus supplement. The Collection Account, the Reserve Account, the Collateral Reinvestment Account and the Initial Interest Rate Swap will be maintained in the name of the Indenture Trustee for the benefit of the Noteholders. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed by the Eligible Lender Trustee as custodian of the promissory notes representing the Financed Student Loans.

          On behalf of the Trust, the Eligible Lender Trustee will use funds on deposit in the Collateral Reinvestment Account during the Revolving Period to make Additional Fundings, including to make or acquire Additional Student Loans which will constitute property of the Trust. See "Description of the Transfer and Servicing Agreements--Revolving Period and Additional Fundings" in this prospectus supplement. In addition, after the Revolving Period, Additional Student Loans will be added to the Trust to the extent that:

          o the Eligible Lender Trustee on behalf of the Trust purchases Serial Loans from the Seller,

          o the Trust owns Financed Student Loans which are exchanged for Serial Loans owned by the Seller as described in this prospectus supplement or

          o for 210 days after the end of the Revolving Period, Add-on Consolidation Loans are added to Federal Consolidation Loans owned by the Trust.

Any origination or conveyance during or after the Revolving Period of Additional Student Loans is conditioned on compliance with the procedures described in the Loan Sale Agreement. The Seller expects that the amount of Additional Fundings during the Revolving Period will approximately equal the amount expected to be deposited during the Revolving Period into the Collateral Reinvestment Account and that the timing of the Additional Fundings will be sufficient so as not to cause a build-up of funds in the Collateral Reinvestment Account that would cause an Early Amortization Event to occur prior to the scheduled end of the Revolving Period on the last day of the Collection Period preceding the ______ _____ Quarterly Payment Date. The Seller's expectations in this regard, based on current facts and circumstances, but relating to future events, are inherently forward-looking. These expectations are based primarily upon current market conditions, including conditions in the secondary market for Student Loans, and current expectations as to when Additional Fundings will need to be made (based, in part, on expectations as to the rate at which the Initial Financed Student Loans will repay). There is a risk that market conditions will change or that the actual repayment experience on the Initial Financed Student Loans will be other than as expected. See Risk Factors--The Return on Your Investment Will Change Over Time" in this prospectus supplement and "--Maturity and Prepayment Experience" in the prospectus. In addition, a material adverse change in the operations or business or financial condition of the Seller could affect the amount or timing of Additional Fundings of New Loans or Serial Loans during the Revolving Period. See "Federal Family Education Loan Program--Recent Developments--Changes in Formulas for Determining Interest Rates and Special Allowance Payments" in this prospectus supplement. Accordingly, there can be no assurance as to the amount or timing of Additional Fundings during the Revolving Period. Upon an Early Amortization Event or in any event if the amount on deposit in the Collateral Reinvestment Account has not been reduced to zero by the end of the Revolving Period, any amounts remaining on deposit in the Collateral Reinvestment Account will be paid on the Quarterly Payment Date immediately following the end of the Revolving Period as a payment of principal first to the Class A-1 Noteholders until the Class A-1 Notes have been paid in full, then to the Class A-2 Noteholders until the Class A-2 Notes have been paid in full and then to the Subordinate Noteholders. There can also be no assurance as to the amount of Additional Fundings that will occur after the Revolving Period. See "Description of the Transfer and Servicing Agreements--Revolving Period and Additional Fundings" in this prospectus supplement.

          The Trust's principal offices are in ________, _______ in care of ______________________________ as Eligible Lender Trustee, at the address listed below.

ELIGIBLE LENDER TRUSTEE

          _________________________ is the Eligible Lender Trustee for the Trust under the Trust Agreement to be dated as of _________, ____ (as amended and supplemented from time to time, the "Trust Agreement") among the Seller, Secondary Market Company, Inc. (the "Company"), a limited purpose Delaware corporation which is an affiliate of the Seller, and the Eligible Lender Trustee. ____________________ is a ______________________ whose principal offices are located at ____________________ and whose New York offices are located at ______________________________. The Eligible Lender Trustee will acquire on behalf of the Trust legal title to all the Financed Student Loans acquired from time to time pursuant to the Loan Sale Agreement. The Eligible Lender Trustee on behalf of the Trust will enter into a Guarantee Agreement with each of the Guarantors with respect to the Financed Student Loans. The Eligible Lender Trustee qualifies as an eligible lender and owner of all Financed Student Loans for all purposes under the Higher Education Act and the Guarantee Agreements. Failure of the Financed Student Loans to be owned by an eligible lender would result in the loss of any Guarantee Payments from any Guarantor and any Federal Assistance with respect to the Financed Student Loans. See "The Student Loan Pools" in the prospectus. The Eligible Lender Trustee's liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Eligible Lender Trustee set forth in the Trust Agreement, the Loan Sale Agreement and the Servicing Agreement. See "Description of the Notes" in this prospectus supplement and "Description of the Transfer and Servicing Agreements" in this prospectus supplement and in the prospectus. The Seller and its affiliates may maintain normal commercial banking relations with the Eligible Lender Trustee.

                         THE FINANCED STUDENT LOAN POOL

          The pool of Financed Student Loans will include the Initial Financed Student Loans to be purchased by the Eligible Lender Trustee on behalf of the Trust as of the Cutoff Date and any Additional Student Loans made or acquired by the Eligible Lender Trustee on behalf of the Trust after the Closing Date.

          No Initial Financed Student Loan as of the Cutoff Date consists of a Student Loan that was subject to the Seller's prior obligation to sell the loan to a third party.

          Following the Closing Date and prior to the end of the Revolving Period, the Trust will be obligated from time to time to purchase from the Seller, and the Seller, subject to the availability of New Loans, will be obligated to tender to the Trust, New Loans owned by the Seller each of which will have been made to a borrower who is not a borrower under any Financed Student Loan. In addition, following the Closing Date, and both during and after the Revolving Period, the Trust will be obligated from time to time to purchase from the Seller, subject to the availability of Serial Loans, Serial Loans owned by the Seller. During the Revolving Period, the purchase of New Loans and Serial Loans for the Loan Purchase Amount for the loan, will be funded by means of a transfer of amounts on deposit in the Collateral Reinvestment Account as described in this prospectus supplement. Following the end of the Revolving Period, the purchase of Serial Loans will be funded by amounts representing distributions of principal on the outstanding Financed Student Loans which would otherwise have been part of the Available Funds or, alternatively, at the Seller's option, the Eligible Lender Trustee will be obligated to exchange with the Seller existing Financed Student Loans owned by the Trust for the Serial Loans, provided that the Serial Loans and eligible Financed Student Loans meet specified criteria described in this prospectus supplement. Any Purchase Premium Amounts for Serial Loans purchased by the Trust after the Revolving Period will be funded on the Quarterly Payment Date next succeeding the end of the Collection Period during which the Serial Loan has been acquired by the Trust from amounts, if any, then on deposit in the Reserve Account in excess of the Specified Reserve Account Balance. No Purchase Premium Amounts will be payable for Serial Loans exchanged for by the Trust.

          In addition, following the Closing Date and prior to the end of the Revolving Period, the Eligible Lender Trustee on behalf of the Trust will seek to originate Federal Consolidation Loans to borrowers under Financed Student Loans who are also borrowers under one or more Student Loans (whether or not all the loans are in the Trust) under the Federal Consolidation Loan Program described in the prospectus under "Federal Family Education Loan Program--Federal Consolidation Loan Program" and under "Federal Family Education Loan Program" in this prospectus supplement. Any of these originations by the Eligible Lender Trustee on behalf of the Trust will be funded by means of a transfer from the Collateral Reinvestment Account of the amount required to repay any Student Loans that are being discharged in the consolidation process, which amount will be paid by the Trust to the holder or holders of the Student Loans to prepay the loans. The Eligible Lender Trustee will not be permitted to originate Federal Consolidation Loans (including the addition of any Add-on Consolidation Loans) on behalf of the Trust during the Revolving Period in an aggregate principal amount in excess of [$_________]; additionally, no Federal Consolidation Loan may be originated by the Trust having a scheduled maturity date after [_________, ____] if at the time of the origination the aggregate principal balances of all Federal Consolidation Loans held by the Trust that have a scheduled maturity date after [_________, ____], exceed or, after giving effect to the origination, would exceed [$_________]; provided, however, that the Eligible Lender Trustee will be permitted to fund the addition of Add-on Consolidation Loans in excess of the amounts if required to do so by the Act. After the Revolving Period the Eligible Lender Trustee on behalf of the Trust will cease to make Federal Consolidation Loans and Additional Student Loans will consist solely of Serial Loans acquired in the manner specified above; provided, however, that for a maximum period of ___ days following the end of the Revolving Period, the Eligible Lender Trustee may be required to increase the principal balance of Federal Consolidation Loans in the Trust by the amount of any related Add-on Consolidation Loans as described below.

          As described under "Federal Family Education Loan Program--Federal Consolidation Loan Program" in the prospectus and under "Federal Family Education Loan Program" in this prospectus supplement, borrowers may consolidate additional loans ("Add-on Consolidation Loans") with an existing Federal Consolidation Loan within 180 days from the date that the existing Federal Consolidation Loan was made. As a result of the addition of any Add-on Consolidation Loans, the related Federal Consolidation Loan may, in specified cases, have a different interest rate and a different final payment date. Add-on Consolidation Loans added to a Federal Consolidation Loan in the Trust during the Revolving Period will be funded by means of a transfer from the Collateral Reinvestment Account of the amount required to repay in full any Student Loans that are being discharged in the consolidation process, which amount will be paid by the Eligible Lender Trustee on behalf of the Trust to the holder or holders of the Student Loans to prepay the loans. For a maximum period of 210 days following the end of the Revolving Period (30 days being attributed to the processing of any Add-on Consolidation Loans), these amounts will be funded by amounts representing distributions of principal on the outstanding Financed Student Loans which would otherwise have been part of the Available Funds as described under "Description of the Transfer and Servicing Agreements--Distributions" in this prospectus supplement.

          No selection procedures believed by the Seller to be adverse to the Noteholders were used or will be used in selecting the Financed Student Loans. However, except for the criteria described in the preceding paragraphs and under "Description of the Transfer and Servicing Agreements--Revolving Period and Additional Fundings" in this prospectus supplement or contained in the Loan Sale Agreement, there will be no required characteristics of the Additional Student Loans. Therefore, following the transfer of Additional Student Loans to the Eligible Lender Trustee on behalf of the Trust, the aggregate characteristics of the entire pool of Financed Student Loans, including the composition of the Financed Student Loans and of the related borrowers, the related Guarantors, the distribution by loan type, the distribution by interest rate, the distribution by principal balance and the distribution by remaining term to scheduled maturity described in the following tables, may vary significantly from those of the Initial Financed Student Loans as of the Cutoff Date. In addition, the distribution by weighted average interest rate applicable to the Financed Student Loans on any date following the Cutoff Date may vary significantly from that set forth in the following tables as a result of variations in the effective rates of interest applicable to the Financed Student Loans. Moreover, the information described below with respect to the original term to maturity and remaining term of maturity of the Initial Financed Student Loans as of the Cutoff Date may vary significantly from the actual term to maturity of any of the Financed Student Loans as a result of the granting of deferral and forbearance periods with respect thereto.

          Set forth below in the following tables is a description of specified characteristics of the Initial Financed Student Loans as of _________, ____ (the "Cutoff Date"). The percentages set forth in the tables below may not always add to 100% due to rounding.

                COMPOSITION OF THE INITIAL FINANCED STUDENT LOANS
                              AS OF THE CUTOFF DATE

Aggregate Outstanding Principal Balance (1).................   $______________
Number of Billing Accounts..................................            ______
Average Outstanding Principal Balance per Billing Account            $________
Number of Loans.............................................           _______
Average Outstanding Principal Balance per Loan..............         $________
Weighted Average Original Term to Maturity (2)..............     ______ months
Weighted Average Remaining Term to Maturity (2).............     ______ months
Weighted Average Annual Interest Rate (3)...................             ____%
-----------
(1) Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $_____________ as of the Cutoff Date to be capitalized upon commencement of repayment.
(2) Determined from the date of origination or the Cutoff Date, as the case may be, to the stated maturity date of the applicable Initial Financed Student Loans, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See "Federal Family Education Loan Program" in this prospectus supplement and in the prospectus.
(3) Determined using the interest rates applicable to the Initial Financed Student Loans as of the Cutoff Date. However, because some of the Initial Financed Student Loans effectively bear interest generally at a variable rate per annum to the borrower, there can be no assurance that the foregoing percentage will remain applicable to the Initial Financed Student Loans at any time after the Cutoff Date. See "Federal Family Education Loan Program" in this prospectus supplement and in the prospectus.


                                DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
                                        BY LOAN TYPE AS OF THE CUTOFF DATE

                                                                                                          PERCENT OF INITIAL
                                                                                                           FINANCED STUDENT
                                                                                    AGGREGATE                   LOANS
                                                                 NUMBER            OUTSTANDING              BY OUTSTANDING
LOAN TYPE                                                       OF LOANS      PRINCIPAL BALANCE (1)       PRINCIPAL BALANCE
---------                                                       --------      --------------------        -------------------
Stafford Loans (2)........................................                               $                           %

Federal Consolidation Loans...............................

PLUS Loans................................................     __________     ____________________        ______________
                                                                              $                                      %
SLS Loans.................................................     ==========     ====================        ==============

   Total

----------------
(1) Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $_____________ as of the Cutoff Date to be capitalized upon commencement of repayment.
(2) Includes Unsubsidized Stafford Loans having aggregate outstanding principal balances as of the Cutoff Date of $______________.




                            DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
                             BY BORROWER INTEREST RATES AS OF THE CUTOFF DATE

                                                                                                  PERCENT OF INITIAL
                                                                               AGGREGATE           FINANCED STUDENT
                                                                              OUTSTANDING               LOANS
RANGE OF INTEREST                                            NUMBER            PRINCIPAL            BY OUTSTANDING
RATES (1)                                                   OF LOANS          BALANCE (2)         PRINCIPAL BALANCE
-----------------                                           --------          -----------         -------------------
Less than 6.50%.......................................                            $                          %
6.50% to 7.49%........................................
7.50% to 7.99%........................................
8.00% to 8.49%........................................
8.50% to 8.99%........................................
9.00% to 9.49%........................................
9.50% and above.......................................   __________     ____________________        ____________________
     Total............................................                            $                          %
                                                         ==========     ====================        =====================

----------------
(1)  Determined using the interest rates applicable to the Initial Financed
     Student Loans as of the Cutoff Date. However, because some of the Initial
     Financed Student Loans effectively bear interest at a variable rate per annum to the borrower, there can be no assurance that the foregoing information will remain applicable to the Initial Financed Student Loans at any time after the Cutoff Date. See "Federal Family Education Loan Program"
     in this prospectus supplement and in the prospectus.
(2)  Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $_____________ as of the Cutoff Date to be capitalized upon commencement of repayment.


                                DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
                              BY OUTSTANDING PRINCIPAL BALANCE AS OF THE CUTOFF DATE

                                                                                                        PERCENT OF INITIAL
                                                                                                         FINANCED STUDENT
                                                                                AGGREGATE                     LOANS
RANGE OF OUTSTANDING                                        NUMBER             OUTSTANDING                BY OUTSTANDING
PRINCIPAL BALANCE                                          OF LOANS       PRINCIPAL BALANCE (1)         PRINCIPAL BALANCE
--------------------                                       --------       ---------------------         ------------------
Less than $2,000.....................................                             $                           %
$ 2,000 to $ 3,999...................................
$ 4,000 to $ 5,999...................................
$ 6,000 to $ 7,999...................................
$ 8,000 to $ 9,999...................................
$10,000 to $11,999...................................
$12,000 to $13,999...................................
$14,000 to $15,999...................................
$16,000 to $17,999...................................
$18,000 to $19,999...................................
$20,000 to $21,999...................................
$22,000 to $23,999...................................
$24,000 to $25,999...................................
$26,000 to $27,999...................................
$28,000 and above ...................................    --------         ---------------------         ------------------
     Total...........................................                               $                          %
                                                         ========         =====================         ===================

--------------

(1) Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $_____________ as of the Cutoff Date to be capitalized upon commencement of repayment.


                                DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
                           BY REMAINING TERM TO SCHEDULED MATURITY AS OF THE CUTOFF DATE
                                                                                                        PERCENT OF INITIAL
                                                                                                         FINANCED STUDENT
                                                                                AGGREGATE                     LOANS
NUMBER OF MONTHS REMAINING TO                               NUMBER             OUTSTANDING                BY OUTSTANDING
SCHEDULED MATURITY (1)                                     OF LOANS       PRINCIPAL BALANCE (2)         PRINCIPAL BALANCE
----------------------------                               --------       ---------------------         ------------------

Less than 24.........................................                             $                           %
24 to 35.............................................
36 to 47.............................................
48 to 59.............................................
60 to 71.............................................
72 to 83.............................................
84 to 95.............................................
96 to 107 ...........................................
108 to 119...........................................
120 to 131...........................................
132 to 143...........................................
144 to 155...........................................
156 to 167...........................................
168 to 179...........................................
180 to 191...........................................
192 and above........................................     __________      _______________________       _____________________
     Total...........................................                             $                           %
                                                          ==========      =======================       =====================


----------------
(1)  Determined from the Cutoff Date to the stated maturity date of the applicable Initial Financed Student Loans, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See "Federal Family Education
     Loan Program" in this prospectus supplement and in the prospectus.
(2)  Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $____________ as of the Cutoff Date to be capitalized upon commencement of repayment.


                                DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
                                 BY BORROWER PAYMENT STATUS AS OF THE CUTOFF DATE
                                                                                                        PERCENT OF INITIAL
                                                                                                         FINANCED STUDENT
                                                                                AGGREGATE                     LOANS
                                                            NUMBER             OUTSTANDING                BY OUTSTANDING
BORROWER PAYMENT STATUS(1)                                 OF LOANS       PRINCIPAL BALANCE (2)         PRINCIPAL BALANCE
--------------------------                                 --------       ---------------------         ------------------
Deferral.............................................                             $                           %
Forbearance..........................................
Grace................................................
In-School............................................
Repayment............................................      __________     ______________________         __________________
     Total...........................................                             $                           %
                                                           ==========     ======================         ==================

------------
(1)  Refers to the status of the borrower of each Initial Financed Student Loan as of the Cutoff Date: the borrower may still be attending school
     ("In-School"), may be in a grace period prior to repayment commencing
     ("Grace"), may be repaying the loan ("Repayment") or may have temporarily ceased repaying the loan through a deferral ("Deferral") or a forbearance
     ("Forbearance") period. See "Federal Family Education Loan Program" in this prospectus supplement and in the prospectus. For purposes of this table,
     "In-School" excludes, and "Deferral" includes, all SLS or PLUS Loans of borrowers still attending school.
(2)  Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $_____________ as of the Cutoff Date to be capitalized upon commencement of repayment.



                                DISTRIBUTION OF THE INITIAL FINANCIAL STUDENT LOANS
                                         BY LOCATION AS OF THE CUTOFF DATE
                                                                                                        PERCENT OF INITIAL
                                                                                                         FINANCED STUDENT
                                                                                AGGREGATE                     LOANS
                                                           NUMBER OF           OUTSTANDING                BY OUTSTANDING
LOCATION (1)                                                 LOANS        PRINCIPAL BALANCE (2)         PRINCIPAL BALANCE
------------                                               ---------      ---------------------         ------------------
Alabama..............................................                               $                         %
Alaska...............................................
Arizona .............................................
Arkansas.............................................
California...........................................
Colorado.............................................
Connecticut..........................................
Delaware.............................................
Florida..............................................
Georgia..............................................
Hawaii...............................................
Idaho................................................
Illinois.............................................
Indiana..............................................
Iowa.................................................
Kansas...............................................
Kentucky.............................................
Louisiana............................................
Maine................................................
Maryland.............................................
Massachusetts........................................
Michigan.............................................
Minnesota............................................
Mississippi..........................................
Missouri.............................................
Montana..............................................
Nebraska.............................................
Nevada...............................................
New Hampshire........................................
New Jersey...........................................
New Mexico...........................................
New York.............................................
North Carolina.......................................
North Dakota.........................................
Ohio.................................................
Oklahoma.............................................
Oregon...............................................
Pennsylvania.........................................
Puerto Rico..........................................
Rhode Island.........................................
South Carolina.......................................
South Dakota.........................................
Tennessee............................................
Texas................................................
Utah.................................................
Vermont..............................................
Virginia.............................................
Washington...........................................
Washington DC........................................
West Virginia........................................
Wisconsin............................................
Wyoming..............................................
Other................................................       __________     ______________________         __________________
     Total...........................................                            $                                %
                                                            ==========     ======================         ===================

-----------
(1)  Based on the permanent billing addresses of the borrowers of the Initial
     Financed Student Loans shown on the Servicer's records as of the Cutoff
     Date.
(2)  Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $_____________ as of the Cutoff Date to be capitalized upon commencement of repayment.


                                  DISTRIBUTION OF INITIAL FINANCED STUDENT LOANS
                                              BY DATE OF DISBURSEMENT

                                                                                                        PERCENT OF INITIAL
                                                                                                         FINANCED STUDENT
                                                                                AGGREGATE                     LOANS
                                                            NUMBER             OUTSTANDING                BY OUTSTANDING
BORROWER PAYMENT STATUS (1)                                OF LOANS       PRINCIPAL BALANCE (2)         PRINCIPAL BALANCE
---------------------------                               ----------      ---------------------         ------------------

Pre-October 1, 1993..................................                   $                                       %
On or After October 1, 1993 and
  Prior to October 1, 1998...........................
October 1, 1998 and thereafter.......................    ------------   -----------------------         ------------------
     Total...........................................                   $                                       %
                                                         ============   =======================         ===================

----------------
(1)       Initial Financed Student Loans disbursed prior to October 1, 1993 are
          100% guaranteed by the Initial Guarantors and reinsured against default by the Department up to a maximum of 100% of the Guarantee
          Payments. Initial Financed Student Loans disbursed on or after October
          1, 1993 and prior to October 1, 1998 are 98% guaranteed by the Initial
          Guarantors and reinsured against default by the Department up to a maximum of 98% of the Guarantee Payments. Initial Financial Student
          Loans disbursed on or after October 1, 1998 are 98% guaranteed by the
          Initial Guarantors and reinsured against default by the Department up to a maximum of 95% of the Guarantee Payments.
(2)       Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $_____________ as of the Cutoff Date to be capitalized upon commencement of repayment.


                 DISTRIBUTION OF INITIAL FINANCED STUDENT LOANS
             BY NUMBER OF DAYS OF DELINQUENCY AS OF THE CUTOFF DATE


                                                                                                        Percent of Initial
                                                                                                         Financed Student
                                                                                Aggregate                     Loans
                                                            Number             Outstanding                by Outstanding
DAYS DELINQUENT                                            of Loans       Principal Balance (1)         Principal Balance
---------------                                            ---------      ---------------------         -------------------
0 -  30..............................................                       $                                    %
31 - 60..............................................
61 - 90..............................................
91 - 120.............................................
121 and above........................................      ----------     ---------------------          ------------------
     Total...........................................                       $                                    %
                                                           ==========     =====================          ===================

----------------
(1)       Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $______________ as of the Cutoff Date to be capitalized upon commencement of repayment.

          Each of the Financed Student Loans provides or will provide for the amortization of the outstanding principal balance of the Financed Student Loan over a series of regular payments. Each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Financed Student Loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received in respect of the Financed Student Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable Deferral Periods or Forbearance Periods, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of the Financed Student Loan.

GUARANTEE OF FINANCED STUDENT LOANS

          By the Closing Date, the Eligible Lender Trustee will have entered into a Guarantee Agreement with the Initial Guarantors pursuant to which United Student Aid Funds, Inc., a Delaware non-profit corporation ("USA Funds") and specified other Federal Guarantors (together, the "Initial Guarantors") have agreed to serve as Guarantors for the Initial Financed Student Loans. As of the Cutoff Date, _____% of the Initial Financed Student Loans are guaranteed by USA Funds.

          During the Revolving Period, the Trust may acquire Additional Student Loans guaranteed by a Federal Guarantor other than the Initial Guarantors (each, an "Additional Guarantor" and, together with the Initial Guarantors, the "Guarantors") and enter into a Guarantee Agreement with the Eligible Lender Trustee. In the aggregate no more than 20% of the Financed Student Loans (by principal balance) may, following any addition, have guarantees from Additional Guarantors and no more than 5% of the Financed Student Loans (by principal balance) may, following any addition, have guarantees from any one Additional Guarantor (unless and to the extent that either limitation is exceeded solely though the origination on behalf of the Trust of Federal Consolidation Loans or the purchase by the Trust of Serial Loans, in either case, that are made with respect to Financed Student Loans guaranteed by an Additional Guarantor).

          Pursuant to its Guarantee Agreement, each of the Guarantors guarantees payment of 100% of the principal (including any interest capitalized from time to time) and accrued interest for the Financed Student Loans as to which any one of the following events has occurred:

          0 failure by the borrower under a Financed Student Loan to make monthly principal or interest payments when due, provided the failure continues for a statutorily determined period of time of at least 180 days for Student Loans for which the first day of delinquency occurs prior to October 7, 1998 or 270 days for Student Loans for which the first day of delinquency occurs on or after October 7, 1998 (except that the guarantee against the failures will be 98% of unpaid principal plus accrued and unpaid interest in the case of Financed Student Loans first disbursed on or after October 1, 1993);

          0 any filing by or against the borrower under a Financed Student Loan of a petition in bankruptcy pursuant to any chapter of the Federal Bankruptcy Code, as amended;

          0         the death of the borrower under a Financed Student Loan;

          0 the total and permanent disability of the borrower under a Financed Student Loan to work and earn money or attend school, as certified by a qualified physician;

          0 the school closed thereby preventing the borrower from completing his/her program of study; or

          0         the loan application was falsely certified.

          When these conditions are satisfied, the Act requires the Federal Guarantor generally to pay the claim within 90 days after its submission by the lender. The obligations of each Guarantor pursuant to its Guarantee Agreement are obligations solely of the Guarantor and are not supported by the full faith and credit of the federal or any state government. However, the Act provides that if the Secretary of Education (the "Secretary") determines that a Federal Guarantor is unable to meet its insurance obligations, the Secretary shall assume responsibility for all functions of the guarantor under the loan insurance program of the guarantor. The Secretary is authorized, among other things, to take those actions necessary to ensure the continued availability of Student Loans to residents of the state or states in which the guarantor did business, the full honoring of all guarantees issued by the guarantor prior to the assumption by the Secretary of the functions of the guarantor, and the proper servicing of Student Loans guaranteed by the guarantor prior to the Secretary's assumption of the functions of the guarantor. For a further discussion of the Secretary's authority in the event that a Federal Guarantor is unable to meet its insurance obligations, See "Federal Family Education Loan Program--Federal Guarantors" and "--Federal Insurance and Reinsurance of Federal Guarantors" in the prospectus and "Federal Family Education Loan Program" in this prospectus supplement.

          Each Guarantor's guarantee obligations with respect to any Financed Student Loan guaranteed by it are conditioned upon the satisfaction of all the conditions set forth in the applicable Guarantee Agreement. These conditions generally include, but are not limited to, the following:

          0 the origination and servicing of the Financed Student Loan being performed in accordance with the Act and other applicable requirements,
          0 the timely payment to the Guarantor of the guarantee fee payable with respect to the Financed Student Loan,
          0 the timely submission to the Guarantor of all required pre-claim delinquency status notifications and of the claim with respect to the Financed Student Loan, and
          0 the transfer and endorsement of the promissory note evidencing the Financed Student Loan to the Guarantor upon and in connection with making a claim for Guarantee Payments thereon.

Failure to comply with any of the applicable conditions, including the foregoing, may result in the refusal of the Guarantor to honor its Guarantee Agreement with respect to the Financed Student Loan, in the denial of guarantee coverage with respect to specified accrued interest amounts with respect thereto or in the loss of specified Interest Subsidy Payments and Special Allowance Payments with respect thereto. Under the Servicing Agreement and the Loan Sale Agreement, the failure to comply would constitute a breach of the Servicer's covenants or the Seller's representations and warranties, as the case may be, and would create an obligation of the Servicer (subject to the limitations described under "Risk Factors--The Return on Your Investment Will Change Over Time" in this prospectus supplement) or the Seller, as the case may be, to purchase or repurchase the Financed Student Loan or, in the case of a breach by the Seller, to substitute for the loan and to reimburse the Trust for the non-guaranteed interest amounts or the lost Interest Subsidy Payments and Special Allowance Payments with respect thereto. The Servicer will not, however, have any similar obligation to reimburse the Trust for non-guaranteed interest amounts or lost Interest Subsidy Payments or Special Allowance Payments which result from a breach of its covenants with respect to the Financed Student Loans. See "Description of the Transfer and Servicing Agreement--Sale of Student Loans; Representations and Warranties" and "Servicer Covenants" in the prospectus.

          Set forth below is current and historical information with respect to USA Funds in its capacity as a Guarantor of all education loans guaranteed by it:

          GUARANTEE VOLUME. The following table sets forth the approximate aggregate principal balance of federally reinsured education loans (including loans under the Parent Loans to Undergraduate Students (PLUS) program but excluding Federal Consolidation Loans) that first became guaranteed by USA Funds in each of the last five federal fiscal years:*

         STAFFORD, SLS AND
             PLUS LOANS
           GUARANTEED BY
             USA FUNDS
        FEDERAL FISCAL YEAR                        (DOLLARS IN MILLIONS)
        -------------------                        ----------------------
                1995                                      $5,040
                1996                                       5,376
                1997                                       6,228
                1998                                       6,196
                1999                                       6,473

----------------
* The information set forth in the table above has been obtained from USA Funds, and is not guaranteed as to accuracy or completeness, and is not to be construed as a representation, by the Seller or the underwriters.

          RESERVE RATIO. USA Funds is and has been in compliance with all provisions of the Act which require the Guarantor to maintain a reserve fund of assets in an amount equal to or greater than a percentage of outstanding loans guaranteed by the Guarantor.

          RECOVERY RATES. USA Funds' recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claims have been satisfied, is determined by dividing the amount recovered from borrowers by the Guarantor by the aggregate amount of default claims paid by the Guarantor during the applicable federal fiscal year with respect to borrowers. The table below sets forth the recovery rates for USA Funds as of the end of each of the last five federal fiscal years:*

           RECOVERY RATE
        FEDERAL FISCAL YEAR                             FOR USA FUNDS
        -------------------                             --------------
                1995                                      35.26%
                1996                                      39.21
                1997                                      40.89
                1998                                      44.45
                1999                                      47.54

---------------
* The information set forth in the table above with respect to USA Funds has been obtained from the Guarantor and is not guaranteed as to accuracy or completeness, and is not to be construed as a representation, by the Seller or the underwriters

          CLAIMS RATE. USA Funds' claims rate measures the amount of federal reinsurance claims paid by the United States Department of Education (the "Department") to the Guarantor during a fiscal year as a percentage of the original principal amount of guaranteed loans in repayment at the end of the prior federal fiscal year. No assurance can be made that the Guarantor will receive reimbursement for reinsurance claims at the maximum reinsurance rate permitted under the Higher Education Act. The reimbursement is subject to reduction where the annual default claims rate of a Federal Guarantor for a federal fiscal year exceeds 5%. See "Federal Family Education Loan Program--Federal Insurance and Reinsurance of Federal Guarantors" in the prospectus and "Federal Family Education Loan Program" in this prospectus supplement. The following table sets forth the claims rate of USA Funds (excluding Arizona, Hawaii and some Pacific islands in the case of federal fiscal years 1995 and 1996) for each of the last five federal fiscal years*:

           CLAIMS RATE OF
        FEDERAL FISCAL YEAR                            USA Funds
        -------------------                            ----------
                1995                                      4.69%
                1996                                      4.65
                1997                                      4.65
                1998                                      3.96
                1999                                      2.62

----------------
* The information set forth in the table above with respect to USA Funds has been obtained from the Guarantor and is not guaranteed as to accuracy or completeness, and is not to be construed as a representation, by the Seller or the underwriters.

          Unless otherwise indicated, all the above information relating to USA Funds has been obtained from the Guarantor, is not guaranteed as to accuracy or completeness by the Seller or the underwriters and is not to be construed as a representation by the Seller or the underwriters. The guarantee volumes, reserve ratios, recovery rates and claim rates of Guarantors (other than USA Funds) may vary from those of USA Funds. No assurances can be given as to what volumes, ratios or rates will be or as to whether USA Funds or the other Guarantors will be able to meet their insurance obligations. The DOE Data Books contain information concerning all Federal Guarantors and therefore may be consulted for additional information concerning USA Funds, the other Initial Guarantors and some Federal Guarantors that could become Additional Guarantors.

                            DESCRIPTION OF THE NOTES

          The Class A-1 Floating Rate Asset Backed Senior Notes (the "Class A-1 Notes"), the Class A-2 Floating Rate Asset Backed Senior Notes (the "Class A-2 Notes" and together with the Class A-1 Notes, the "Senior Notes") and the Floating Rate Asset Backed Subordinate Notes (the "Subordinate Notes" and together with the Senior Notes, the "Notes") will be issued pursuant to the terms of the Indenture to be dated as of ________, ____, (as amended and supplemented from time to time, the "Indenture"), between the Trust and _______________, a _______________ (the "Indenture Trustee"), substantially in the form filed as an exhibit to the Registration Statement. The following summary describes some terms of the Notes, the Indenture and the Trust Agreement pursuant to which the Trust will be formed. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes, the Indenture and the Trust Agreement. The following summary supplements, and to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Notes, the Indenture and the Trust Agreement set forth in the prospectus, to which description reference is hereby made.

PAYMENTS OF INTEREST

          Interest on the Notes will be payable quarterly on or about each January 28, April 28, July 28 and October 28 of each year (or, if the 28th day is not a business day, on the next succeeding business day), commencing _________, ____ (each, a "Quarterly Payment Date") to holders of record of the Notes on the related Record Date. "Record Date" means, with respect to any Quarterly Payment Date, the 27th day of the month in which the Quarterly Payment Date occurs (whether or not the date is a business day). Interest on the outstanding principal amount of each class of Notes will accrue from and including the Closing Date (in the case of the first Quarterly Payment Date), or from and including the most recent Quarterly Payment Date on which interest thereon has been paid, to but excluding the current Quarterly Payment Date (each, a "Quarterly Interest Period"). Interest accrued as of any Quarterly Payment Date but not paid on the Quarterly Payment Date will be due on the next Quarterly Payment Date, together with an amount equal to interest on this amount at the applicable rate per annum described below. Interest payments on the Notes will generally be funded from the Available Funds on deposit in the Collection Account and from amounts on deposit in the Reserve Account remaining after the distribution of the Servicing Fee and all overdue Servicing Fees, the Administration Fee and all overdue Administration Fees for the Quarterly Payment Date. See "Description of the Transfer and Servicing Agreement--Distributions" and "--Credit Enhancement" in this prospectus supplement.

          The "Class A-1 Note Rate", the "Class A-2 Note Rate" and the "Subordinate Note Rate" shall be equal to Three-Month LIBOR for the related LIBOR Reset Period (determined as described in this prospectus supplement) plus ____%, ____% and ____%, respectively; provided that if the Subordinate Note Trigger is triggered on any date, the Subordinate Note Rate shall equal zero [at any time thereafter][until the Subordinate Note Trigger is no longer triggered].

          Interest on the Notes will be calculated on the basis of the actual number of days elapsed in each Quarterly Interest Period divided by 360. In the case of the initial Quarterly Interest Period, interest will accrue for the period from the Closing Date to but excluding _________, _____ based on Three-Month LIBOR as determined on the initial LIBOR Determination Date and for the period from ________, ____ to but excluding ________, ____ based on Three-Month LIBOR as determined on the LIBOR Determination Date in ________, ____. See "--Calculation of Three-Month LIBOR."

          The "Parity Date" is the first Quarterly Payment Date on which the aggregate principal amount of the Notes, after giving effect to all distributions on the date, is no longer in excess of the Pool Balance as of the last day of the related Collection Period.

          The "Pool Balance" at any time equals the aggregate principal balances of the Financed Student Loans at the end of the preceding Collection Period (including accrued interest thereon through the end of the Collection Period to the extent the interest will be capitalized upon commencement of repayment), after giving effect to the following, without duplication:

          0 all payments received by the Trust during the Collection Period from or on behalf of borrowers, the Guarantors and, with respect to specified payments on specified Financed Student Loans, the Department (collectively, the "Obligors"),
          0 all Purchase Amounts received by the Trust for the Collection Period from the Seller or the Servicer,
          0         all Additional Fundings made with respect to the Collection
                    Period and
          0 all losses realized on Financed Student Loans liquidated during the Collection Period.

          "Purchase Amount" with respect to a Financed Student Loan means the unpaid balance owed by the applicable borrower plus accrued interest thereon to the date of purchase. See "Description of the Transfer and Servicing Agreements--Termination" in this prospectus supplement.

          The "Subordinate Note Trigger" shall be activated on any date if the aggregate principal amount of the Notes, after giving effect to all distributions on this date, is less than __% of the Pool Balance as of the last day of the related Collection Period.

DISTRIBUTIONS OF PRINCIPAL

          No principal payments will be made on the Notes during the Revolving Period. Commencing with the end of the Revolving Period, principal payments will be made to the Noteholders, sequentially, in the order of priority set forth in the second succeeding paragraph on each Quarterly Payment Date in an amount generally equal to the Principal Distribution Amount for the Quarterly Payment Date, until the aggregate principal amount of the Notes is reduced to zero. Payments of the Principal Distribution Amount will generally be derived from the Available Funds remaining after the distribution of

          0         the Servicing Fee and all overdue Servicing Fees,
          0         the Administration Fee and all overdue Administration Fees,
          0         the Senior Noteholders' Interest Distribution Amount and the
                    Trust Swap Payment Amount, if any, and
          0         the Subordinate Noteholders' Interest Distribution Amount;

and, if the Available Funds are insufficient, from amounts on deposit in the Reserve Account. See "Description of the Transfer and Servicing Agreements--Distributions" and"--Credit Enhancement" in this prospectus supplement. If the Available Funds and the amounts on deposit in the Reserve Account are insufficient to pay the Senior Noteholders' Principal Distribution Amount or, after the Senior Notes have been paid in full, the Subordinate Noteholders' Principal Distribution, for a Quarterly Payment Date, the shortfall will be added to the principal payable to the Senior Noteholders or the Subordinate Noteholders, respectively, on subsequent Quarterly Payment Dates.

          In addition, on each Quarterly Payment Date commencing with (1) the end of the Revolving Period, for so long as the aggregate principal amount of the Notes outstanding on this date is greater than the Pool Balance as of the close of business on the last day of the related Collection Period and (2) the ________, ____ Quarterly Payment Date, any Reserve Account Excess for the Quarterly Payment Date will, after payment to the Seller of any unpaid Purchase Premium Amounts for any Serial Loans purchased by the Trust prior to the end of the related Collection Period, be applied to pay the principal of the Notes in the order of priority set forth below. Amounts, if any, available to be distributed as set forth in the preceding sentence will not be part of the Principal Distribution Amount for the Quarterly Payment Date and the Noteholders will have no entitlement thereto except to the extent of any excess in the Reserve Account of which there can be no assurance. See "Description of the Transfer and Servicing Agreements--Credit Enhancement--Reserve Account" in this prospectus supplement.

          On each Quarterly Payment Date on which principal payments are made to the holders (the "Senior Noteholders") of the Senior Notes (whether in respect of the Senior Noteholders' Principal Distribution Amount, amounts on deposit in the Reserve Account constituting Reserve Account Excess (as described in the preceding paragraph) or amounts in respect of a mandatory redemption, as described below, or otherwise), all payments of principal will be applied to pay principal to the holders (the "Class A-1 Noteholders") of the Class A-1 Notes until the aggregate principal amount of the Class A-1 Notes has been reduced to zero, and then to the holders (the "Class A-2 Noteholders") of the Class A-2 Notes until the aggregate principal amount of the Class A-2 Notes has been reduced to zero. In addition, on each Quarterly Payment Date on which principal payments are made on the Notes (whether in respect of the Principal Distribution Amount, amounts on deposit in the Reserve Account constituting Reserve Account Excess (as described in the preceding paragraph) or amounts in respect of a mandatory redemption, as described below, or otherwise), all payments of principal will be applied to pay principal to the Senior Noteholders until the aggregate principal amount of the Senior Notes has been paid in full, and then to pay principal to the holders (the "Subordinate Noteholders" and, together with the Senior Noteholders, the "Noteholders") of the Subordinate Notes until the Subordinate Notes have been paid in full.

          The aggregate outstanding principal amount, if any, of the Class A-1 Notes will be payable in full on the ________, ____ Quarterly Payment Date (the "Class A-1 Note Final Maturity Date"), of the Class A-2 Notes will be payable in full on the ________, ____ Quarterly Payment Due Date (the "Class A-2 Note Final Maturity Date") and of the Subordinate Notes on the ________, ____ Quarterly Payment Date (the "Subordinate Note Final Maturity Date"). However, the actual maturity of any class of the Senior Notes or of the Subordinate Notes could occur other than on these dates as a result of a variety of factors including those described under "Risk Factors--The Return on Your Investment Will Change Over Time" in this prospectus supplement.

MANDATORY REDEMPTION

          If any amount remains on deposit in the Collateral Reinvestment Account on the last day of the Revolving Period after giving effect to all Additional Fundings on or prior to this date, the entire amount remaining on deposit in the Collateral Reinvestment Account will be used on the Quarterly Payment Date on or immediately following this date first to pay the Swap Counterparties any prior unpaid Net Trust Swap Payment Carryover Shortfalls and then to redeem the Notes in the order of priority set forth in the third preceding paragraph. The aggregate principal amount of Notes to be redeemed will be an amount equal to the amount then on deposit in the Collateral Reinvestment Account after giving effect to the payment to the Swap Counterparties of any prior Net Trust Swap Payment Carryover Shortfalls on the last day of the Revolving Period.

CALCULATION OF THREE-MONTH LIBOR

          Pursuant to the Administration Agreement, the Administrator will determine Three-Month LIBOR for purposes of calculating the Class A-1 Note Rate, the Class A-2 Note Rate and the Subordinate Note Rate for each Quarterly Interest Period (x) on the second business day prior to the commencement of the LIBOR Reset Period within the Quarterly Interest Period (or, in the case of the initial LIBOR Reset Period, on the second business day prior to the Closing
Date) and (y) with respect to the initial Quarterly Interest Period, as determined pursuant to clause (x) for the period from the Closing Date to but excluding ________, ____ and as determined on the second business day prior to ________, ____ for the period from ________, ____ to but excluding ________,
____ (each, a "LIBOR Determination Date"). For purposes of calculating Three-Month LIBOR, a business day is any day on which banks in The City of New York and the City of London are open for the transaction of international business. Interest due for any Quarterly Interest Period will be determined based on the actual number of days in the Quarterly Interest Period over a 360-day year.

          "Three-Month LIBOR" means, with respect to any LIBOR Reset Period, the London interbank offered rate for deposits in U.S. dollars having a maturity of three months commencing on the related LIBOR Determination Date (the "Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m. London time, on the LIBOR Determination Date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m. London time, on the LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The Administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in The City of New York, selected by the Administrator, at approximately 11:00 a.m. New York time, on the LIBOR Determination Date, for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, Three-Month LIBOR in effect for the applicable LIBOR Reset Period will be Three-Month LIBOR in effect for the previous LIBOR Reset Period.

          "LIBOR Reset Period" means the three-month period commencing on the 28th day (or, if any 28th day is not a business day, on the next succeeding business day) of each January, April, July and October and ending on the day immediately preceding the following LIBOR Reset Period; provided, however, that the initial LIBOR Reset Period will commence on the Closing Date.

          "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or another page as may replace that page on that service for the purpose of displaying comparable rates or prices).

          "Reference Banks" means four major banks in the London interbank market selected by the Administrator.

BOOK-ENTRY REGISTRATION

          DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include the underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC system also is available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

          Senior Noteholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Senior Notes may do so only through Participants and Indirect Participants. In addition, Senior Noteholders will receive all distributions of principal of and interest on the Senior Notes from the Indenture Trustee through DTC and its Participants. Under a book-entry format, Senior Noteholders will receive payments after the related Quarterly Payment Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Quarterly Payment Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Senior Noteholders. It is anticipated that the only "Senior Noteholder" will be Cede, as nominee for DTC and that Senior Noteholders will not be recognized by the Indenture Trustee as "Noteholders", as the terms are used in the Indenture. Senior Noteholders will be permitted to exercise the rights of Senior Noteholders indirectly through DTC and its Participants (which in turn will exercise their rights through DTC).

          Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Senior Notes and is required to receive and transmit distributions of principal of and interest on the Senior Notes. Participants and Indirect Participants with which Senior Noteholders have accounts with respect to the Senior Notes similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Senior Noteholders.

          Because DTC can only act on behalf of Participants, which in turn act on behalf of Indirect Participants and specified banks, the ability of a Senior Noteholder to pledge Senior Notes to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of the Senior Notes, may be limited due to the lack of a physical certificate for the Senior Notes.

          Cedelbank, societe anonyme ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and specified other organizations. Indirect access to CEDEL is also available to others, including, banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

          The Euroclear System ("Euroclear") was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 27 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator", under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

          The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear, withdrawals of securities and cash from the Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

          Distributions with respect to Senior Notes held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary (as defined below). These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Senior Noteholder under the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with the relevant rules and procedures and subject to the relevant Depositary's ability to effect these actions on its behalf through DTC.

          Senior Noteholders may hold their Senior Notes through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of these systems, or indirectly through organizations which are participants in these systems.

          The Senior Notes will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. ("Citibank") will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (in these capacities, individually, the "Depositary" and, collectively, the "Depositaries").

          Transfers between Participants will occur in accordance with DTC Rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

          Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in these securities settled during this processing will be reported to the relevant Euroclear or CEDEL Participants on the business day following the DTC settlement date. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures for the Senior Notes, see "Federal Income Tax Consequences--Trusts for Which a Partnership Election Is Made--Tax Consequences to Holders of the Notes--FOREIGN HOLDERS" in the prospectus.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its Depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions to the Depositaries.

          DTC has advised the Administrator that it will take any action permitted to be taken by a Senior Noteholder under the Indenture, only at the direction of one or more Participants to whose accounts with DTC the Senior Notes are credited.

          Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Senior Notes among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

          DTC management is aware that some computer applications, systems, and the like for processing dates ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

          However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors on whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (1) impress upon them the importance of the services being Year 2000 compliant; and (2) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing contingency plans as it deems appropriate.

          According to DTC, the information set forth in the preceding two paragraphs about DTC has been provided to the Industry by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

          NONE OF THE TRUST, THE SELLER, THE SERVICER, THE COMPANY, THE ADMINISTRATOR, THE ELIGIBLE LENDER TRUSTEE, THE INDENTURE TRUSTEE OR THE UNDERWRITERS WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY PARTICIPANTS, CEDEL PARTICIPANTS OR EUROCLEAR PARTICIPANTS OR THE PERSONS FOR WHOM THEY ACT AS NOMINEES WITH RESPECT TO

          0         THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC, CEDEL OR
                    EUROCLEAR OR ANY PARTICIPANT,
          0         THE PAYMENT BY DTC, CEDEL OR EUROCLEAR OR ANY PARTICIPANT OF
                    ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE
                    PRINCIPAL AMOUNT OR INTEREST ON THE SENIOR NOTES,
          0         THE DELIVERY BY ANY PARTICIPANT, CEDEL PARTICIPANT OR
                    EUROCLEAR PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER
                    WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE
                    INDENTURE OR THE TRUST AGREEMENT TO BE GIVEN TO SENIOR
                    NOTEHOLDERS OR
          0         ANY OTHER ACTION TAKEN BY DTC AS THE SENIOR NOTEHOLDER.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

          The following is a summary of some terms of the Loan Sale Agreement to be dated as of ________,____, (as amended and supplemented from time to time, the "Loan Sale Agreement"), among the Seller, the Trust and the Eligible Lender Trustee, pursuant to which the Eligible Lender Trustee on behalf of the Trust will purchase the Financed Student Loans; the Servicing Agreement to be dated as of ________, ____ (as amended and supplemented from time to time, the "Servicing Agreement") among the Trust, USA Group Loan Services, Inc. (the "Servicer"), the Seller and the Eligible Lender Trustee pursuant to which the Servicer will service the Financed Student Loans; the Administration Agreement to be dated as of ________, ____, (as amended and supplemented from time to time, the "Administration Agreement") among the Trust, the Indenture Trustee and SMS, as administrator (the "Administrator") pursuant to which the Administrator will undertake some other administrative duties and functions with respect to the Trust and the Financed Student Loans; and the Trust Agreement pursuant to which the Trust will be created (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. A copy of the Transfer and Servicing Agreements will be filed with the Securities and Exchange Commission (the "Commission") following the issuance of the Notes. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the prospectus, to which description reference is hereby made.

SALE OF FINANCED STUDENT LOANS; REPRESENTATIONS AND WARRANTIES

          Information with respect to the sale of the Initial Financed Student Loans from the Seller to the Eligible Lender Trustee on behalf of the Trust on the Closing Date pursuant to the Loan Sale Agreement and the representations and warranties made by the Seller in connection therewith and in connection with the purchase of Student Loans by the Trust pursuant to Additional Fundings is set forth under "Description of the Transfer and Servicing Agreements" in the prospectus.

REVOLVING PERIOD AND ADDITIONAL FUNDINGS

          During the period (the "Revolving Period") from the Closing Date until the first to occur of (1) an Early Amortization Event as described below or (2) the last day of the Collection Period preceding the ________, ____ Quarterly Payment Date, the Eligible Lender Trustee on behalf of the Trust will be obligated from time to time, subject to specified conditions described in this prospectus supplement, to acquire additional Student Loans or increase the outstanding principal balance of the Financed Student Loans ("Additional Fundings"). The Eligible Lender Trustee on behalf of the Trust will be obligated from time to time, subject to specified conditions described in this prospectus supplement, to purchase from the Seller, and the Seller, subject to the availability of Student Loans and to the availability of funds therefor in the Collateral Reinvestment Account, will be obligated to tender to the Trust, Student Loans which

          0 are made to a borrower who is not a borrower under any Financed Student Loan,
          0         are made under loan programs which existed as of the Closing
                    Date and
          0 are guaranteed by a Guarantor (each, a "New Loan" and, collectively, the "New Loans").

New Loans will be made or acquired by Bank One, National Association ("BONA") or another eligible lender on behalf of the Seller at the discretion and in accordance with usual practices of the Seller. Each purchase of a New Loan will be made by the Eligible Lender Trustee on behalf of the Trust pursuant to a transfer agreement (each, a "Transfer Agreement") among the Seller, the Trust and the Eligible Lender Trustee. During the Revolving Period, each purchase of a New Loan will be funded by means of a transfer from the Collateral Reinvestment Account of an amount equal to the sum of

          0 the principal balance owed by the related borrower plus accrued interest thereon expected to be capitalized upon repayment (the "Purchase Collateral Balance"),
          0 accrued interest on the principal balance owed by the related borrower not expected to be capitalized upon repayment ("Noncapitalized Accrued Interest") and
          0 an additional amount not to exceed ____% of the Purchase Collateral Balance (the "Purchase Premium Amount" and, together with Noncapitalized Accrued Interest and the Purchase Collateral Balance, the "Loan Purchase Amount").

Following the end of the Revolving Period, New Loans may not be purchased by the Trust.

          The term "Early Amortization Event" refers to any of the following events:

          0 an Event of Default occurring under the Indenture, a Servicer Default occurring under the Servicing Agreement or an Administrator Default occurring under the Administration Agreement;

          0 specified events of insolvency occurring with respect to the Seller;

          0 the Trust becomes subject to registration as an investment company under the Investment Company Act of 1940, as amended;

          0 as of the end of any Collection Period, the percentage (by principal balance) of Financed Student Loans the borrowers of which use the loans to attend schools identified by the related Guarantor as proprietary or vocational exceeds ___% of the Pool Balance;

          0 as of the end of any Collection Period, the percentage (by principal balance) of Financed Student Loans which are not in repayment and are not eligible for Interest Subsidy Payments exceeds _____% of the Pool Balance;

          0 the Excess Spread, with respect to each of any two successive Quarterly Payment Dates commencing with the Quarterly Payment Date in ________, ____ is less than ____%; or

          0 the arithmetic average of the Delinquency Percentage as of the end of each of two successive Collection Periods commencing with the Quarterly Payment Date in ________, ____ exceeds _____%.

          "Excess Spread" means, with respect to any Quarterly Payment Date, the percentage equivalent of a fraction the numerator of which is the product of (a) four and (b) the difference between (x) the sum of (1) the Expected Interest Collections for the Quarterly Payment Date and (2) the Trust Swap Receipt Amount, if any, for the Quarterly Payment Date and (y) the sum of

          0         the Servicing Fee for the Quarterly Payment Date and all
                    prior unpaid Servicing Fees,
          0         the Administration Fee for the Quarterly Payment Date and
                    all prior unpaid Administration Fees,
          0         the Senior Noteholders' Interest Distribution Amount and the
                    Trust Swap Payment Amount, if any, for
          0         the Quarterly Payment Date and
          0         the Subordinate Noteholders' Interest Distribution Amount
                    for the Quarterly Payment Date,

and the denominator of which is the average of the Pool Balance calculated as of the first and the last day of the related Collection Period.

          "Expected Interest Collections" means, with respect to any Quarterly Interest Period, the sum of

          0 the amount of interest accrued, net of any accrued Monthly Rebate Fees and other amounts required by the Act to be paid to the Department (as described under "Federal Family Education Loan Program" in this prospectus supplement and in the prospectus) with respect to the Financed Student Loans for the Collection Period preceding the applicable Quarterly Payment Date (the "Student Loan Rate Accrual Period") (whether or not the interest is actually paid),

          0 all Interest Subsidy Payments and Special Allowance Payments estimated to have accrued for the Student Loan Rate Accrual Period whether or not actually received (taking into account any expected deduction therefrom of the Federal Origination Fees described under "Federal Family Education Loan Program" in this prospectus supplement and in the prospectus) and

          0 Investment Earnings (as defined in "Description of the Transfer and Servicing Agreement--Accounts" in the prospectus) for the Student Loan Rate Accrual Period.

          "Delinquency Percentage" means, as of any date of determination, the percentage equivalent of a fraction the numerator of which is the aggregate principal balances of the Financed Student Loans which are Repayment Loans that either (a) are over 210 days delinquent or (b) have had claims filed with the Department for which payment is still awaited, and the denominator of which is the aggregate principal balances of the Financed Student Loans which are Repayment Loans.

          In addition, following the Closing Date and both during and subsequent to the Revolving Period, the Eligible Lender Trustee on behalf of the Trust will be obligated from time to time, subject to the conditions described below, to purchase from the Seller Student Loans which

          0 are made to a borrower who is also a borrower under at least one outstanding Financed Student Loan,
          0         are made under the same loan program as the Financed Student
                    Loan, and
          0 are guaranteed by the Guarantor that guaranteed the Financed Student Loan (each, a "Serial Loan" and, collectively, the "Serial Loans").

Serial Loans will be made or acquired by BONA or another eligible lender on behalf of the Seller at the discretion and in accordance with usual business practices of the Seller.

          During the Revolving Period, each purchase of a Serial Loan will be funded by means of a transfer from the Collateral Reinvestment Account of an amount equal to the Loan Purchase Amount of the Serial Loan. Following the end of the Revolving Period, the Purchased Collateral Balance for purchases of Serial Loans will be funded by amounts representing distributions of principal on the outstanding Financed Student Loans which otherwise would have been part of the Available Funds as described under "--Distributions" below, and Purchase Premium Amounts for the purchases will be funded on the next succeeding Quarterly Payment Date from any Reserve Account Excess for the Quarterly Payment Date as described in this prospectus supplement under "Description of the Transfer and Servicing Agreements--Credit Enhancement--RESERVE ACCOUNT". Alternatively, at the Seller's option, following the end of the Revolving Period the Eligible Lender Trustee will be obligated, in lieu of purchasing Serial Loans as described above, to exchange with the Seller existing Financed Student Loans owned by the Trust for Serial Loans owned by the Seller; PROVIDED, HOWEVER, that each Financed Student Loan so exchanged (an "Exchanged Financed Student Loan") meets specified criteria including that (1) the Exchanged Financed Student Loan was originated under the same loan program and is guaranteed by the same Guarantor as the Financed Student Loan and entitles the holder to receive interest based on the same interest rate index as the Serial Loan to be exchanged into the Trust (an "Exchanged Serial Loan") and (2) the Exchanged Financed Student Loan will not, at any level of the interest rate index, have an interest rate that is greater than that of the Exchanged Serial Loan. In addition, if the outstanding principal balance of an Exchanged Financed Student Loan is less than that of the related Exchanged Serial Loan, an additional amount equal to the difference will be remitted to the Seller from amounts which would otherwise have been part of the Available Funds as described under "--Distributions" below. No Purchase Premium Amounts will be payable for an Exchanged Serial Loan.

          A purchase of Serial Loans or acquisition of Exchanged Serial Loans will be prohibited at any time after (1) an Event of Default occurs under the Indenture, a Servicer Default occurs under the Servicing Agreement or an Administrator Default occurs under the Administration Agreement or (2) specified events of insolvency occur with respect to the Seller.

          Any purchase of New Loans or Serial Loans or exchange of Exchanged Financed Student Loans for Exchanged Serial Loans will be made by the Trust on a date designated by the Seller (each, a "Transfer Date") pursuant to one or more Transfer Agreements. On the Transfer Date, the Seller will assign without recourse (except as otherwise set forth in the Transfer and Servicing Agreements) to the Eligible Lender Trustee on behalf of the Trust the Seller's entire interest in the New Loans, Serial Loans or Exchanged Serial Loans being transferred on the Transfer Date, in exchange for the related Loan Purchase Amount or the Exchanged Financed Student Loans being exchanged therefor (with the payment of any Purchase Premium Amount for Serial Loans acquired by the Trust after the Revolving Period being deferred to the next succeeding Quarterly Payment Date on which amounts in excess of the Specified Reserve Account Balance are available in the Reserve Account as described above).

          In addition, following the Closing Date and prior to the end of the Revolving Period, in the event that a borrower under a Financed Student Loan who is also a borrower under one or more Student Loans (whether or not all the loans are part of the Trust) elects to consolidate the loans, the Eligible Lender Trustee on behalf of the Trust will seek to originate a Federal Consolidation Loan pursuant to the Federal Consolidation Loan Program described in the prospectus under "Federal Family Education Loan Program--Federal Consolidation Loan Program" and under "Federal Family Education Loan Program" in this prospectus supplement. The origination will be funded by means of a transfer from the Collateral Reinvestment Account of the amount required to repay in full any Student Loans that are being discharged in the consolidation process, which amount will be paid by the Trust to the holder or holders of the Student Loans to prepay the loans. No assurance can be given that the Eligible Lender Trustee, rather than another lender, will be the lender which makes the Federal Consolidation Loan. In the event that another lender makes the Federal Consolidation Loan, any Financed Student Loan which is being consolidated by the Federal Consolidation Loan will be prepaid. The Eligible Lender Trustee will not be permitted to originate Federal Consolidation Loans (including the addition of any Add-on Consolidation Loans) on behalf of the Trust during the Revolving Period in an aggregate principal amount in excess of [$35,000,000]; additionally, no Federal Consolidation Loan may be originated by the Trust having a scheduled maturity date after [October 28, 2030] if at the time of the origination the aggregate principal balances of all Federal Consolidation Loans held by the Trust that have a scheduled maturity date after [October 28, 2030] exceed or, after giving effect to the origination, would exceed [$15,000,000]; provided, however, that the Eligible Lender Trustee will be permitted to fund Add-on Consolidation Loans in excess of the amounts if required to do so by the Act. After the Revolving Period the Eligible Lender Trustee on behalf of the Trust will cease to originate Federal Consolidation Loans and any Federal Consolidation Loan made with respect to a Financed Student Loan will be made by another lender, thereby resulting in a prepayment of the Financed Student Loan; PROVIDED, HOWEVER, that for a maximum period of 210 days following the end of the Revolving Period, the Eligible Lender Trustee may be required to increase the principal balance of any Federal Consolidation Loan by the amount of any related Add-on Consolidation Loan, as described below.

          As described under "Federal Family Education Loan Program--Federal Consolidation Loan Program" in the prospectus and "Federal Family Education Loan Program" in this prospectus supplement, borrowers may consolidate additional Student Loans ("Add-on Consolidation Loans") with an existing Federal Consolidation Loan within 180 days from the date that the existing Federal Consolidation Loan was made. As a result of the addition of any Add-on Consolidation Loans, the related Federal Consolidation Loan may, in some cases, have a different interest rate and a different final payment date. Any Add-on Consolidation Loan added during the Revolving Period to a Federal Consolidation Loan in the Trust will be funded by means of a transfer from the Collateral Reinvestment Account of the amount required to repay in full any Student Loans that are being discharged in the consolidation process, which amount will be paid by the Eligible Lender Trustee on behalf of the Trust to the holder or holders of the Student Loans to prepay the loans. For a maximum period of 210 days following the end of the Revolving Period (30 days being attributed to the processing of any Add-on Consolidation Loans), the amounts will be funded by amounts representing distributions of principal on the outstanding Financed Student Loans which would otherwise have been part of the Available Funds as described under "--Distributions" below.

          As described under "Federal Family Education Loan Program" in this prospectus supplement and in the prospectus, during specified qualifying periods, interest on specified Financed Student Loans is not required to be paid currently, but instead is added to the outstanding principal balance of the loan at the end of the qualifying period. In order to minimize the possibility that the failure to receive current interest payments on the loans during the qualifying periods will result in a shortfall of the amount required to be distributed on the Notes, amounts on deposit in the Collateral Reinvestment Account will be applied during the Revolving Period to make interest payments to the Noteholders in lieu of current collections of interest on the loans. Following the end of the Revolving Period, the Collateral Reinvestment Account will cease to be available as a source to fund the interest payments to the Noteholders, and thereafter the payments will be funded through the application of amounts which would otherwise have been distributable in respect of the Principal Distribution Amount for the related Quarterly Payment Date as described under "--Distributions" below.

ACCOUNTS

          In addition to the collection account (the "Collection Account") referred to in the prospectus under "Description of the Transfer and Servicing Agreements--Accounts", the Administrator will establish and maintain a collateral reinvestment account (the "Collateral Reinvestment Account") and a reserve account (the "Reserve Account") in the name of the Indenture Trustee on behalf of the Noteholders.

SERVICING COMPENSATION; ADMINISTRATION FEE

          The Servicer will be entitled to receive from the Trust monthly, on each Monthly Payment Date or Quarterly Payment Date, a monthly servicing fee (the "Servicing Fee") in an amount equal to the lesser of (a) one-twelfth of ____% or a larger percentage approved by the rating agencies rating the Notes, not to exceed ____% (or of ____% if the Monthly Payment Date or Quarterly Payment Date is on or after the ________, ____ Quarterly Payment Date) of the aggregate principal balances of the Financed Student Loans as of the last day of the preceding calendar month and (b) the sum of

          1. one-twelfth of the In-School Percentage of the principal balance of each billing account relating to a Financed Student Loan as of the last day of the preceding calendar month which was an In-School Student Loan (as defined in this prospectus supplement) on the last day of the preceding calendar month or, if the average principal balance of billing accounts relating to In-School Student Loans as of the last day of the preceding calendar month was $2,500 or less, $1.50 per billing account,

          2. one-twelfth of the GRDF Percentage of the principal balance as of the last day of the preceding calendar month of each billing account relating to a Financed Student Loan which was a Grace, Repayment, Deferral or Forbearance Student Loan (each, as defined in this prospectus supplement) as of the last day of the preceding calendar month or, if the average principal balance of the billing accounts as of the last day of the preceding calendar month was $3,000 or less, $3.00 per billing account,

          3. a fee of $1.00 for each notification sent by the Servicer during the preceding calendar month on behalf of the Trust to a borrower providing information to the borrower with respect to Federal Consolidation Loan programs,

          4. a one-time fee of $75.00 for each Federal Consolidation Loan originated by the Eligible Lender Trustee on behalf of the Trust during the preceding calendar month,

          5. a fee of $25.00 for each Financed Student Loan for which, during the preceding calendar month, claim documentation was completed and provided to the Guarantor or for which the Servicer performed bankruptcy or ineligible billing account processing (that, in the case of ineligible billing account processing, resulted in a demand letter being sent to the borrower), in each case as required by the claims-processing requirements of the related Guarantor,

          6. a fee of $0.05 per Financed Student Loan for storing and warehousing the applicable loan documentation for each loan during the preceding calendar month,

          7. a one-time fee of $0.40 for each billing account transferred by the Seller to the Trust during the preceding calendar month,

          8. a fee equal to one-twelfth of the product of (A) the aggregate principal balances of the Financed Student Loans outstanding as of the last day of the preceding calendar month and (B) 0.05%, which fee will be payable so long as specified servicing regulations of the Department remain in effect, and

          9. a fee of $70.00 per hour for system development requests made by the Eligible Lender Trustee on behalf of the Trust and provided by the Servicer during the preceding calendar month.

          "Monthly Payment Date" means the twenty-eighth day of each month (or if any twenty-eighth day is not a business day, the next succeeding business day), commencing ________, ____.

          For purposes of making the determinations set forth in clauses (1) and
(2) of the second preceding paragraph, the "In-School Percentage" and "GRDF Percentage" shall each be determined based on the average principal balance of the billing accounts relating to the In-School Student Loans and the billing accounts relating to the Grace, Repayment, Deferral and Forbearance Student Loans, respectively, as of the last day of the preceding calendar month, as follows:


         AVERAGE PRINCIPAL                In-School                          Average Principal                  GRDF
              BALANCE                     Percentage                              Balance                    Percentage
---------------------------               -----------               ----------------------------             ------------
$2,501 - $3,000...................          0.625%                  $  3,001 - $  3,400...............         1.100%
$3,001 - $3,500...................          0.525%                  $  3,401 - $  3,900...............         0.950%
$3,501 - $4,000...................          0.450%                  $  3,901 - $  4,400...............         0.830%
$4,001 - $4,750...................          0.375%                  $  4,401 - $  4,800...............         0.740%
$5,501 - $6,250...................          0.260%                  $  5,401 - $  6,000...............         0.575%
$6,251 and above..................          0.230%                  $  6,001 - $  6,600...............         0.510%
                                                                    $  6,601 - $  7,200...............         0.475%
                                                                    $  7,201 - $10,000................         0.450%
                                                                    $ 10,001 - $13,000.................        0.350%
                                                                    $ 13,001 and above.................        0.300%

          The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Monthly Payment Dates) will be payable on each Monthly Payment Date and will be paid solely out of the Monthly Available Funds in the case of each Monthly Payment Date that is not a Quarterly Payment Date (and out of the Available Funds in the case of each Quarterly Payment Date) and amounts on deposit in the Reserve Account on the Monthly Payment Date. To the extent that, for any Monthly Payment Date, the Servicing Fee is the amount calculated as described in clause (a) of the first paragraph under "--Servicing Compensation; Administration Fee," then an amount (the "Servicing Fee Shortfall") equal to the excess of the amount described in clause (b) of the first paragraph under "--Servicing Compensation; Administration Fee," over the amount described in clause (a) of the first paragraph under "--Servicing Compensation; Administration Fee," shall be payable on the next succeeding Monthly Payment Date (or if the Monthly Payment Date is also a Quarterly Payment Date, on the Quarterly Payment Date) from any remaining amounts on deposit in the Reserve Account that are in excess of the Specified Reserve Account Balance, pursuant to the priorities described under "--Credit Enhancement--RESERVE ACCOUNT" below. The Servicer will be obligated to perform its servicing obligations whether or not it receives any amounts in respect of Servicing Fee Shortfalls.

          As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to receive monthly in arrears, on each Monthly Payment Date that is not a Quarterly Payment Date and on each Quarterly Payment Date, a monthly administration fee (the "Administration Fee") in an amount equal to one-twelfth of the product of (1) ___% and (2) the Pool Balance as of the close of business on the last day of the calendar month immediately preceding the related Monthly Payment Date or Quarterly Payment Date.

DISTRIBUTIONS

          DEPOSITS TO THE COLLECTION ACCOUNT. On or about the third business day prior to each Monthly Payment Date (the "Determination Date"), the Administrator will provide the Indenture Trustee with specified information with respect to the preceding Monthly Collection Period or, in the case of a Monthly Payment Date that is also a Quarterly Payment Date, the preceding Collection Period, including the amount of the Monthly Available Funds or the Available Funds, as the case may be, received with respect to the Financed Student Loans and the aggregate Purchase Amounts relating to the Financed Student Loans to be repurchased by the Seller or to be purchased by the Servicer.

          "Monthly Collection Period" means, with respect to any Monthly Payment Date that is not a Quarterly Payment Date, the calendar month immediately preceding the month of the Monthly Payment Date.

          "Collection Period" means each period of three calendar months from and including the date next following the end of the preceding Collection Period (or with respect to the first Collection Period, the period beginning on the Cutoff Date and ending on ________, ____).

          For purposes of this prospectus supplement, "Monthly Available Funds" means, with respect to each Monthly Payment Date that is not a Quarterly Payment Date, the sum of the following amounts with respect to the related Monthly Collection Period:

          1. all collections received by the Servicer on the Financed Student Loans during the Collection Period (net, for the first Collection Period, of interest accrued prior to the Cutoff Date and not to be capitalized) and remitted to the Indenture Trustee (including any Guarantee Payments received with respect to the Financed Student Loans);

          2. Interest Subsidy Payments and Special Allowance Payments received by the Eligible Lender Trustee during the Monthly Collection Period with respect to the Financed Student Loans;

          3. all proceeds of the liquidation of defaulted Financed Student Loans ("Liquidated Student Loans"), which became Liquidated Student Loans during the Monthly Collection Period in accordance with the Servicer's customary servicing procedures, net of expenses incurred by the Servicer in connection with the liquidation and any amounts required by law to be remitted to the borrowers on the Liquidated Student Loans (the net proceeds, "Liquidation Proceeds"), and all recoveries in respect of Liquidated Student Loans which were written off in prior Monthly Collection Periods and have been received by the Servicer during the Monthly Collection Period and remitted to the Indenture Trustee;

          4. that portion of amounts released from the Collateral Reinvestment Account with respect to Additional Fundings relating to interest costs on the Financed Student Loans which are or will be capitalized;

          5. the aggregate amount received by the Indenture Trustee on the Financed Student Loans repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Monthly Collection Period;

          6.        Investment Earnings for the Monthly Payment Date; and

          7. with respect to each Monthly Payment Date other than a Quarterly Payment Date and other than a Monthly Payment Date immediately succeeding a Quarterly Payment Date,

the Monthly Available Funds remaining on deposit in the Collection Account from the Monthly Collection Period relating to the preceding Monthly Payment Date after giving effect to application of the Monthly Available Funds on the preceding Monthly Payment Date; PROVIDED, HOWEVER, that if with respect to any Monthly Payment Date there would not be sufficient funds, after application of the Monthly Available Funds (as defined above) and amounts available in the Reserve Account, to pay any of the items specified in clauses (1) and (2), respectively, under the second paragraph of "--Distributions--DISTRIBUTIONS FROM THE COLLECTION ACCOUNt" below, then the Monthly Available Funds for the Monthly Payment Date will include, in addition to the Monthly Available Funds (as defined above), amounts on deposit in the Collection Account on the Determination Date relating to the Monthly Payment Date which would have constituted part of the Monthly Available Funds for the Monthly Payment Date succeeding the Monthly Payment Date up to the amount necessary to pay the items, and the Monthly Available Funds for the succeeding Monthly Payment Date will be adjusted accordingly; and PROVIDED, FURTHER, that the Monthly Available Funds will exclude

          0 all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loans the Purchase Amount of which was included in the Monthly Available Funds for a prior Monthly Collection Period;

          0 except as expressly included in clause (4) above, amounts released from the Collateral Reinvestment Account;

          0 any Monthly Rebate Fees paid during the related Monthly Collection Period by or on behalf of the Trust as described under "Federal Family Education Loan Program--Fees Payable on Financed Student Loans" in this prospectus supplement; and

          0 any collections in respect of principal on the Financed Student Loans applied during the related Monthly Collection Period by the Eligible Lender Trustee on behalf of the Trust prior to the end of the Revolving Period to make deposits to the Collateral Reinvestment Account, as described under "-- DISTRIBUTIONS FROM THE COLLECTION ACCOUNT" below and, after the end of the Revolving Period, to fund the addition of any Add-on Consolidation Loans, to purchase Serial Loans or to fund the acquisition of Exchanged Serial Loans as described under "--Revolving Period and Additional Fundings" above.

          "Available Funds" means, with respect to any Quarterly Payment Date and the related Collection Period, the sum of the amounts specified in clauses
(1) though (6) of the definition of Monthly Available Funds for each of the three Monthly Collection Periods included in the Collection Period plus any Trust Swap Receipt Amount received by the Trust with respect to the Quarterly Payment Date; PROVIDED, HOWEVER, that if with respect to any Quarterly Payment Date there would not be sufficient funds, after application of the Available Funds (as defined above) and amounts available in the Reserve Account, to pay any of the items specified in clauses (1) through (6), respectively, under the third paragraph of "--DISTRIBUTIONS FROM THE COLLECTION ACCOUNT" below, then the Available Funds for the Quarterly Payment Date will include, in addition to the Available Funds (as defined above), amounts on deposit in the Collection Account on the Determination Date relating to the Quarterly Payment Date which would have constituted part of the Available Funds for the Quarterly Payment Date succeeding the Quarterly Payment Date up to the amount necessary to pay these items, and the Available Funds for the succeeding Quarterly Payment Date will be adjusted accordingly; and provided, further, that the Available Funds will exclude (A) all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loans the Purchase Amounts of which were included in the Available Funds for a prior Collection Period; (B) except as expressly included in clause (4) of the definition of Monthly Available Funds, amounts released from the Collateral Reinvestment Account; (C) any Monthly Rebate Fees paid during the related Collection Period by or on behalf of the Trust; (D) any collections in respect of principal on the Financed Student Loans applied by the Eligible Lender Trustee on behalf of the Trust prior to the end of the Revolving Period as described under "--DISTRIBUTIONS FROM THE COLLECTION ACCOUNT" below and, after the end of the Revolving Period, to fund the addition of any Add-on Consolidation Loans, to purchase Serial Loans or to fund the acquisition of Exchanged Serial Loans during the related Collection Period; and (E) the Servicing Fee, all overdue Servicing Fees, the Administration Fee and all overdue Administration Fees paid on each Monthly Payment Date that is not a Quarterly Payment Date during the related Collection Period.

          DISTRIBUTIONS FROM THE COLLECTION ACCOUNT. From time to time during the Revolving Period, the Administrator may instruct the Indenture Trustee to withdraw all collections in respect of principal on the Financed Student Loans then on deposit in the Collection Account and deposit these amounts in the Collateral Reinvestment Account. In addition, from time to time during the Revolving Period, the Administrator may instruct the Indenture Trustee to withdraw funds on deposit in the Collateral Reinvestment Account to the extent the funds are not needed to make Additional Fundings and redeposit the amounts in the Collection Account.

          On each Monthly Payment Date that is not a Quarterly Payment Date, the Administrator will instruct the Indenture Trustee to make the following distributions to the extent of the Monthly Available Funds in the Collection Account for the Monthly Payment Date, in the following order of priority:

          (1) to the Servicer, the Servicing Fee for the Monthly Payment Date and all prior unpaid Servicing Fees (but not any Servicing Fee Shortfall or prior unpaid Servicing Fee Shortfalls); and

          (2) to the Administrator, the Administration Fee for the Monthly Payment Date and all prior unpaid Administration Fees.

          On each Quarterly Payment Date, the Administrator will instruct the Indenture Trustee to make the following deposits and distributions to the extent of the Available Funds for the Quarterly Payment Date in the Collection Account, in the following order of priority:

          (1) to the Servicer, the Servicing Fee for the Quarterly Payment Date and all prior unpaid Servicing Fees (but not any Servicing Fee Shortfall or prior unpaid Servicing Fee Shortfalls);

          (2) to the Administrator, the Administration Fee for the Quarterly Payment Date and all prior unpaid Administration Fees;

          (3) to the Class A-1 Noteholders, the Class A-1 Noteholders' Interest Distribution Amount, to the Class A-2 Noteholders, the Class A-2 Noteholders' Interest Distribution Amount, and to the applicable Swap Counterparty, the related Trust Swap Payment Amount, if any, for the Quarterly Payment Date, PRO RATA, based on the ratio of each amount to the total of the amounts;

          (4) to the Subordinate Noteholders, the Subordinate Noteholders' Interest Distribution Amount for the Quarterly Payment Date;

          (5) if the Revolving Period has terminated, to the Senior Noteholders, the Senior Noteholders' Principal Distribution Amount for the Quarterly Payment Date (the amount to be allocated among the Senior Noteholders as described in this prospectus supplement under "Description of the Notes--Distributions of Principal");

          (6) after the Senior Notes have been paid in full, to the Subordinate Noteholders, the Subordinate Noteholders' Principal Distribution Amount for the Quarterly Payment Date; and

          (7) to the Reserve Account, any remaining amounts after application of clauses (1) through (6) above.

          For purposes of this prospectus supplement, the following terms have the following meanings:

          The "Class A-1 Noteholders' Interest Carryover Shortfall" means, with respect to any Quarterly Payment Date, the excess of (1) the Class A-1 Noteholders' Interest Distribution Amount on the preceding Quarterly Payment Date over (2) the amount of interest actually distributed to the Class A-1 Noteholders on the preceding Quarterly Payment Date, plus interest on the amount of the excess, to the extent permitted by law, at the interest rate borne by the Class A-1 Notes from the preceding Quarterly Payment Date to the current Quarterly Payment Date.

          The "Class A-1 Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of (1) the amount of interest accrued at the Class A-1 Note Rate for the related Quarterly Interest Period on the aggregate principal amount of the Class A-1 Notes outstanding on the immediately preceding Quarterly Payment Date (after giving effect to all principal distributions to the Class A-1 Noteholders on the immediately preceding Quarterly Payment Date) or, in the case of the first Quarterly Payment Date, on the Closing Date and (2) the Class A-1 Noteholders' Interest Carryover Shortfall for the Quarterly Payment Date.

          The "Class A-2 Noteholders' Interest Carryover Shortfall" means, with respect to any Quarterly Payment Date, the excess of (1) the Class A-2 Noteholders' Interest Distribution Amount on the preceding Quarterly Payment Date over (2) the amount of interest actually distributed to the Class A-2 Noteholders on the preceding Quarterly Payment Date, plus interest on the amount of the excess, to the extent permitted by law, at the interest rate borne by the Class A-2 Notes from the preceding Quarterly Payment Date to the current Quarterly Payment Date.

          The "Class A-2 Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of (1) the amount of interest accrued at the Class A-2 Note Rate for the related Quarterly Interest Period on the aggregate principal amount of the Class A-2 Notes outstanding on the immediately preceding Quarterly Payment Date (after giving effect to all principal distributions to the Class A-2 Noteholders on the immediately preceding Quarterly Payment Date) or, in the case of the first Quarterly Payment Date, on the Closing Date and (2) the Class A-2 Noteholders' Interest Carryover Shortfall for the Quarterly Payment Date.

          The "Net Trust Swap Payment Carryover Shortfall" means, with respect to any Quarterly Payment Date and any Interest Rate Swap with respect to which there shall be an amount owed by the Trust to the related Swap Counterparty under the related Interest Rate Swap, the excess of (1) the related Trust Swap Payment Amount on the preceding Quarterly Payment Date over (2) the amount actually paid to the related Swap Counterparty out of Available Funds on the preceding Quarterly Payment Date, plus interest on the excess from the preceding Quarterly Payment Date to the current Quarterly Payment Date at the rate of Three Month LIBOR for the related Quarterly Interest Period.

          The "Net Trust Swap Receipt Carryover Shortfall" means, with respect to any Quarterly Payment Date and any Interest Rate Swap with respect to which there shall be an amount owed by the related Swap Counterparty to the Trust under the related Interest Rate Swap, the excess of (1) the related Trust Swap Receipt Amount on the preceding Quarterly Payment Date over (2) the amount actually paid by the related Swap Counterparty to the Trust on the preceding Quarterly Payment Date, plus interest on the excess from the preceding Quarterly Payment Date to the current Quarterly Payment Date at the rate of Three Month LIBOR for the related Quarterly Interest Period.

          The "Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of the Class A-1 Noteholders' Interest Distribution Amount, the Class A-2 Noteholders' Interest Distribution Amount and the Subordinate Noteholders' Interest Distribution Amount for the Quarterly Payment Date.

          "Principal Distribution Adjustment" means, with respect to any Quarterly Payment Date if the Revolving Period has terminated, the amount of the Available Funds on the Quarterly Payment Date to be used to make additional principal distributions to the Senior Noteholders (and, after the Senior Notes have been paid in full, to the Subordinate Noteholders) to account for (1) the amount of any insignificant balance remaining outstanding as of the Quarterly Payment Date on a Financed Student Loan after receipt of a final payment from a borrower or a Guarantor, when the insignificant balances are waived in the ordinary course of business by the Servicer at the direction of the Administrator in accordance with the Servicing Agreement, or (2) the amount of principal collections erroneously treated as interest collections including, without limitation, by reason of the failure by a borrower to capitalize interest that had been expected to be capitalized; provided, however, that the Principal Distribution Adjustment for any Quarterly Payment Date shall not exceed the lesser of (x) $100,000 and (y) the amount of any Reserve Account Excess remaining after giving effect to all distributions to be made therefrom on the Quarterly Payment Date other than distributions to the Company out of the excess.

          "Principal Distribution Amount" means, with respect to any Quarterly Payment Date (if the Revolving Period has terminated prior to the end of the related Collection Period with respect to the Quarterly Payment Date), the sum of the following amounts with respect to the related Collection Period:

          1. that portion of all collections received by the Servicer on the Financed Student Loans and remitted to the Indenture Trustee that is allocable to principal (including the portion of any Guarantee Payments received that is allocable to principal) of the Financed Student Loans less the sum of

                    0 any collections which are applied by the Trust during the Collection Period to purchase Serial Loans,
                    0 any collections which are applied by the Trust during the Collection Period to fund the addition of any Add-on Consolidation Loans and
                    0 accrued and unpaid interest on the Financed Student Loans for the Collection Period to the extent the interest is not currently being paid but will be capitalized upon commencement of repayment of the Financed Student Loans;

          2. all Liquidation Proceeds attributable to the principal balances of Financed Student Loans which became Liquidated Student Loans during the Collection Period in accordance with the Servicer's customary servicing procedures to the extent received the Servicer during the related Collection Period and remitted to the Indenture Trustee, together with all Realized Losses on the Financed Student Loans;
          3. to the extent attributable to principal, the amount received by the Indenture Trustee with respect to each Financed Student Loan repurchased by the Seller or purchased by the Servicer as a result of a breach of a representation, warranty or covenant under an obligation which arose during the related Collection Period; and
          4.        the Principal Distribution Adjustment, if any;

provided, however, that the Principal Distribution Amount will exclude all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loan the Purchase Amount of which was included in the Available Funds for a prior Collection Period and, if the Revolving Period terminated during the related Collection Period, will exclude all amounts representing collections in respect of principal on the Financed Student Loans during the Collection Period that were deposited in the Collateral Reinvestment Account.

          "Realized Losses" means the excess of the aggregate principal balances of the Liquidated Student Loans over the related Liquidation Proceeds to the extent allocable to principal.

          The "Senior Noteholders' Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of the Class A-1 Noteholders' Interest Distribution Amount, the Class A-2 Noteholders' Interest Distribution Amount and the Senior Noteholders' Principal Distribution Amount for the Quarterly Payment Date.

          The "Senior Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of (1) the Class A-1 Noteholders' Interest Distribution Amount, and (2) the Class A-2 Noteholders' Interest Distribution Amount, for the Quarterly Payment Date.

          The "Senior Noteholders' Principal Carryover Shortfall" means, as of the close of any Quarterly Payment Date, the excess of (1) the Senior Noteholders' Principal Distribution Amount on the Quarterly Payment Date over
(2) the amount of principal actually distributed to the Senior Noteholders on the Quarterly Payment Date.

          The "Senior Noteholders' Principal Distribution Amount" means, with respect to any Quarterly Payment Date (if the Revolving Period has terminated prior to the end of the related Collection Period with respect to the Quarterly Payments Date), the Principal Distribution Amount for the Quarterly Payment Date plus the Senior Noteholders' Principal Carryover Shortfall as of the close of the preceding Quarterly Payment Date; provided, however, that the Senior Noteholders' Principal Distribution Amount will not exceed the aggregate principal amount of the Senior Notes outstanding on the preceding Quarterly Payment Date. In addition, (1) on the Class A-1 Note Final Maturity Date, the principal required to be distributed to the Class A-1 Noteholders will include the amount required to reduce the outstanding aggregate principal amount of the Class A-1 Notes to zero and (2) on the Class A-2 Note Final Maturity Date, the principal required to be distributed to the Class A-2 Noteholders will include the amount required to reduce the outstanding aggregate principal amount of the Class A-2 Notes to zero.

          The "Subordinate Noteholders' Distribution Amount" means, with respect to any Quarterly Payment Date, the Subordinate Noteholders' Interest Distribution Amount for the Quarterly Payment Date plus, with respect to any Quarterly Payment Date on and after which the Senior Notes have been paid in full, the Subordinate Noteholders' Principal Distribution Amount for the Quarterly Payment Date.

          The "Subordinate Noteholders' Interest Carryover Shortfall" means, with respect to any Quarterly Payment Date, the excess of (1) the Subordinate Noteholders' Interest Distribution Amount on the preceding Quarterly Payment Date over (2) the amount of interest actually distributed to the Subordinate Noteholders on the preceding Quarterly Payment Date, plus interest on the amount of the excess, to the extent permitted by law, at the rate borne by the Subordinate Notes from the preceding Quarterly Payment Date to the current Quarterly Payment Date.

          The "Subordinate Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of (1) the amount of interest accrued at the Subordinate Note Rate for the related Quarterly Interest Period on the aggregate principal amount of the Subordinate Notes outstanding on the immediately preceding Quarterly Payment Date (after giving effect to all principal distributions to the Subordinate Noteholders on the Quarterly Payment
Date) or, in the case of the first Quarterly Payment Date, on the Closing Date and (2) the Subordinate Noteholders' Interest Carryover Shortfall for the Quarterly Payment Date.

          The "Subordinate Noteholders' Principal Carryover Shortfall" means, as of the close of any Quarterly Payment Date on or after which the Senior Notes have been paid in full, the excess of (1) the Subordinate Noteholders' Principal Distribution Amount on the Quarterly Payment Date over (2) the amount of principal actually distributed to the Subordinate Noteholders on the Quarterly Payment Date.

          The "Subordinate Noteholders' Principal Distribution Amount" means, with respect to each Quarterly Payment Date on and after which the aggregate principal amount of the Senior Notes has been paid in full, the sum of (a) the Principal Distribution Amount for the Quarterly Payment Date (or, in the case of the Quarterly Payment Date on which the aggregate principal amount of the Senior Notes is paid in full, any remaining Principal Distribution Amount not otherwise distributed to Senior Noteholders on the Quarterly Payment Date) and (b) the Subordinate Noteholders' Principal Carryover Shortfall as of the close of the preceding Quarterly Payment Date; provided, however, that the Subordinate Noteholders' Principal Distribution Amount will in no event exceed the aggregate principal amount of the Subordinate Notes outstanding on the preceding Quarterly Payment Date. In addition, on the Subordinate Note Final Maturity Date, the principal required to be distributed to the Subordinate Noteholders will include the amount required to reduce the outstanding principal amount of the Subordinate Notes to zero.

          The "Trust Swap Payment Amount" means, with respect to any Quarterly Payment Date and any Interest Rate Swap, the sum of (1) if the related Interest Rate Swap is still in effect, the related Net Trust Swap Payment for the Quarterly Payment Date and (2) the related Net Trust Swap Payment Carryover Shortfall for the Quarterly Payment Date.

          The "Trust Swap Receipt Amount" means, with respect to any Quarterly Payment Date and any Interest Rate Swap, the sum of (1) if the related Interest Rate Swap is still in effect, the related Net Trust Swap Receipt for the Quarterly Payment Date and (2) the related Net Trust Swap Receipt Carryover Shortfall for the Quarterly Payment Date.

CREDIT ENHANCEMENT

          RESERVE ACCOUNT. Pursuant to the Administration Agreement and the Loan Sale Agreement, the Reserve Account will be created with an initial deposit by the Seller on the Closing Date of cash or Eligible Investments in an amount equal to the Reserve Account Initial Deposit. The Reserve Account will be augmented on each Quarterly Payment Date by the deposit in the Reserve Fund of the amount of the Available Funds remaining after payment of the Servicing Fee and all overdue Servicing Fees, the Administration Fee and all overdue Administration Fees, the Senior Noteholders' Interest Distribution Amount and the Trust Swap Payment Amount, if any, the Subordinate Noteholders' Interest Distribution Amount and, if the Revolving Period has terminated, the Senior Noteholders' Principal Distribution Amount and the Subordinate Noteholders' Principal Distribution Amount, all for the Quarterly Payment Date. See "--Distributions" above. As described below, subject to some limitations, amounts on deposit in the Reserve Account will be released to the Company to the extent that the amount on deposit in the Reserve Account exceeds the Specified Reserve Account Balance.

          "Specified Reserve Account Balance" with respect to any Quarterly Payment Date generally will be the greater of:

          (a) ____% of the aggregate principal amount of the Notes outstanding on the Quarterly Payment Date after taking into account the effect of distributions on the Quarterly Payment Date, or

          (b) $_______;

provided, however, that the Specified Reserve Account Balance shall in no event exceed the aggregate principal amount of the Notes outstanding on the Quarterly Payment Date.

          If the amount on deposit in the Reserve Account on any Quarterly Payment Date (after giving effect to all distributions required to be made from the Available Funds on the Quarterly Payment Date) is greater than the Specified Reserve Account Balance for the Quarterly Payment Date, the Administrator will instruct the Indenture Trustee to apply the amount of the excess (the "Reserve Account Excess") (a) during the Revolving Period, for deposit to the Collateral Reinvestment Account; provided, however, that if this date is on or after the Parity Date, to the extent that the funds represent payments (other than principal payments) with respect to the Financed Student Loans, the funds shall be applied in the order of priority set forth in clauses (b)(3) through (6) below, and (b) at and after the termination of the Revolving Period, to the following (in the priority indicated):

          1. to the Seller for any unpaid Purchase Premium Amounts for any Serial Loans purchased by the Trust prior to the end of the related Collection Period;
          2. if the Quarterly Payment Date is on or prior to the Parity Date, to the payment of the unpaid principal amount of the Senior Notes (to be allocated between the Class A-1 Noteholders and the Class A-2 Noteholders as described in this prospectus supplement under "Description of the Notes--Distributions of Principal") or, if the Senior Notes have been paid in full, of the Subordinate Notes, until the aggregate principal amount of the Notes is equal to the Pool Balance as of the close of business on the last day of the related Collection Period;
          3. if the Quarterly Payment Date is after the ____ _____ Quarterly Payment Date, to the payment of the unpaid principal amount of the Senior Notes (to be allocated between the Class A-1 Noteholders and the Class A-2 Noteholders as described in this prospectus supplement under "Description of the Notes--Distributions of Principal") or, if the Senior Notes have been paid in full, of the Subordinate Notes;
          4. to the Servicer, the Servicing Fee Shortfall and all prior unpaid Servicing Fee Shortfalls, if any; and
          5. to the Company, any excess remaining after application of clauses (1) through (4) above,

and, upon the payment to the Company or an affiliate, the Noteholders will not have any rights in, or claims to, the amounts.

          Subject to the limitation described in the preceding paragraph, amounts held from time to time in the Reserve Account will continue to be held for the benefit of the Trust. Funds will be withdrawn from the Reserve Account
(a) on each Monthly Payment Date that is not a Quarterly Payment Date, to the extent that the Monthly Available Funds on the Monthly Payment Date is insufficient to pay: (1) the Servicing Fee and all overdue Servicing Fees and
(2) the Administration Fee and all overdue Administration Fees, and (b) on any Quarterly Payment Date to the extent that the amount of the Available Funds on the Quarterly Payment Date is insufficient to pay any of the items specified in clauses (1) through (7), respectively, of the third paragraph under "--Distributions--DISTRIBUTIONs FROM THE COLLECTION ACCOUNT" above on the Quarterly Payment Date. The funds will be paid from the Reserve Account to the persons and in the order of priority specified for distribution from the Collection Account on the Quarterly Payment Date. As a result of the subordination of the Subordinate Notes to the Senior Notes described elsewhere in this prospectus supplement, any amounts that the Subordinate Noteholders would otherwise receive from the Reserve Account in respect of the Subordinate Noteholders' Interest Distribution Amount on any Quarterly Payment Date will be paid to the Senior Noteholders until the Senior Noteholders' Interest Distribution Amount for the Quarterly Payment Date has been paid in full. In addition, as a result of the subordination, Subordinate Noteholders will not receive any amounts from the Reserve Account in respect of the Subordinate Noteholders' Principal Distribution Amount until the Senior Notes have been paid in full. See "--SUBORDINATION" below.

          The Reserve Account is intended to enhance the likelihood of timely receipt by the Senior Noteholders and the Subordinate Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Senior Noteholders or the Subordinate Noteholders will experience losses. In specified circumstances, however, the Reserve Account could be depleted. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in the amount of the Available Funds (or the Monthly Available Funds) exceeds the amount of cash in the Reserve Account, the Senior Noteholders or the Subordinate Noteholders could incur losses or a temporary shortfall in the amount of principal and interest distributed to the Senior Noteholders or the Subordinate Noteholders, which result could, in turn, increase the average life of the Senior Notes or the Subordinate Notes.

          SUBORDINATION. While the Class A-1 Noteholders and the Class A-2 Noteholders will have equal priority to the payment of interest, on any Quarterly Payment Date on which principal is due to be paid on the Senior Notes, and the Class A-2 Noteholders will receive no payments of principal until the Class A-1 Noteholders have received payments of principal in an amount sufficient to reduce the aggregate principal amount of the Class A-1 Notes to zero; provided, however, that from and after any acceleration of the Notes following an Event of Default (as defined in the prospectus), principal will be allocated pro rata between the Class A-1 Notes and the Class A-2 Notes, based on the ratio of the aggregate principal amount of each class of Notes to the aggregate principal amount of the Senior Notes, until the aggregate principal amount of the Senior Notes has been reduced to zero. In addition, the rights of the Subordinate Noteholders to receive payments of interest on any Quarterly Payment Date out of the Available Funds or the Reserve Account are subordinated to the rights of the Senior Noteholders to receive payments of interest on the Quarterly Payment Date, and the rights of the Subordinate Noteholders to receive payments of principal out of the Available Funds or the Reserve Account on any Quarterly Payment Date are subordinated to the rights of the Senior Noteholders to receive payments of interest and principal on the Quarterly Payment Date. The Subordinate Noteholders will not be entitled to any payments of principal out of the Available Funds or the Reserve Account until the Senior Notes are paid in full.

INTEREST RATE SWAP

          PAYMENTS UNDER THE SWAP AGREEMENT. On the Closing Date, the Trust will enter into an interest rate swap agreement (the "Initial Interest Rate Swap") with _________________________ (the "Initial Swap Counterparty"). The Initial Interest Rate Swap will terminate on the earliest to occur of the ________, ____ Quarterly Payment Date (the "Scheduled Initial Swap Termination Date"), the date on which the Notes have been paid in full and the date on which the Initial Interest Rate Swap is terminated in accordance with its terms pursuant to an early termination (the "Initial Swap Termination Date").

          The Administrator may cause the Trust to enter into additional interest rate swap agreements (the "Subsequent Interest Rate Swaps" and, together with the Initial Interest Rate Swap, the "Interest Rate Swaps") with counterparties rated at least __ by at least [2] nationally recognized rating agencies (the "Subsequent Swap Counterparties") on terms substantially the same as the Initial Interest Rate Swap.

          Each Interest Rate Swap will be documented according to a 1992 ISDA Master Agreement (Multicurrency-Cross Border), together with a Schedule and a Confirmation (the "Swap Agreement") modified to reflect the terms of the Notes, the Indenture and the applicable Interest Rate Swap.

          In accordance with the terms of the Interest Rate Swaps, the applicable Swap Counterparty will pay to the Trust, on each Quarterly Payment Date with respect to which the related Interest Rate Swap is still in effect, an amount equal to the product of

          0         the Swap Rate for the related Quarterly Interest Period,
          0         the Scheduled Notional Swap Amount for the Quarterly Payment
                    Date and
          0         the quotient of the number of days in the related Quarterly
                    Interest Period divided by 360.

The "Swap Rate" for any Interest Rate Swap and any Quarterly Interest Period will be a rate equal to Three-Month LIBOR (determined as described in this prospectus supplement under "Description of the Notes--Calculation of Three-Month LIBOR") for the Quarterly Interest Period. The "Scheduled Notional Swap Amount" for (a) the Initial Interest Rate Swap and any Quarterly Payment Date will be the lesser of (1) the outstanding principal balance of the Notes immediately preceding the Quarterly Payment Date and (2) the amount listed on Exhibit A hereto for the Quarterly Payment Date and (b) any Subsequent Interest Rate Swap and any Quarterly Payment Date will be agreed to by the Administrator and the related Subsequent Swap Counterparty but in no event will the Scheduled Notional Swap Amount for a Subsequent Interest Rate Swap, when added to the Scheduled Notional Swap Amounts of the other Interest Rate Swaps be amount greater than the outstanding principal balance of the Notes immediately preceding the Quarterly Payment Date. The Seller expects that the Scheduled Notional Swap Amount for the Initial Interest Rate Swap and each Quarterly Payment Date prior to the Initial Swap Termination Date will be equal to approximately ___% of the outstanding principal amount of the Notes immediately preceding the Quarterly Payment Date. However, following the Closing Date, USA Group Secondary Market Services, Inc. may agree with the Initial Swap Counterparty to cause the Scheduled Notional Swap Amount for the initial Interest Rate Swap to equal the outstanding principal balance of the Notes.

          In exchange for the payment, the Trust will pay to the applicable Swap Counterparty, on each Quarterly Payment Date with respect to which the related Interest Rate Swap is still in effect, an amount equal to the product of

          0 the T-Bill Rate (determined as described below) for the related Quarterly Interest Period plus at least ____% but not more than ____%,
          0         the Scheduled Notional Swap Amount for the Quarterly Payment
                    Date and
          0 the quotient of the actual number of days in the Quarterly Interest Period divided by 365 (or 366 in the case of any amount which is being calculated with respect to a Quarterly Payment Date in a leap year).

For each Quarterly Payment Date with respect to which an Interest Rate Swap is still in effect (and without regard to any payments remaining unpaid from a prior Quarterly Payment Date), any difference between the payment by the related Swap Counterparty to the Trust and the payment by the Trust to the related Swap Counterparty will be referred to as a "Net Trust Swap Receipt", if the difference is a positive number, and a "Net Trust Swap Payment", if the difference is a negative number. Any payments pursuant to an Interest Rate Swap will be made solely on a net basis, as described above. Any Trust Swap Receipt Amounts will be distributed as part of the Available Funds on the Quarterly Payment Date and any Trust Swap Payment Amounts will be paid out of the Available Funds.

          The "T-Bill Rate", with respect to any Quarterly Interest Period, means the weighted average of the T-Bill Rates for each day within the Quarterly Interest Period and, with respect to any date within a Quarterly Interest Period, means the weighted average discount rate per annum (expressed on a bond equivalent basis and applied on a daily basis) for direct obligations of the United States with a maturity of 13 weeks ("91-day Treasury Bills") sold at the most recent 91-day Treasury Bill auction prior to the date, as reported by the U.S. Department of the Treasury. In the event that the results of the auctions of 91-day Treasury Bills cease to be reported as provided above, or that no auction is held in a particular week, then the T-Bill Rate in effect as a result of the last publication or report will remain in effect until the time, if any, as the results of auctions of 91-day Treasury Bills shall again be reported or the auction is held, as the case may be. The T-Bill Rate will be subject to a Lock-In Period of six business days.

          "Lock-In Period" means the period of days preceding any Quarterly Payment Date during which the T-Bill Rate in effect on the first day of the period will remain in effect until the end of the Quarterly Interest Period related to the Quarterly Payment Date.

          MODIFICATION AND AMENDMENT OF THE SWAP AGREEMENT AND TRANSFER AND SERVICING AGREEMENTS. The Trust Agreement and the Indenture will contain provisions permitting the Eligible Lender Trustee, with the consent of the Indenture Trustee, to enter into any amendment to a Swap Agreement requested by the applicable Swap Counterparty to cure any ambiguity in, or correct or supplement any provision of, the related Swap Agreement, so long as the Eligible Lender Trustee determines, and the Indenture Trustee agrees in writing, that the amendment will not adversely affect the interests of the Noteholders. The written consent of the applicable Swap Counterparty will be required before any amendment is made to the Indenture or the Transfer and Servicing Agreements.

          CONDITIONS PRECEDENT. The respective obligations of the applicable Swap Counterparty and the Trust to pay specified amounts due under the related Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing with respect to the related Interest Rate Swap and (2) no Termination Event (as defined below) has occurred or been effectively designated with respect to the related Interest Rate Swap; provided, however, that the applicable Swap Counterparty's obligation to pay these amounts will not be subject to these conditions unless principal of the Notes has been accelerated following an Event of Default under the Indenture or an early termination under the related Swap Agreement has occurred or been designated.

          DEFAULTS UNDER THE SWAP. "Events of Default" under each Swap Agreement (each a "Swap Default") are limited to

          0 the failure of the Trust or the applicable Swap Counterparty to pay any amount when due under the related Interest Rate Swap after giving effect to the applicable grace period; provided, however, that, in the case of the Trust, the Trust has funds available after all prior obligations of the Trust to make this payment,
          0 the occurrence of specified events of insolvency or bankruptcy of the Trust or the applicable Swap Counterparty,
          0 an acceleration of the principal of the Notes following an Event of Default under the Indenture, and
          0 the following other standard events of default under the 1992 Master Agreement:
                    0 "Breach of Agreement" (not applicable to the Trust),
                    0         "Credit Support Default" (not applicable to the
                              Trust),
                    0 "Misrepresentation" (not applicable to the Trust), and
                    0 "Merger without Assumption" (not applicable to the Trust), as described in Sections 5(a)(ii), 5(a)(iii), 5(a)(iv) and 5(a)(viii) of the 1992 Master Agreement.

          TERMINATION EVENTS. "Termination Events" under each Swap Agreement consist of the following standard events under the 1992 Master Agreement:
"Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the applicable Interest Rate Swap) and "Tax Event" (which generally relates to either party to the applicable Interest Rate Swap receiving a payment under the applicable Interest Rate Swap from which an amount has been deducted or withheld for or on account of taxes), as described in Sections 5(b)(i) and 5(b)(ii) of the 1992 Master Agreement.

          EARLY TERMINATION OF THE SWAP. Upon the occurrence of any Swap Default under a Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date (as defined in the related Swap Agreement) upon the occurrence of the Swap Default. The Trust may not designate an Early Termination Date without the consent of the Administrator. With respect to Termination Events, an Early Termination Date may be designated by one of the parties (as specified in the related Swap Agreement) and will occur only upon notice and, in some circumstances, after any Affected Party has used reasonable efforts to transfer it rights and obligations under the related Swap Agreement to a related entity within a limited period after notice has been given of the Termination Event, all as set forth in the related Swap Agreement. The occurrence of an Early Termination Date under a Swap Agreement will constitute a "Swap Early Termination".

          Upon any Swap Early Termination of a Swap Agreement, the Trust or the applicable Swap Counterparty may be liable to make a termination payment to the other (regardless, if applicable, of which of the parties has caused the termination). The amount of the termination payment will be based on the value of the related Interest Rate Swap computed in accordance with the procedures set forth in the related Interest Rate Swap. Any payment could be substantial. In the event that the Trust is required to make a termination payment, the payment will be payable in the same order of priority as any Trust Swap Payment Amount payable to the applicable Swap Counterparty (which is payable pari passu with the Class A-1 Noteholders' Interest Distribution Amount and the Class A-2 Noteholders' Interest Distribution Amount); provided, however, that, in the event that a termination payment is owed to the applicable Swap Counterparty following a Swap Default resulting from a default of the applicable Swap Counterparty or a Termination Event, the termination payment will be subordinate to the right of the Noteholders to receive full payment of principal of and interest on the Notes. Accordingly, termination payments, if required to be made by the Trust, could result in shortfalls to Noteholders.

          If, following an Early Termination Date, a termination payment is owed by the Trust to a Swap Counterparty and the Trust receives a payment ("Assumption Payment") from a successor swap counterparty to assume the position of the applicable Swap Counterparty, the portion of the Assumption Payment that does not exceed the amount of the termination payment owed by the Trust to the applicable Swap Counterparty will be paid by the Trust to the applicable Swap Counterparty and will not be available to make distributions to Noteholders. Following the payment, the amount of the termination payment owed by the Trust to the applicable Swap Counterparty will be reduced by the amount of the payment.

          RATING AGENCY DOWNGRADE. If the rating of a Swap Counterparty (or any successor credit support provider) is withdrawn or reduced below __ or its equivalent by any Swap Rating Agency (this withdrawal or reduction, a "Rating Agency Downgrade"), the applicable Swap Counterparty is required, no later than the 30th day following the Rating Agency Downgrade, at the applicable Swap Counterparty's expense, either to (1) obtain a substitute Swap Counterparty that has a counterparty rating of at least __ or its equivalent by the Swap Rating Agency or (2) enter into arrangements reasonably satisfactory to the Trustee, including collateral arrangements, guarantees or letters of credit, which arrangements in the view of the Swap Rating Agency will result in the total negation of the effect or impact of the Rating Agency Downgrade on the Noteholders and the Seller.

          THE INITIAL SWAP COUNTERPARTY. _________________________ is a __________ company with its principal place of business located at
_________________________. As of the date of the prospectus supplement, the Initial Swap Counterparty's counterparty ratings were _________________________.

          THE INFORMATION SET OUT IN THE PRECEDING PARAGRAPH HAS BEEN PROVIDED BY THE INITIAL SWAP COUNTERPARTY AND IS NOT GUARANTEED AS TO ACCURACY OR COMPLETENESS, AND IS NOT TO BE CONSTRUED AS REPRESENTATIONS, BY THE SELLER OR THE UNDERWRITERS. EXCEPT FOR THE FOREGOING PARAGRAPH, THE INITIAL SWAP COUNTERPARTY AND ITS AFFILIATES HAVE NOT BEEN INVOLVED IN THE PREPARATION OF, AND DO NOT ACCEPT RESPONSIBILITY FOR, THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

COMPANY LIABILITY

          Anything to the contrary in the prospectus notwithstanding, the Company will not be liable to any person or entity for the amount of any losses, claims, damages or liabilities arising out of or based on the Trust Agreement.

TERMINATION

          Information regarding termination of the Trust is set forth in "Description of the Transfer and Servicing Agreements--Termination" in the prospectus; PROVIDED, HOWEVER, that the information set forth under the heading "Description of the Transfer and Servicing Agreements--Insolvency Event" is not applicable in connection with the Trust.

          Any Financed Student Loans remaining in the Trust as of the end of the Collection Period immediately preceding the ________, ____ Quarterly Payment Date will be offered for sale by the Indenture Trustee. The Seller, its affiliates and unrelated third parties may offer bids to purchase the Financed Student Loans on the Quarterly Payment Date. If at least two bids (one of which is from a bidder other than the Seller and its affiliates) are received, the Indenture Trustee will accept the highest bid equal to or in excess of the greater of (x) the aggregate Purchase Amounts of the Financed Student Loans as of the end of the Collection Period immediately preceding the Quarterly Payment Date and (y) an amount that would be sufficient to

          0 reduce the outstanding principal amount of the Notes on the Quarterly Payment Date to zero,
          0 pay to the Noteholders, the Noteholders' Interest Distribution Amount payable on the Quarterly Payment Date and
          0 pay to the Swap Counterparties any prior unpaid Net Trust Swap Payment Carryover Shortfalls and any other amounts owed by the Trust to the Swap Counterparties under the Interest Rate Swaps (the greater amount, the "Minimum Purchase Price").

If at least two bids are not received or the highest bid is not equal to or in excess of the Minimum Purchase Price, the Indenture Trustee will not consummate the sale. The proceeds of any sale will be used to redeem any Notes outstanding on the Quarterly Payment Date. If the sale is not consummated in accordance with the foregoing, the Indenture Trustee may, but shall not be under any obligation to, solicit bids to purchase the Financed Student Loans on future Quarterly Payment Dates upon terms similar to those described above. No assurance can be given as to whether the Trustee will be successful in soliciting acceptable bids to purchase the Financed Student Loans on either the ________, ____ Quarterly Payment Date or any subsequent Quarterly Payment Date.

OPTIONAL REDEMPTION

          The Company or an assignee of the Company, may at its option purchase from the Eligible Lender Trustee, as of the end of any Collection Period immediately preceding a Quarterly Payment Date on which the then outstanding Pool Balance is 20% or less of the aggregate initial principal amount of the Notes, all remaining Financed Student Loans at a price equal to the greater of the aggregate Purchase Amounts as of the end of the Collection Period and the Minimum Purchase Price, which amount will be used to retire the Notes concurrently therewith. The Minimum Purchase Price for a purchase occurring prior to the ________, ____ Quarterly Payment shall include any termination payment due to the applicable Swap Counterparty. Upon termination of the Trust, all right, title and interest in the Financed Student Loans and other funds of the Trust, after giving effect to any final distributions to the Noteholders therefrom, will be conveyed and transferred to the Company or the assignee.

                      FEDERAL FAMILY EDUCATION LOAN PROGRAM

          A description of the Federal Family Education Loan Program is provided in the prospectus under "Federal Family Education Loan Program." The information provided below sets forth recent developments and additional information with respect the Federal Family Education Loan Program.

          RECENT DEVELOPMENTS-EMERGENCY STUDENT LOAN CONSOLIDATION ACT OF 1997. On November 13, 1997, President Clinton signed into law the Emergency Student Loan Consolidation Act of 1997, which made significant changes to the Federal Consolidation Loan program. These changes include:

          0 providing that federal direct student loans are eligible to be included in a Federal Consolidation Loan;
          0 changing the borrower interest rate on new Federal Consolidation Loans (previously a fixed rate based on the weighted average of the loans consolidated, rounded up to the nearest whole percent) to the annually variable rate applicable to Stafford Loans (i.e., the bond equivalent rate at the last auction in May of 91-day Treasury Bills plus 3.10%, not to exceed 8.25% per annum);
          0 providing that the portion of a Federal Consolidation Loan that is comprised of Subsidized Stafford Loans retains its subsidy benefits during periods of deferment; and
          0 establishing prohibitions against various forms of discrimination in the making of Consolidation Loans.

Except for the last of the above changes, all these provisions expired on September 30, 1998. The combination of the change to a variable rate and the 8.25% interest cap reduced the lender's yield in most cases below the rate that would have been applicable under the previous weighted average formula.

          RECENT DEVELOPMENTS--FY 1998 BUDGET. In the 1997 Budget Reconciliation Act (P.L. 105-33), several changes were made to the Act impacting the FFELP. These provisions include, among other things, requiring Federal Guarantors to return $1 billion of their reserves to the U.S. Treasury by September 1, 2002 (to be paid in annual installments), greater restrictions on use of reserves by Federal Guarantors and a continuation of the Administrative Cost Allowance payable to Federal Guarantors (which is a fee paid to Guarantors equal to 0.85% of new loans guaranteed).

          RECENT DEVELOPMENTS--1998 AMENDMENTS. On May 22, 1998, Congress passed, and on June 9, 1998, the President signed into law, a temporary measure relating to the Higher Education Act and FFELP loans as part of the Intermodal Surface Transportation Efficiency Act of 1998 (the "1998 Amendments") that revised interest rate changes under the FFELP that were scheduled to become effective on July 1, 1998. For loans made during the period July 1, 1998 through September 30, 1998, the borrower interest rate for Stafford Loans and Unsubsidized Stafford Loans is reduced to a rate of 91-day Treasury Bill Rate plus 2.30% (1.70% during school, grace and deferment), subject to a maximum rate of 8.25%. As described below, the formula for Special Allowance Payments on Stafford Loans and Unsubsidized Stafford Loans is calculated to produce a yield to the loan holder of 91-day Treasury Bill Rate plus 2.80% (2.20% during school, grace and deferment). The 1998 Amendments also adjusted the interest rate on PLUS Loans disbursed on or after July 1, 1998 and before October 1, 1998 to a rate of 91-day T-bill plus 3.10%, subject to a maximum rate of 9%, but did not affect the rate change on Federal Consolidation Loans during the same period which is fixed at the rate of 91-day T-bill established at the final auction held prior to June 1, 1998 plus 3.10% subject to a maximum rate of 8.25%. The formula for Special Allowance Payments for PLUS Loans continues to provide that no Special Allowance Payments will be paid unless the interest rate formula described in the preceding sentence produces a rate which exceeds 9%.

          RECENT DEVELOPMENTS--1998 REAUTHORIZATION BILL. On October 7, 1998, President Clinton signed into law the Higher Education Amendments of 1998 (the "1998 Reauthorization Bill"), which enacted significant reforms in the FFELP. The major provisions of the 1998 Reauthorization Bill include the following:

          0 All references to a "transition" to full implementation of the Federal Direct Loan Program were deleted from the FFELP statute.

          0 Guarantor reserve funds were restructured so that Federal Guarantors are provided with additional flexibility in choosing how to spend specified funds they receive.

          0 The minimum Federal Guarantor reserve level requirement is reduced from 0.50% of the total attributable amount of all outstanding loans guaranteed to 0.25% of the total attributable amount of all outstanding loans guaranteed.

          0 Additional recall of reserve funds by the Secretary were mandated, amounting to $85 million in fiscal year 2002, $82.5 million in fiscal year 2006, and $82.5 million in fiscal year 2007. However, specified minimum reserve levels are protected from recall.

          0 The administrative cost allowance was replaced by two (2) new payments, a Student Loan processing and issuance fee equal to 65 basis points (40 basis points for loans made on or after October 1, 1993) paid at the time a loan is guaranteed, and an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001-2003) paid annually on outstanding guaranteed Student Loans.

          0 The percentage of collections on defaulted Student Loans a Guarantor is permitted to retain is reduced from 27% to 24% (23% beginning on October 1, 2003) plus the complement of the reinsurance percentage applicable at the time a claim was paid to the lender on the Student Loan.

          0 Federal reinsurance provided to Federal Guarantors is reduced from 98% to 95% for Student Loans first disbursed on or after October 1, 1998.

          0 The delinquency period required for a loan to be declared in default is increased from 180 days to 270 days for loans on which the first day of delinquency occurs on or after the date of enactment of the 1998 Reauthorization Bill.

          0 Interest rates charged to borrowers on Stafford Loans, and the yield for Stafford Loan holders established by the 1998 Amendments, were made permanent, absent future amendments.

          0 The Secretary is authorized to permit guarantors and lenders to enter into blanket certificate of loan guaranty agreements. Some guarantors have begun offering these new agreements to lenders.

          0 Federal Consolidation Loan interest rates were revised to equal the weighted average of the loans consolidated rounded up to the nearest one-eighth of 1%, capped at 8.25%. When the 91-day Treasury Bill Rate plus 3.1% exceeds the borrower's interest rate, Special Allowance Payments are made to make up the difference.

          0 The lender-paid offset fee on Federal Consolidation Loans of 1.05% is reduced to .62% for Loans made pursuant to applications received on or after October 1, 1998 and on or before January 31, 1999.

          0 The Direct Consolidation Loan interest rate calculation was revised to reflect the rate for Federal Consolidation Loans, and will be effective for loans on which applications are received on or after February 1, 1999.

          0 Lenders are required to offer extended repayment schedules to new borrowers after the enactment of the 1998 Reauthorization Bill who accumulate after the date outstanding loans under FFELP totaling more than $30,000, under which schedules the repayment period may extend up to 25 years subject to specified minimum repayment amounts.

          0 The Secretary is authorized to enter into six (6) voluntary flexible agreements with Federal Guarantors under which various statutory and regulatory provisions can be waived.

          0 Federal Consolidation Loan lending restrictions are revised to allow lenders who do not hold one of the borrower's underlying federal loans to issue a Federal Consolidation Loan to a borrower whose underlying Federal Loans are held by multiple holders.

          0 Inducement restrictions were revised to permit Federal Guarantors and lenders to provide assistance to schools comparable to that provided to schools by the Secretary under the federal direct student loan program.

          0 The Secretary is now required to pay off Student Loan amounts owed by borrowers due to failure of the borrower's school to make a tuition refund allocable to the Student Loan.

          0 Discharge of FFELP and specified other Student Loans in bankruptcy is now limited to cases of undue hardship regardless of whether the Student Loan has been in repayment for seven (7) years prior to the bankruptcy filing.

          0 All of the Federal Guarantors will be subject to the new recall of reserves and reduced reinsurance provisions for Federal Guarantors. The new recall of reserves and reduced reinsurance for Federal Guarantors increases the risk that resources available to the Federal Guarantors to meet their guarantee obligations will be significantly reduced.

          RECENT DEVELOPMENTS - 1999 AMENDMENT. The Work Incentives Improvement Act of 1999 passed by Congress in late November 1999, included a change in the reference index for determining lender yield of Stafford Loans, PLUS Loans and Federal Consolidation Loans. The formula used to calculate Special Allowance Payments for loans first disbursed on or after January 1, 2000, and before July 1, 2003, is based on the 90-day Commercial Paper (financial) rates in effect for each of the days in such quarter as reported by the Federal Reserve in Publication H-15 (the "CP Rate"). Under the new formula, special allowance rates for Stafford Loans and unsubsidized Stafford Loans will be calculated to provide the loan holder with a minimum yield equal to the CP Rate plus 1.74 percent during in-school periods, grace periods and deferment periods, and 2.34 percent during repayment periods; PLUS loans and Consolidation loans will be calculated based on the CP Rate plus 2.64 percent.

          RECENT DEVELOPMENTS - 1999 FINAL REGULATIONS. The Department of Education published its final regulations (the "1999 Final Regulations") implementing the 1998 Reauthorization Bill. The 1999 Final Regulations implement and interpret 1998 Reauthorization Bill and by and large reflect the consensus of the federal and non-federal negotiators who participated in the negotiated rulemaking process.

          The major provisions of the 1999 Final Regulations include:

          0 Lenders may capitalize interest on unsubsidized loans ONLY when the loan enters repayment, at the expiration of the period of authorized deferment, at the expiration of a forbearance, and when the borrower defaults.

          0 Lenders may assess a lower origination fee to borrowers provided the lenders do so consistently on a state-by-state basis. Specifically, if a lender chooses to offer a lower origination fee, it must do so for each of its borrowers attending school in that state and each of its borrowers who are residents of that state.

          0 Periods of service by a borrower in the armed forces is excluded from the borrower's six-month grace period.

          0 The requirements for documentation regarding a borrower's eligibility for some types of deferments were relaxed.

          0 The six-month limit for applying some in-school deferments retroactively was removed.

          0 Lenders may grant administrative forbearances to resolve delinquencies that existed at the time a natural disaster forbearance is applied.

          0 Lenders are required to suspend collection activities against all parties to a loan (borrower, co-maker, endorser) if any of those parties file for a Chapter 7, 11, 12 or 13 bankruptcy. 1

          0 Due diligence requirements for collecting a delinquent loan were modified to reflect the statutory change in the definition of default from 180 days delinquent to 270 days delinquent.

          0 A guarantor must deposit the Secretary of Education's equitable share of borrower payments received on defaulted loans into the guarantor's federal fund within 48 hours of receipt of the payments.

          CONSOLIDATION OF FEDERAL BENEFIT BILLINGS AND RECEIPTS WITH OTHER TRUSTS. Due to a recent change in Department policy limiting the granting of new lender identification numbers, the Eligible Lender Trustee is allowed under the Trust Agreement to permit the Trust, and other trusts established by the Seller to securitize Student Loans, to use a common Department lender identification number. The billings submitted to the Department for Interest Subsidy Payments and Special Allowance Payments on the Financed Student Loans will be consolidated with the billings for the payments for Student Loans in the other trusts using the same lender identification number and payments on the billings will be made by the Department in lump sum form. The lump sum payments will then be allocated among the various trusts using the lender identification number.

          In addition, the sharing of the lender identification number by the Trust with other trusts may result in the receipt of claim payments by Federal Guarantors in lump sum form. In that event, the payments would be allocated among the trusts in a manner similar to the allocation process for Interest Subsidy Payments and Special Allowance Payments.

          The Department regards the Eligible Lender Trustee as the party primarily responsible to the Department for any liabilities owed to the Department or Federal Guarantors resulting from the Eligible Lender Trustee's activities in the FFELP. As a result, if the Department or a Federal Guarantor were to determine that the Eligible Lender Trustee owes a liability to the Department or a Federal Guarantor on any Student Loan for which the Eligible Lender Trustee is or was legal titleholder, including loans held in the Trust or other trusts, the Department or the Federal Guarantor may seek to collect that liability by offset against payments due the Eligible Lender Trustee under the Trust. In the event that the Department or a Federal Guarantor determines a liability exists in connection with a trust using the shared lender identification number, the Department or the Federal Guarantor would be likely to collect that liability by offset against amounts due the Eligible Lender Trustee under the shared lender identification number, including amounts owed in connection with the Trust.

          In addition, other trusts using the shared lender identification number may in a given quarter incur Federal Origination Fees that exceed the Interest Subsidy Payments and Special Allowance Payments payable by the Department on the loans in the other trusts, resulting in the consolidated payment from the Department received by the Eligible Lender Trustee under the lender identification number for that quarter being less than the amount owed by the Department on the loans in the Trust for that quarter.

          The Servicing Agreement for the Trust and the servicing agreements for other trusts established by the Seller which share the lender identification number to be used by the Trust (the Trust and the other trusts, collectively, the "Seller Trusts") will require the Eligible Lender Trustee or the Servicer for each Seller Trust to allocate to the proper Seller Trust a shortfall or an offset by the Department or a Federal Guarantor arising from the Student Loans held by the Eligible Lender Trustee on the Seller Trust's behalf.

          FEES PAYABLE ON FINANCED STUDENT LOANS. Under the Federal Consolidation Program, the Trust will be obligated to pay to the Department a monthly rebate fee (the "Monthly Rebate Fee") at an annualized rate of 1.05% (0.62% for applications received between October 1, 1998 and January 31, 1999) of the outstanding principal balance on the last day of each month plus accrued interest thereon of each Federal Consolidation Loan which is a part of the Trust, which rebate will be payable prior to distributions to the Noteholders and which rebate will reduce the amount of funds which would otherwise be available to make distributions on the Notes. In addition, the Trust must pay to the Department a 0.50% origination fee (the "Federal Origination Fee") on the initial principal balance of each Financed Student Loan which is originated on its behalf by the Eligible Lender Trustee (i.e., each Federal Consolidation Loan originated on its behalf by the Eligible Lender Trustee during the Revolving Period and each Add-on Consolidation Loan added to a Federal Consolidation Loan in the Trust), which fee will be deducted by the Department out of Interest Subsidy Payments and Special Allowance Payments. If sufficient Interest Subsidy Payments and Special Allowance Payments are not due to the Trust to cover the amount of the Federal Origination Fee, the balance of the Federal Origination Fee may be deferred by the Department until sufficient Interest Subsidy Payments and Special Allowance Payments accrue to cover the fee or may be required to be paid immediately. If the amounts never accrue, the Trust would be obligated to pay any remaining fee from other assets of the Trust prior to making distributions to the Noteholders. The offset of Interest Subsidy Payments and Special Allowance Payments, and the payment of any remaining fee from other Trust assets will further reduce the amount of the Available Funds from which payments to the Noteholders may be made.

                  FEDERAL INCOME TAX AND STATE TAX CONSEQUENCES

          Stroock & Stroock & Lavan LLP (the "Special Federal Tax Counsel") is of the opinion that the Senior Notes will properly be characterized as indebtedness for federal income tax purposes and that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is not binding on the Internal Revenue Service (the "IRS") and thus no assurance can be given that the characterization would prevail if it were challenged. If the IRS were to contend successfully that the Subordinate Notes and the Senior Notes were not debt for federal income tax purposes, the arrangement among Noteholders and the Seller might be classified for federal income tax purposes as a publicly traded partnership taxable as a corporation.

          If the arrangement created by the Indenture were treated as a publicly traded partnership taxable as a corporation, the resulting entity would be subject to federal income taxes at corporate tax rates on its taxable income generated with respect to the Financed Student Loans. Moreover, distributions by the entity to all or some of the classes of Notes would probably not be deductible in computing the entity's taxable income and all or part of the distributions to holders of the Notes would probably be treated as dividends. This entity-level tax could result in reduced distributions to the Noteholders and the Noteholders could be liable for a share of the tax.

          Because the Seller will treat the Notes as indebtedness for federal income tax purposes, the Trustee will not comply with the tax reporting requirements that would apply under the foregoing alternative characterizations of the Notes.

          The Senior Notes provide for stated interest at a floating rate based upon Three-Month LIBOR, but are subject to specified restrictions on the maximum level of the floating rate. Under Treasury regulations governing "original issue discount" ("OID"), stated interest payable at a variable rate is not taxed as OID or contingent interest if the variable rate is a qualified floating rate. The tax treatment of interest that is not based on a qualified floating rate is not specified and the regulations do not address the tax treatment of debt instruments bearing contingent interest except in circumstances not relevant to this discussion. The Trust intends to treat the stated interest as a "qualified floating rate" for OID purposes and thus the interest should not be taxable to the Senior Noteholders as OID or as contingent interest.

          Prospective purchasers should read "Federal Income Tax Consequences" and "State Tax Consequences" in the prospectus for a discussion of the application of specified federal income tax laws and specified state tax laws to the Trust and the Notes.

                              ERISA CONSIDERATIONS

          Subject to the applicable provisions of ERISA and the Code, the Senior Notes may be purchased by an employee benefit plan or an individual retirement account or other arrangement described in Section 3(3) of ERISA or Section 4975(e)(1) of the Code (a "Plan"). Fiduciaries of a Plan subject to ERISA must first determine that the Plan's acquisition of a Senior Note is consistent with their fiduciary duties under ERISA, including the requirements of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Plan fiduciaries must also determine that the acquisition will not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) or specified church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility or prohibited transaction provisions of ERISA or the Code. However, any plan which is qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code is subject to the exclusive benefit rule under Section 401(a)(2) of ERISA and the prohibited transaction rules set forth in Section 503 of the Code. See "ERISA Considerations" in the prospectus.

                                  UNDERWRITING

          Subject to the terms and conditions set forth in the underwriting agreement relating to the Senior Notes, the Seller has agreed to cause the Trust to sell to each of the underwriters named below for which Credit Suisse First Boston Corporation is acting as representative and each of the underwriters has severally agreed to purchase, the principal amount of Senior Notes set forth opposite its name below.


                                                                                  PRINCIPAL AMOUNT
                                                              ----------------------------------------------------------
 UNDERWRITER                                                  CLASS A-1 NOTES                            CLASS A-2 NOTES
-------------                                                 ----------------                          ------------------
---------------------....................................            $                                            $
---------------------....................................            $                                            $
          Total..........................................            $                                            $
                                                              ================                          ====================

          The underwriting agreement provides that the underwriters are obligated to purchase all of the Senior Notes if any are purchased. The underwriting agreement provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering of Senior Notes may be terminated.

          The underwriters propose to offer the Senior Notes initially at the public offering prices on the cover page of this prospectus supplement, and to selling group members at those prices less a concession of _____% per Class A-1 Note and _____% per Class A-2 Note. The underwriters and the selling group members may allow a discount of _____% per Class A-1 Note and _____% per Class A-2 Note on sales to specified other broker dealers. After the initial public offering, the public offering prices and the concessions and discounts to dealers may be changed by the representative.

          The representative, on behalf of the underwriters, may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Senior Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the Senior Notes originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Senior Notes to be higher than it would otherwise be in the absence of the transactions. These transactions, if commenced, may be discontinued at any time.

          We estimate that our out of pocket expenses for this offering will be approximately $_______.

          The Senior Notes are a new issue of securities with no established trading market. One or more of the underwriters intend to make a secondary market for the Senior Notes. However, they are not obligated to do so and may discontinue making a secondary market for the Senior Notes at any time without notice. No assurance can be given as to how liquid the trading market for the Senior Notes will be.

          The Seller has agreed to indemnify the underwriters against specified liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make.

          The Trust may, from time to time, invest the funds in the Collection Account, the Collateral Reinvestment Account and the Reserve Account in Eligible Investments acquired from the Underwriters.

          The Seller has also agreed to pay _________________________ a structuring fee equal to $________.

                                  LEGAL MATTERS

          Specified legal matters relating to the Senior Notes will be passed upon for the Trust, the Seller, the Servicer and the Administrator by Krieg DeVault Alexander & Capehart, LLP Indianapolis, Indiana and for the underwriters by Stroock & Stroock & Lavan LLP, New York, New York. Edward R. Schmidt, general counsel of SMS and an executive officer of and general counsel for USA Group, USA Funds and Loan Services and a member of the board of directors of USA Group and a member of the board of trustees of USA Group Loan Services, Inc., USA Group Guarantee Services, Inc. and USA Funds, was formerly a partner of, and of counsel to, the firm of Krieg DeVault Alexander & Capehart, LLP and William R. Neale, a member of the board of directors of USA Group and a member of the board of trustees of USA Funds, is a partner of the firm of Krieg DeVault Alexander & Capehart, LLP. Specified federal income tax matters will be passed upon for the Trust by Stroock & Stroock & Lavan LLP and specified Indiana state income and corporate income tax matters will be passed upon for the Trust by Krieg DeVault Alexander & Capehart, LLP.

                           REPORTS TO SECURITYHOLDERS

          Unless and until Definitive Notes are issued, quarterly and annual unaudited reports containing information concerning the Financed Student Loans will be prepared by the Administrator and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Senior Notes, and will not be sent to the beneficial owners of the Senior Notes. Beneficial owners of Senior Notes will, however, be able to obtain the reports by requesting them from the Indenture Trustee. The reports will contain the information described under "Description of the Transfer and Servicing Agreements--Statements to Indenture Trustee and Trust" in the prospectus. The reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. See "Information Regarding the Securities--Book-Entry Registration" and "Reports to Securityholders" in the prospectus. The Trust will file with the Commission the periodic reports required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. These reports and other information may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet site that will obtain reports and other information regarding the Trust. The address of that site is http://www.sec.gov.

                           FORWARD LOOKING STATEMENTS

          Information under the heading "Formation of the Trust" and "Federal Family Education Loan Program" contains various "forward looking statements", which represent the Seller's expectations or beliefs concerning future events. The Seller cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements.

                                     ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

          Except in specified limited circumstances, the globally offered Senior Notes of SMS Student Loan Trust ____-_ (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlements and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (I.E., seven calendar day settlement).

          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset-backed securities issues.

          Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the applicable Depositaries of CEDEL and Euroclear (in this capacity) and as DTC Participants.

          Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet specified requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

          All Global Securities will be held in book-entry form by DTC in the name of CEDE & CO. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

          Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional asset-backed securities. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and the seller's accounts are located to ensure that settlement can be made on the desired value date.

          TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled in same-day funds.

          Trading between CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

          TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear, as the case may be, will instruct the applicable Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a calendar year consisting of twelve 30-day calendar months. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

          CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants may elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

          Since the settlement is taking place during New York business hours, DTC Participants may employ their usual procedures for sending Global Securities to the applicable Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently from a trade between two DTC Participants.

          TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Euroclear Participants, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or a Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct Euroclear Participants, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date, on the basis of a calendar year consisting of twelve 30-day calendar months. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

          Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

          (1) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

          (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

          A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to 30% U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of the change.

          EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner or his agent.

          EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payee's Request for Taxpayer Identification Number and Certification).

          U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Global Securities holder, or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

          This summary does not deal with all aspects of foreign income tax withholding that may be relevant to foreign holders of these Global Securities or with the application of tax documentation requirements that are generally effective with respect to payments made after December 31, 2000. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of these Global Securities.

          U.S. PERSON. As used in this prospectus supplement the term "U.S. Person" means a beneficial owner of a Senior Note that is for United States federal income tax purposes

          0         a citizen or resident of the United States,
          0         a corporation or partnership created or organized in or
                    under the laws of the United States or of any political subdivision of a corporation or partnership,
          0         an estate the income of which is subject to United States
                    federal income taxation regardless of its source, or
          0         a trust if a court within the United States is able to
                    exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

As used in this prospectus supplement, the term "Non-U.S. Person" means a beneficial owner of a Senior Note that is not a U.S. Person.

                            INDEX OF PRINCIPAL TERMS

          Set forth below is a list of the defined terms used in this prospectus supplement and the pages on which the definitions of the terms may be found in this prospectus supplement.


1998 Amendments.........................................................S-52
1998 Reauthorization Bill...............................................S-52
91-day Treasury Bills...................................................S-49
Additional Fundings.....................................................S-34
Additional Guarantor....................................................S-24
Additional Student Loans................................................S-14
Add-on Consolidation Loans..............................................S-17
Administration Agreement................................................S-33
Administration Fee......................................................S-39
Administrator...........................................................S-34
Assumption Payment......................................................S-50
Available Funds.........................................................S-41
BONA....................................................................S-34
Cede....................................................................S-59
CEDEL...................................................................S-31
CEDEL Participants......................................................S-31
Citibank................................................................S-32
Class A-1 Note Final Maturity Date......................................S-29
Class A-1 Note Rate.....................................................S-27
Class A-1 Noteholders...................................................S-29
Class A-1 Noteholders' Interest Carryover Shortfall.....................S-42
Class A-1 Noteholders' Interest Distribution Amount.....................S-42
Class A-1 Notes.........................................................S-27
Class A-2 Note Final Maturity Date......................................S-29
Class A-2 Note Rate.....................................................S-27
Class A-2 Noteholders...................................................S-29
Class A-2 Noteholders' Interest Carryover Shortfall.....................S-42
Class A-2 Noteholders' Interest Distribution Amount.....................S-43
Class A-2 Notes.........................................................S-27
Closing Date............................................................S-14
Collateral Reinvestment Account.........................................S-38
Collection Account......................................................S-38
Collection Period.......................................................S-40
Commission..............................................................S-34
Company.................................................................S-15
Cooperative.............................................................S-31
Cutoff Date.............................................................S-17
Deferral................................................................S-20
Delinquency Percentage..................................................S-36
Department..............................................................S-26
Depositaries............................................................S-32
Depositary..............................................................S-32
Determination Date......................................................S-39
DTC.....................................................................S-59
DTC Services............................................................S-33
Early Amortization Event................................................S-35
Eligible Lender Trustee.................................................S-14
Euroclear...............................................................S-31
Euroclear Operator......................................................S-31
Euroclear Participants..................................................S-31
Events of Default.......................................................S-49
Excess Spread...........................................................S-35
Exchange Act............................................................S-59
Exchanged Financed Student Loan.........................................S-36
Exchanged Serial Loan...................................................S-36
Expected Interest Collections...........................................S-35
Federal Origination Fee.................................................S-55
FFELP...................................................................S-14
Financed Student Loans..................................................S-14
Forbearance.............................................................S-20
Global Securities.......................................................S-60
Grace...................................................................S-20
GRDF Percentage.........................................................S-39
Guarantors..............................................................S-24
Illegality..............................................................S-49
Indenture...............................................................S-27
Indenture Trustee.......................................................S-27
Index Maturity..........................................................S-30
Indirect Participants...................................................S-30
Industry................................................................S-33
Initial Financed Student Loans..........................................S-14
Initial Guarantors......................................................S-24
Initial Interest Rate Swap..............................................S-47
Initial Swap Counterparty...............................................S-47
Initial Swap Termination Date...........................................S-47
In-School...............................................................S-20
In-School Percentage....................................................S-39
Interest Rate Swaps.....................................................S-48
IRS.....................................................................S-56
LIBOR Determination Date................................................S-29
LIBOR Reset Period......................................................S-30
Liquidated Student Loans................................................S-40
Liquidation Proceeds....................................................S-40
Loan Purchase Amount....................................................S-34
Loan Sale Agreement.....................................................S-33
Lock-In Period..........................................................S-49
Minimum Purchase Price..................................................S-51
Monthly Available Funds.................................................S-40
Monthly Collection Period...............................................S-40
Monthly Payment Date....................................................S-38
Monthly Rebate Fee......................................................S-55
Morgan..................................................................S-32
Net Trust Swap Payment..................................................S-48
Net Trust Swap Payment Carryover Shortfall..............................S-43
Net Trust Swap Receipt..................................................S-48
Net Trust Swap Receipt Carryover Shortfall..............................S-43
New Loan................................................................S-34
New Loans...............................................................S-34
Noncapitalized Accrued Interest.........................................S-34
Non-U.S. Person.........................................................S-63
Noteholders.............................................................S-29
Noteholders' Interest Distribution Amount...............................S-43
Notes...................................................................S-27
Obligors................................................................S-28
OID.....................................................................S-56
Parity Date.............................................................S-27
Participants............................................................S-30
Plan....................................................................S-56
Pool Balance............................................................S-28
Principal Distribution Adjustment.......................................S-43
Principal Distribution Amount...........................................S-43
Purchase Amount.........................................................S-28
Purchase Collateral Balance.............................................S-34
Purchase Premium Amount.................................................S-34
Quarterly Interest Period...............................................S-27
Quarterly Payment Date..................................................S-27
Rating Agency Downgrade.................................................S-50
Realized Losses.........................................................S-44
Record Date.............................................................S-27
Reference Banks.........................................................S-30
Repayment...............................................................S-20
Reserve Account.........................................................S-38
Reserve Account Excess..................................................S-46
Reserve Account Initial Deposit.........................................S-14
Revolving Period........................................................S-34
Scheduled Initial Swap Termination Date.................................S-47
Scheduled Notional Swap Amount..........................................S-48
Secretary...............................................................S-24
Seller..................................................................S-14
Seller Trusts...........................................................S-55
Senior Noteholders......................................................S-29
Senior Noteholders' Distribution Amount.................................S-44
Senior Noteholders' Interest Distribution Amount........................S-44
Senior Noteholders' Principal Carryover Shortfall.......................S-44
Senior Noteholders' Principal Distribution Amount.......................S-44
Senior Notes............................................................S-27
Serial Loan.............................................................S-36
Serial Loans............................................................S-36
Servicer................................................................S-33
Servicing Agreement.....................................................S-33
Servicing Fee...........................................................S-38
Servicing Fee Shortfall.................................................S-39
SMS.....................................................................S-14
Special Federal Tax Counsel.............................................S-56
Specified Reserve Account Balance.......................................S-46
Student Loan Rate Accrual Period........................................S-35
Student Loans...........................................................S-14
Subordinate Note Final Maturity Date....................................S-29
Subordinate Note Rate...................................................S-27
Subordinate Note Trigger................................................S-28
Subordinate Noteholders.................................................S-29
Subordinate Noteholders' Distribution Amount............................S-45
Subordinate Noteholders' Interest Carryover Shortfall...................S-45
Subordinate Noteholders' Interest Distribution Amount...................S-45
Subordinate Noteholders' Principal Carryover Shortfall..................S-45
Subordinate Noteholders' Principal Distribution Amount..................S-45
Subordinate Notes.......................................................S-27
Subsequent Interest Rate Swaps..........................................S-47
Subsequent Swap Counterparties..........................................S-48
Swap Agreement..........................................................S-48
Swap Default............................................................S-49
Swap Early Termination..................................................S-50
Swap Rate...............................................................S-48
Systems.................................................................S-33
Tax Event...............................................................S-49
T-Bill Rate.............................................................S-48
Telerate Page 3750......................................................S-30
Termination Events......................................................S-49
Terms and Conditions....................................................S-31
Three-Month LIBOR.......................................................S-29
Transfer Agreement......................................................S-34
Transfer and Servicing Agreements.......................................S-34
Transfer Date...........................................................S-36
Trust...................................................................S-14
Trust Agreement.........................................................S-15
Trust Swap Payment Amount...............................................S-45
Trust Swap Receipt Amount...............................................S-45
U.S. Person.............................................................S-63
USA Funds...............................................................S-24
Year 2000 problems......................................................S-33

PROSPECTUS


                           THE SMS STUDENT LOAN TRUSTS

                               ASSET-BACKED NOTES
                            ASSET-BACKED CERTIFICATES

                   USA GROUP SECONDARY MARKET SERVICES, INC.,
                                     SELLER


          A trust will issue the asset backed notes and the asset backed certificates described in this prospectus in one or more series with one or more classes. A supplement to this prospectus will set forth the amounts and prices for the notes and certificates. The source for payment of the notes and certificates will be collections on a pool of education loans to students and parents of students.

          The notes and certificates will represent interests in the trust and will be paid only from the assets of the trust. The notes and certificates will be rated in one of the four highest rating categories by at least one nationally recognized rating organization. The notes and certificates may have one or more forms of enhancement.

          THE NOTEHOLDERS AND CERTIFICATEHOLDERS WILL RECEIVE PRINCIPAL AND INTEREST PAYMENTS FROM STUDENT LOAN COLLECTIONS.

          CONSIDER CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING AT PAGE 5 IN THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

          NEITHER THE CERTIFICATES NOR THE NOTES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THE NOTES AND CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST ONLY AND WILL NOT REPRESENT INTERESTS OR OBLIGATIONS OF USA GROUP SECONDARY MARKET SERVICES, INC. OR ANY USA GROUP SECONDARY MARKET SERVICES, INC. AFFILIATE.

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT TO WHICH IT RELATES IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          You should retain this prospectus for future reference. This prospectus may not be used to consummate sales of notes or certificates offered hereby unless accompanied by a prospectus.

                 The date of this prospectus is _______ __, ____

                                TABLE OF CONTENTS

RISK FACTORS..................................................................5
              RISK OF LOSS FROM LIMITED CREDIT ENHANCEMENT....................5
              BORROWER DEFAULT RISK ON STUDENT LOANS..........................5
              RISK OF DEPENDENCE ON GUARANTORS AS SECURITY FOR
                STUDENT LOANS.................................................5
              RISK OF DEPARTMENT OF EDUCATION'S FAILURE TO PAY
                GUARANTEE PAYMENTS............................................5
              RISK OF LOSS OF FEDERAL GUARANTOR AND DEPARTMENT OF EDUCATION
                 PAYMENTS FOR FAILURE TO COMPLY WITH LOAN ORIGINATION
                 AND SERVICING PROCEDURES FOR STUDENT LOANS...................6
              RISK OF SELLER OR SERVICER NOT PERFORMING
                 ON PURCHASE OBLIGATIONS......................................6
              CHANGES IN LEGISLATION MAY ADVERSELY AFFECT STUDENT LOANS
                 AND FEDERAL GUARANTORS, THE SELLER OR THE SERVICER...........6
              FEES PAYABLE ON STUDENT LOANS MAY REDUCE AMOUNTS
                 PAYABLE TO YOU...............................................7
              RISK OF CONSOLIDATION OF FEDERAL BENEFIT BILLINGS
                 AND RECEIPTS WITH OTHER TRUSTS...............................7
              FAILURE TO COMPLY WITH THIRD-PARTY SERVICER
                 REGULATIONS MAY ADVERSELY AFFECT LOAN SERVICING..............8
              CUSTODIAL RISK OF SERVICER......................................8
              INSOLVENCY RISK OF SERVICER OR ADMINISTRATOR....................9
              THE INVESTMENT RETURN ON THE SECURITIES IS UNCERTAIN............9
              RISK OF VARIABILITY  OF ACTUAL CASH FLOWS......................10
              NOTEHOLDERS' RIGHT TO CONTROL UPON DEFAULTS
                 MAY ADVERSELY AFFECT CERTIFICATEHOLDERS.....................10
              CONSUMER PROTECTION LAWS MAY AFFECT
                 ENFORCEABILITY OF STUDENT LOANS.............................10
              BOOK-ENTRY REGISTRATION--BENEFICIAL OWNERS NOT
                RECOGNIZED BY TRUST..........................................11
FORMATION OF THE TRUSTS......................................................12
     The Trusts..............................................................12
     Eligible Lender Trustee.................................................12
USE OF PROCEEDS..............................................................12
USA GROUP, SMS, THE SELLER AND THE SERVICER..................................13
     USA Group...............................................................13
     SMS.....................................................................14
     The Seller..............................................................14
     The Servicer............................................................14
THE STUDENT LOAN POOLS.......................................................15
     Origination and Marketing Process.......................................16
     Servicing and Collections Process.......................................17
     Claims and Recovery Rates...............................................17
FEDERAL FAMILY EDUCATION LOAN PROGRAM........................................18
     Legislative and Administrative Matters..................................18
     Eligible Lenders, Students and Educational Institutions.................19
     Financial Need Analysis.................................................20
     Special Allowance Payments..............................................20
     Federal Stafford Loans..................................................21
              INTEREST.......................................................21
              INTEREST SUBSIDY PAYMENTS......................................22
              LOAN LIMITS....................................................23
              REPAYMENT......................................................24
              GRACE PERIODS, DEFERRAL PERIODS AND FORBEARANCE PERIODS........24
     Federal Unsubsidized Stafford Loans.....................................25
     Federal PLUS and Federal SLS Loan Programs..............................25
              LOAN LIMITS....................................................25
              INTEREST.......................................................25
              REPAYMENT, DEFERMENTS..........................................26
     Federal Consolidation Loan Program......................................26
     Federal Guarantors......................................................28
     Federal Insurance and Reinsurance of Federal Guarantors.................28
WEIGHTED AVERAGE LIVES OF THE SECURITIES.....................................30
POOL FACTORS AND TRADING INFORMATION.........................................31
DESCRIPTION OF THE NOTES.....................................................31
     Principal of and Interest on the Notes..................................32
     The Indenture...........................................................32
              MODIFICATION OF INDENTURE......................................32
              EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT................33
              COVENANTS......................................................35
              ANNUAL COMPLIANCE STATEMENT....................................36
              INDENTURE TRUSTEE'S ANNUAL REPORT..............................36
              SATISFACTION AND DISCHARGE OF INDENTURE........................36
              THE INDENTURE TRUSTEE..........................................36
DESCRIPTION OF THE CERTIFICATES..............................................36
     Principal and Interest in Respect of the Certificates...................37
INFORMATION REGARDING THE SECURITIES.........................................37
     Fixed Rate Securities...................................................37
     Floating Rate Securities................................................37
     Book-Entry Registration.................................................38
     Definitive Securities...................................................39
     List of Securityholders.................................................40
     Reports to Securityholders..............................................40
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS.........................40
     Sale of Student Loans; Representations and Warranties...................41
     Additional Fundings.....................................................42
     Accounts................................................................42
     Servicing Procedures....................................................43
     Payments on Student Loans...............................................43
     Servicer Covenants......................................................43
     Servicer Compensation...................................................44
     Distributions...........................................................44
     Credit and Cash Flow Enhancement........................................45
              RESERVE ACCOUNT................................................45
     Statements to Indenture Trustee and Trust...............................45
     Evidence as to Compliance...............................................46
     Matters Regarding the Servicer..........................................47
     Servicer Default........................................................47
     Rights Upon Servicer Default............................................47
     Waiver of Past Defaults.................................................48
     Amendment...............................................................48
     Payment of Notes........................................................48
     Termination.............................................................49
              OPTIONAL REDEMPTION............................................49
              AUCTION OF STUDENT LOANS.......................................49
     Administration Agreement................................................49
LEGAL ASPECTS OF THE STUDENT LOANS...........................................50
     Transfer of Student Loans...............................................50
     Consumer Protection Laws................................................51
     Loan Origination and Servicing Procedures Applicable to Student Loans...51
     Student Loans Generally Not Subject to Discharge in Bankruptcy..........52
FEDERAL INCOME TAX CONSEQUENCES..............................................52
TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE..............................52
     Tax Characterization of the Trust.......................................52
     Tax Consequences to Holders of the Notes................................52
              TREATMENT OF THE NOTES AS INDEBTEDNESS.........................52
              ORIGINAL ISSUE DISCOUNT........................................52
              INTEREST INCOME ON THE NOTES...................................53
              SALE OR OTHER DISPOSITION......................................53
              FOREIGN HOLDERS................................................54
              BACKUP WITHHOLDING.............................................55
     Recent Legislation......................................................55
     Tax Consequences to Holders of the Certificates.........................55
              CLASSIFICATION AS A PARTNERSHIP................................55
              TREATMENT OF THE TRUST AS A PARTNERSHIP........................55
              PARTNERSHIP TAXATION...........................................55
              COMPUTATION OF INCOME..........................................56
              DETERMINING THE BASES OF TRUST ASSETS..........................57
              DISCOUNT AND PREMIUM...........................................57
              DISPOSITION OF CERTIFICATES....................................57
              ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES................58
              SECTION 754 ELECTION...........................................58
              ADMINISTRATIVE MATTERS.........................................58
              TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS.................59
              BACKUP WITHHOLDING.............................................59
TRUSTS IN WHICH ALL RESIDUAL INTERESTS ARE RETAINED BY THE SELLER OR AN
AFFILIATE OF THE SELLER......................................................59
     Tax Characterization of the Trust.......................................59
     Tax Consequences to Holders of the Notes................................60
              TREATMENT OF THE NOTES AS INDEBTEDNESS.........................60
              POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES...................60
STATE TAX CONSEQUENCES.......................................................65
              TAX CONSEQUENCES WITH RESPECT TO THE NOTES.....................65
              TAX CONSEQUENCES WITH RESPECT TO THE CERTIFICATES..............65
ERISA CONSIDERATIONS.........................................................65
     The Notes...............................................................66
     The Certificates........................................................66
PLAN OF DISTRIBUTION.........................................................67
LEGAL MATTERS................................................................68
AVAILABLE INFORMATION........................................................68
INCORPORATION OF DOCUMENTS BY REFERENCE......................................68
INDEX OF PRINCIPAL TERMS.....................................................69

                                  RISK FACTORS

          You should consider the following factors and the additional factors described under "Risk Factors" in the related prospectus supplement, together with all the information contained in this prospectus and the related prospectus supplement, before purchasing the securities.


RISK OF LOSS FROM LIMITED CREDIT
ENHANCEMENT...........................  An investment in the securities involves a risk that you may
                                        lose all or part of your investment.
                                        Although every trust will include some
                                        form of credit enhancement, that credit
                                        enhancement may not cover every class of securities issued by a trust. In addition, every form of credit enhancement will have limitations on, and exclusions from coverage. As a result, there is always a risk that you may not recover the full amount of your investment.

BORROWER DEFAULT RISK ON
 STUDENT LOANS........................  Each student loan is generally
                                        98% insured by a federal guarantor. As a result, to the extent a borrower of a federal loan defaults, the related trust will experience a loss of generally 2% of the outstanding principal and accrued interest on each of these federal loans. The related trust will assign a defaulted loan to the applicable federal guarantor in exchange for a guarantee payment on the 98% guaranteed portion. The related trust may not have any right to pursue the borrower for the remaining 2% unguaranteed portion. If the credit enhancement described in the related prospectus supplement is not sufficient, you may suffer a loss.

RISK OF DEPENDENCE ON GUARANTORS AS
SECURITY FOR STUDENT LOANS............  All of the student loans will be unsecured. As a result, the only
                                        security for payment of the student
                                        loans are the guarantees provided under
                                        the guarantee agreements between the
                                        eligible lender trustee and the federal
                                        guarantors. The financial condition of a federal guarantor may be adversely affected by a number of factors including:

                                        o         the amount of claims made
                                                  against the federal guarantor
                                                  as result of borrower
                                                  defaults;
                                        o         the amount of claims
                                                  reimbursed to the federal
                                                  guarantor from the Department
                                                  of Education; and
                                        o         changes in legislation that
                                                  may reduce expenditures from
                                                  the Department of Education
                                                  that support federal
                                                  guarantors or that may require
                                                  federal guarantors to pay more
                                                  of their reserves to the
                                                  Department of Education.

                                        If the financial status of the
                                        federal guarantors deteriorates, the
                                        federal guarantors may fail to make
                                        guarantee payments to the eligible
                                        lender trustee. In this event, you may
                                        suffer delays in the payment of
                                        principal and interest on your
                                        securities.

RISK OF DEPARTMENT OF EDUCATION'S
FAILURE TO PAY GUARANTEE PAYMENTS.....  If a federal guarantor is unable to meet its insurance
                                        obligations, the related trust may
                                        submit claims directly to the Department of Education for payment. The Department of Education's obligation to pay guarantee claims directly to the related trust is dependent upon the Department of Education's determining that the federal guarantor is unable to meet its insurance obligations. If the Department of Education delays in making the determination, you may suffer a delay in the payment of principal and interest on your securities. In addition, if the Department of Education determines that the federal guarantor is able to meet its insurance obligations, the Department of Education will not make guarantee payments to the related trust. If the credit enhancement described in the related prospectus supplement is not sufficient to cover the federal guarantor's obligations to the related trust, you may suffer a loss on your investment.

RISK OF LOSS OF FEDERAL GUARANTOR AND
DEPARTMENT OF EDUCATION PAYMENTS FOR
FAILURE TO COMPLY WITH LOAN
ORIGINATION AND SERVICING PROCEDURES
FOR STUDENT LOANS.....................  The Higher Education Act and
                                        implementing regulations requires
                                        lenders and their assignees making and
                                        servicing student loans that are
                                        reinsured by the Department of Education and guarantors guaranteeing student loans that are reinsured by the Department of Education to follow specified procedures, to ensure that the student loans are properly made and repaid. If the servicer fails to follow these procedures or if the originator of the loans fails to follow procedures relating to the origination of any student loans, the Department of Education may refuse to make reinsurance payments to the federal guarantors or to make interest subsidy payments and special allowance payments to the eligible lender trustee. In addition, under these circumstances the federal guarantors may refuse to make guarantee payments to the related trust. The failure of the Department of Education to provide reinsurance payments to the federal guarantors could adversely affect the federal guarantors' ability or legal obligation to make payments under the guarantee agreements to the related trust. Loss of any guarantee payments, interest subsidy payments or special allowance payments could adversely affect the related trust's ability to pay you timely interest and principal. In this event, you may suffer a loss on your investment.

RISK OF SELLER OR SERVICER NOT
PERFORMING ON PURCHASE OBLIGATIONS....  USA Group Secondary Market
                                        Services, Inc. or the servicer will be
                                        obligated to purchase from the
                                        applicable trust student loans with
                                        respect to which it materially breaches
                                        representations, warranties or
                                        covenants. You can not be sure, however, that USA Group Secondary Market Services, Inc. or the servicer will have the financial resources to purchase student loans. The failure to so purchase a student loan would not constitute an event of default under the related indenture or permit the exercise of remedies thereunder. However, the breach of these representations, warranties or covenants may cause you to suffer a loss on your investment.

CHANGES IN LEGISLATION MAY ADVERSELY
AFFECT STUDENT LOANS, FEDERAL
GUARANTORS, THE SELLER OR THE
SERVICER.............................   You can not be positive that
                                        the Higher Education Act or other
                                        relevant federal or state laws, rules
                                        and regulations will not be amended or
                                        modified in the future in a manner that
                                        will adversely affect the federal
                                        student loan programs described in this
                                        prospectus, the student loans made
                                        thereunder or the financial condition of the federal guarantors, the seller or the servicer.

                                        In addition, if the direct
                                        student loan programs described in this
                                        prospectus expand, the servicers may
                                        experience increased costs due to
                                        reduced economies of scale or other
                                        adverse effects on their business to the extent the volume of loans serviced by the servicer is reduced. These cost increases could reduce the ability of the servicer to satisfy its obligations to service the student loans or to purchase student loans in the event of specified breaches of its covenants. However, references in the Higher Education Act of 1965, as amended, regarding a transition from Federal Family Education Loan program to direct student loan program (were eliminated by the 1998 Reauthorization Bill when Congress determined that both programs would continue to coexist.

FEES PAYABLE ON STUDENT LOANS MAY
REDUCE AMOUNTS PAYABLE TO YOU.........  Each trust will be obligated to pay to the Department of Education a
                                        monthly rebate at an annualized rate of
                                        generally 1.05% (or 0.62% for loans for
                                        which the application was received
                                        between October 1, 1998 and January 31,
                                        1999) of the outstanding principal
                                        balance on each federal consolidation
                                        loan which is a part of the related
                                        trust. This rebate will be payable prior to distributions made to you. In addition, the trust must pay to the Department of Education a 0.50% origination fee on the initial principal balance of each student loan which is originated on its behalf by the eligible lender trustee subsequent to the applicable closing date. This fee will be deducted by the Department of Education out of interest subsidy payments and special allowance payments otherwise payable to the trust(s). In this event the amount available to be distributed to you will be reduced. Under specified circumstances, the related trust is obligated to pay any portion of the unpaid fee from other assets of the related trust prior to making distributions to you. As a result, the payment of the rebate fee and origination fee to the Department of Education will affect the amount and timing of payments to you. Moreover, if the origination fee is deducted from interest subsidy payments and special allowance payments the interest rate payable on your securities may be capped at a lower rate. In this event, the value of your investment may be impaired.

RISK OF CONSOLIDATION OF FEDERAL
BENEFIT BILLINGS AND RECEIPTS WITH
OTHER TRUSTS..........................  Due to a Department of
                                        Education policy limiting the granting
                                        of new lender identification numbers,
                                        all of the trusts established by the
                                        seller to securitize federal student
                                        loans may use a common Department of
                                        Education lender identification number.
                                        The Department of Education regards the
                                        eligible lender trustee as the party
                                        primarily responsible to the Department
                                        of Education for any liabilities owed to the Department of Education or federal guarantors resulting from the eligible lender trustee's activities in the federal family education loan program. In the event that the Department of Education or a federal guarantor determines a liability exists in connection with a trust using the shared lender identification number, the Department of Education or the federal guarantor may collect that liability or offset the liability from amounts due the eligible lender trustee under the shared lender identification number. As a result, a trust may suffer a liability as the result of another trust.

                                        The servicing agreements for
                                        the trusts established by USA Group
                                        Secondary Market Services, Inc. which
                                        share a lender identification number
                                        will require the eligible lender trustee or the servicer to allocate to the proper trust shortfalls or an offset by the Department of Education or a federal guarantor arising from the student loans held by the eligible lender trustee on each trust's behalf. In the event the amount available for indemnification by one trust to another trust is insufficient, you may suffer a loss on your investment as a result of the performance of another trust.

FAILURE TO COMPLY WITH THIRD-PARTY
SERVICER REGULATIONS MAY ADVERSELY
AFFECT LOAN SERVICING.................  The Department of Education
                                        regulates each servicer of federal
                                        student loans. Under these regulations,
                                        a third-party servicer, including the
                                        servicer, is jointly and severally
                                        liable with its client lenders for
                                        liabilities to the Department of
                                        Education arising from the servicer's
                                        violation of applicable requirements. In addition, if the servicer fails to meet standards of financial responsibility or administrative capability included in the regulations, or violates other requirements, the Department of Education may fine the servicer and/or limit, suspend, or terminate the servicer's eligibility to contract to service federal student loans. If a servicer were so fined or held liable, or its eligibility were limited, suspended, or terminated, its ability to properly service the student loans and to satisfy its obligation to purchase student loans with respect to which it breaches its representations, warranties or covenants could be adversely affected. Moreover, if the Department of Education terminates a servicer's eligibility, a servicing transfer will take place and there will be delays in collections and temporary disruptions in servicing. Any servicing transfer will at least temporarily adversely affect payments to you.

CUSTODIAL RISK OF SERVICER............  The servicer as custodian on behalf of a trust, with respect to the
                                        student loans it services, will have
                                        custody of the promissory notes
                                        evidencing the student loans following
                                        the sale of the student loans to the
                                        related eligible lender trustee.
                                        Although the accounts of the seller will be marked to indicate the sale and although the seller will cause UCC financing statements to be filed with the appropriate authorities, the student loans will not be physically segregated, stamped or otherwise marked to indicate that the student loans have been sold to the eligible lender trustee. If, through inadvertence or otherwise, any of the student loans were sold to another party, or a security interest in any of the student loans were granted to another party that purchased (or took the security interest in) any of the student loans in the ordinary course of its business and took possession of the student loans, then the purchaser (or secured party) might acquire an interest in the student loans superior to the interest of the eligible lender trustee, if the purchaser (or secured party) acquired the student loans for new value and without knowledge of the eligible lender trustee's interest. For periods of enrollment beginning on or after July 1, 1999, a master promissory note may evidence any student loan made to a borrower under the Federal Family Education Loan program. See "Risk Factors--Master Promissory Note" for any risks associated with the master promissory note.

INSOLVENCY RISK OF SERVICER,
ADMINISTRATOR OR SELLER...............  In the event of a default by the servicer or an administrator
                                        resulting solely from specified events
                                        of insolvency or bankruptcy, a court,
                                        conservator, receiver or liquidator may
                                        have the power to prevent either the
                                        indenture trustee or the noteholders
                                        from appointing a successor servicer or
                                        administrator, as the case may be, and
                                        delays in collections in respect of the
                                        student loans may occur. Any delay in
                                        the collections of student loans may
                                        delay payments to you.

                                        If the seller becomes subject
                                        to bankruptcy proceedings, you could
                                        experience losses or delays in the
                                        payments on your securities. The seller
                                        will cause the sale of the student loans to a trust. However, if the seller becomes subject to a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that the seller effectively still owns the student loans by concluding that the sale to the trust was not a "true sale" or that the trust should be consolidated with the seller for bankruptcy purposes. If the court were to reach this conclusion, you could experience losses or delays in payments on your securities.

                                        The seller has taken and will
                                        take steps in structuring the
                                        transactions described in this
                                        prospectus and in the related prospectus supplement to minimize the risk that a court would consolidate the seller with the trust for bankruptcy purposes or conclude that the sale of the student loans to the trust was not a "true sale."

THE INVESTMENT RETURN ON THE
SECURITIES IS UNCERTAIN...............  The return on your investment in the securities of any series will
                                        depend on

                                        0         the price paid by you for your
                                                  securities,
                                        0         the rate at which interest
                                                  accrues on your securities and
                                        0         the rate at which you receive
                                                  a return of the principal.

                                        Consequently, the length of
                                        time that your securities are
                                        outstanding and accruing interest may be shorter than you expect. The last factor is the biggest uncertainty in an investment in the securities.

                                        An obligor may prepay a
                                        student loan in whole or in part, at any time. The likelihood of an obligor prepaying a student loan is higher as a result of federal loan consolidation programs. In addition, a trust may receive other unscheduled payments from liquidations due to default, including receipt of guarantee payments and other student loans purchased or repurchased by a servicer or USA Group Secondary Market Services, Inc. The rate of prepayments on the student loans may be influenced by a variety of economic, social, competitive and other factors, including changes in interest rates, the availability of alternative financings and the general economy. Because a pool will include thousands of student loans that are payable by obligors, it is impossible to predict the amount and timing of payments that will be received and paid to securityholders in any month or over the period of time that the securities of a series remain outstanding. In addition, the student loans may be extended which may lengthen the remaining term of the student loans and delay payments to you. The seller's or other entity's option to terminate a trust early and, the possibility that all of any pre-funded amount or any collateral reinvestment amount will not be used to purchase subsequent student loans, creates additional uncertainty regarding the timing of payments to securityholders.

                                        The different amounts of
                                        principal payments on the securities and the uncertainty of the timing of those payments creates reinvestment risk. Reinvestment risk refers to the fact that you may not be able to invest the payments on the securities received by you at a rate that is equal to or greater than the rate of interest borne by your securities.

RISK OF VARIABILITY  OF ACTUAL
CASH FLOWS............................  Amounts received by the related trust for a particular
                                        collection period may vary greatly from
                                        the payments actually due on the student loans for the collection period for a variety of economic, social and other factors. The amount available for distribution to you will be reduced by the failure of borrowers to pay timely the principal and interest due on the related student loans. In addition, the failure of a guarantor to timely meet its guarantee obligations with respect to the student loans could also reduce the amount of funds available for distribution to you on a given distribution date. The effect of these factors is impossible to predict.

NOTEHOLDERS' RIGHT TO CONTROL
UPON DEFAULTS MAY ADVERSELY
AFFECT CERTIFICATEHOLDERS.............  In the event of a default by the servicer or the administrator, the
                                        indenture trustee or the noteholders may remove a servicer or the administrator, as the case may be, without the consent of the eligible lender trustee or any of the certificateholders. In addition, the noteholders have the ability, with specified exceptions, to waive defaults by the servicer or the administrator, including defaults that could materially adversely affect the certificateholders.

CONSUMER PROTECTION LAWS MAY
 AFFECT ENFORCEABILITY
 OF STUDENT LOANS.....................  Numerous federal and state consumer protection laws and related
                                        regulations impose substantial
                                        requirements upon lenders and servicers
                                        involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liability that could affect an assignee's ability to enforce consumer finance contracts, including the student loans. In addition, the remedies available to the indenture trustee or the noteholders upon an event of default under the indenture may not be readily available or may be limited by applicable state and federal laws.

BOOK-ENTRY REGISTRATION--BENEFICIAL
OWNERS NOT RECOGNIZED BY TRUST........  Issuance of the securities in book-entry form may reduce the liquidity of these securities in the secondary trading market since investors may be unwilling to purchase securities for which they cannot obtain physical certificates. Since transactions in the securities can be effected only through The Depository Trust Company, Cedelbank, Euroclear, participating organizations, indirect participants and specified banks, your ability to pledge a security to persons or entities that do not participate in The Depository Trust Company, Cedelbank or Euroclear system or otherwise to take actions in respect of the securities may be limited due to lack of a physical certificate representing the securities. You may experience some delay in the receipt of distributions of interest and principal on the securities since the distributions will be forwarded by the trustee to The Depository Trust Company and The Depository Trust Company will credit the distributions to the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants.

                             FORMATION OF THE TRUSTS

          THE TRUSTS

          With respect to each series of securities, the seller will establish a separate trust (each a "Trust") pursuant to the respective trust agreement (each a "Trust Agreement"), for the transactions described in this prospectus and in the related prospectus supplement. The property of each Trust will consist of:

          0 a pool of education loans to students and parents of students (the "Student Loans"), legal title to which is held by the related eligible lender trustee (the "Eligible Lender Trustee") on behalf of each Trust,

          0 all funds collected or to be collected in respect thereof (including any payments with respect to Guarantee Agreements ("Guarantee Payments") with respect thereto) on or after the applicable date specified in the related prospectus supplement (the "Cutoff Date") and

          0 all moneys and investments on deposit in the collection account, any reserve account and any other trust accounts or any other form of credit or cash flow enhancement that may be obtained for the benefit of holders of one or more classes of the Securities.

To the extent provided in the applicable prospectus supplement, the Notes will be collateralized by the property of the related Trust. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed the custodian of the promissory notes representing the Student Loans for each Trust and the related Eligible Lender Trustee.

          The principal offices of each Trust and the related Eligible Lender Trustee will be specified in the applicable prospectus supplement.

          ELIGIBLE LENDER TRUSTEE

          The Eligible Lender Trustee for each Trust will be the entity specified in the related prospectus supplement. The Eligible Lender Trustee on behalf of the related Trust will acquire legal title to all the related Student Loans acquired pursuant to the related loan sale agreement and will enter into a guarantee agreement with each of the guarantors with respect to the Student Loans. Each Eligible Lender Trustee will qualify as an eligible lender and owner of all Federal Student Loans for all purposes under the Higher Education Act and the guarantee agreements. Failure of the Federal Student Loans to be owned by an eligible lender would result in the loss of any federal guarantee payments from any federal guarantor and any Federal Assistance with respect to the Federal Student Loans. See "Federal Family Education Loan Program-Eligible Lenders, Students and Educational Institutions" and "-Federal Insurance and Reinsurance of Federal Guarantors." An Eligible Lender Trustee's liability in connection with the issuance and sale of the Notes and the Certificates is limited solely to the express obligations of the Eligible Lender Trustee set forth in the related trust agreement and the related loan sale agreement. See "Description of the Transfer and Servicing Agreements." An Eligible Lender Trustee may resign at any time, in which event the administrator, or its successor, will be obligated to appoint a successor trustee. The administrator of a Trust may also remove the Eligible Lender Trustee if the Eligible Lender Trustee ceases to be eligible to continue as Eligible Lender Trustee under the related Trust Agreement or if the Eligible Lender Trustee becomes insolvent. In these circumstances, the administrator will be obligated to appoint a qualified successor trustee. Any resignation or removal of an Eligible Lender Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                                 USE OF PROCEEDS

          The net proceeds from the sale of securities of a given series will be applied by the applicable Trust to purchase the related Student Loans on the closing date from the Seller and to make the initial deposit into the reserve account or pre-funding account, if any. The Seller will use the net proceeds paid to it with respect to any Trust for general corporate purposes.

                   USA GROUP, SMS, THE SELLER AND THE SERVICER

          USA GROUP

          USA Group, Inc. ("USA Group"), a Delaware nonprofit corporation, is the indirect or direct parent corporation of United Student Aid Funds, Inc. ("USA Funds"), which is a Federal Guarantor, USA Group Loan Services, Inc. ("Loan Services"), USA Group Secondary Market Services, Inc. ("SMS" and as seller, the "Seller"), USA Group Guarantee Services, Inc. ("USA Group Guarantee Services"), and USA Group Enterprises, Inc.

          The purposes of USA Group are exclusively charitable and educational. The primary mission of USA Group is to provide overall direction and strategic planning to its nonprofit member corporations and its for profit subsidiaries. USA Group's corporate objectives are:

          - to foster education and encourage the continuation of studies;

          - to promote, provide and participate in means for the attainment of higher education;

          - to establish, maintain, administer and expend funds in furtherance and in support of education objectives, activities and projects;

          - to provide a central clearing point for information, conferences and other exchanges;

          - to perform servicing functions for the holders of loans that enable students to attend universities, colleges and schools;

          - to otherwise advance the cause of education finance and support to students at universities, colleges and schools.

          To fulfill its corporate mission and objectives, USA Group provides administrative, financial and various other corporate support services to its member corporations and subsidiaries.

          The affiliated corporations of USA Group provide education finance services in a variety of forms. Those education finance services provided by USA Group affiliated corporations currently include:

          0 maintaining facilities for the provision of guarantee services with respect to approved education loans made to or for the benefit of eligible students who are enrolled at or plan to attend approved educational institutions;

          0 providing guarantees for education loans made pursuant to the Act as well as for loans made under Private Loan Programs;

          0 assisting guarantee agencies in managing and maintaining their education loan programs;

          0 serving pursuant to designation by the state or territory as guarantor for the education loan programs of Alaska, Arizona, Hawaii, Indiana, Kansas, Maryland, Mississippi, Nevada, Wyoming and Pacific Islands;

          0 performing achievement and need-based scholarship processing for corporations, foundations and benefit societies;

          0 offering financial management services to guarantee agencies to assist them in planning for the future and in meeting the financial challenges facing guarantors;

          0 providing and performing education loan purchase functions for the holders of loans made to facilitate attendance of students at universities, colleges and schools;

          0 providing conversion services, data processing and other assistance necessary in connection with the acquisition and servicing of education loans by primary lenders and secondary markets; and

          0 acquiring student loan notes held by eligible lenders under the Federal Family Education Loan Program.

          In addition to the above activities, USA Funds is affiliated with USA Group Guarantee Services, a Delaware private, non-profit corporation, which provides varying degrees of services to the following guarantee agencies:
Student Loan Guarantee Foundation of Arkansas, Illinois Student Assistance Commission, Iowa College Student Aid Commission, Louisiana Office of Student Financial Assistance, Finance Authority of Maine, Michigan Guaranty Agency, Montana Guaranteed Student Loan Program, New Mexico Student Loan Guarantee Corporation, Northwest Education Loan Association, Oklahoma Guaranteed Student Loan Program, Oregon Student Assistance Commission and Rhode Island Higher Education Assistance Authority. Some trustees and officers of USA Funds are also directors or officers of USA Group Guarantee Services.

          SMS

          SMS was organized on November 19, 1992, and is a Delaware corporation. SMS is an affiliate of USA Group.

          The related supplement to this prospectus (a "prospectus supplement") may set forth additional information with respect to SMS. See also "The Student Loan Pools". The principal executive offices of SMS are located at 30 South Meridian Street, Indianapolis, Indiana 46204-3503 and its telephone number is
(317) 951-5640.

          THE SELLER

          The Seller will warrant to each Trust in the related Loan Sale Agreement that the sale of the applicable Student Loans by the Seller to the Eligible Lender Trustee on behalf of the Trust is a valid sale of the Student Loans. Notwithstanding the foregoing, if the Seller were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of the debtor or the debtor itself were to take the position that the sale of Student Loans by the Seller to a Trust should instead be treated as a pledge of the Student Loans to secure a borrowing of the debtor, then delays in payments of collections of the Student Loans could occur or (should the court rule in favor of any trustee, debtor or creditor) reductions in the amount of the payments could result. If the transfer of Student Loans by the Seller to the Eligible Lender Trustee on behalf of a Trust is treated as a pledge instead of a sale, a tax or government lien on the property of the Seller arising before the transfer of Student Loans to the Eligible Lender Trustee on behalf of the Trust may have priority over the Eligible Lender Trustee's interest in the Student Loans. If the conveyance by the Seller of the Student Loans is treated as a sale, the Student Loans would not be part of the Seller's bankruptcy estate and would not be available to the Seller's creditors.

          Because the Seller is not eligible to hold legal title to Federal Student Loans, all Federal Student Loans will, prior to their transfer by the Seller to a Trust, be held in trust for the Seller by an eligible lender to be named in the related prospectus supplement as trustee for the Seller, pursuant to a trust agreement between the Seller and the trustee.

          THE SERVICER

          USA Group Loan Services, Inc. ("Loan Services") was incorporated in 1982 as a nonprofit Delaware corporation and is an affiliate of USA Group. If so specified in the prospectus supplement for a series of Securities, pursuant to the related loan servicing agreement, Loan Services will agree to service and perform all other related tasks with respect to all the Student Loans acquired by the Eligible Lender Trustee on behalf of the related Trust. Loan Services, or another servicer(s) specified in the related prospectus supplement (the "Servicer") is required to perform in accordance with the related loan servicing agreement (each a "Loan Servicing Agreement") all services and duties customary to the servicing of Student Loans and to do so in the same manner as the Servicer has serviced Student Loans on behalf of other lenders and in compliance with all applicable standards and procedures.

          The related prospectus supplement may set forth additional information with respect to the Servicer. The principal executive offices of Loan Services are located at 30 South Meridian Street, Indianapolis, Indiana 46204-3503 and its telephone number is (317) 849-6510. See "Description of the Transfer and Servicing Agreements-Servicing Procedures".

          A Servicer in addition to or other than Loan Services may be specified for a series of Securities in the related prospectus supplement.

          YEAR 2000 COMPLIANCE

          The Seller, Loan Services and USA Funds, utilize a significant number of computer software programs and operating systems and are highly dependent on computer systems operated by third parties which include, but are not limited to, the Department of Education (the "Department"), their suppliers, customers, brokers and agents and the telephone, electric and utility companies. To the extent that any computer system relied upon by the Seller, Loan Services and USA Funds or any third party, has software applications and contains source codes that are unable to appropriately interpret the upcoming calendar year 2000, some level of modification or replacement of the applications or hardware may be necessary. The year 2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any occurrence could result in a major computer system failure or miscalculations.

          The Seller, Loan Services and USA Funds currently are assessing the impact of modifications or replacements required to adjust for the year 2000. The Seller, Loan Services and USA Funds are utilizing both internal and external resources to identify, correct or reprogram and test their systems for year 2000 compliance. It is anticipated that all reprogramming efforts and necessary testing will be completed prior to the year 2000. The Seller, Loan Services and USA Funds have initiated formal communications with those third parties on whom they will rely to determine the extent to which the Seller, Loan Services and USA Funds are vulnerable to the failure of these third parties to remediate their own year 2000 issue. However, there can be no assurance that the systems of third parties on which the systems of the Seller, Loan Services and USA Funds rely will be converted in a timely fashion, or that a failure to convert by a third party, or a conversion that is incompatible with the systems of the Seller, Loan Services and USA Funds, would not have an adverse effect on the business, financial condition or results of operations of the Seller, Loan Services and USA Funds. The dates on which the Seller, Loan Services and USA Funds plan to complete their year 2000 modifications are based on their best estimates, which were derived utilizing numerous assumptions of future events including the continued availability of resources, third party modification plans (including, the Department) and other factors. However, there can be no assurance that these estimates will be achieved and actual results could differ materially from the estimates. Specific factors that might cause material differences include, but are not limited to:

          0         the availability and cost of personnel trained in this area,
          0         the ability to locate and correct all relevant computer
                    codes, and
          0         similar uncertainties.

                             THE STUDENT LOAN POOLS


          The Student Loans to be sold by the Seller to the Eligible Lender Trustee on behalf of a Trust pursuant to the related loan sale agreement (the "Loan Sale Agreement") will be selected from the portfolio of Student Loans originated under the Federal Family Education Loan Program by several criteria, including that each Student Loan:

          0         is guaranteed as to principal and interest by a guarantor (a
                    "Guarantor" or a "Federal Guarantor) which is reinsured by the Department in accordance with the terms of the Federal
                    Family Education Loan Program,
          0         was originated in the United States of America,
          0         its territories or its possessions under and in accordance with the Federal Family Education Loan Program,
          0         contains terms in accordance with those required by the
                    Federal Family Education Loan Program,
          0         the applicable guarantee agreements by which each Federal
                    Student Loan will be guaranteed as to principal and interest by a Federal Guarantor (each a "Guarantee Agreement") and other applicable requirements,
          0         provides for regular payments that fully amortize the amount financed over its original term to maturity (exclusive of any deferral or forbearance periods) and
          0         satisfies the other criteria, if any, set forth in the
                    related prospectus supplement. No selection procedures believed by the Seller to be adverse to the Securityholders of any series will be used in selecting the related Student
                    Loans.

          No more than 20% by principal balance of the Student Loans comprising a Trust will be more than 30 days delinquent as of the cut-off date specified in the related prospectus supplement (the "Cut-off Date") for the Trust.

          The Student Loans that comprise assets of each Trust will be held by the related Eligible Lender Trustee, as trustee on behalf of the Trust. The Eligible Lender Trustee will also enter into, on behalf of the Trust, Guarantee Agreements with the Guarantors pursuant to which each of the Student Loans will be guaranteed by one of the Guarantors. SEE "Formation of the Trusts-Eligible Lender Trustee".

          Information with respect to each pool of Student Loans for a given Trust will be set forth in the related prospectus supplement, including, to the extent appropriate, the composition, the distribution by loan type, loan payment status, and states of borrowers' residence and the portion of the Student Loans guaranteed by the specified Guarantors.

          In the case of each series for which the related Trust may acquire or originate Student Loans after the related Cutoff Date, information with respect to the Student Loans eligible to be acquired or originated by the related Trust will be set forth in the related prospectus supplement as will information regarding the duration and conditions of any related funding period (a "Funding Period") or revolving period (a "Revolving Period"), the circumstances under which Additional Fundings will be made during the period, and, if Additional Fundings may continue to be made after the period, the circumstances under which the Additional Fundings will be made.

          In addition, if specified in the related prospectus supplement, the assets of the related Trust may include specified rights of the Seller to receive excess cashflow ("Excess Cashflow Rights") in respect of Student Loans that are owned by one or more other Trusts established or sponsored by the Seller. Excess Cashflow Rights will not exceed 10% of the assets of any Trust. The related prospectus supplement will disclose summary data relating to the Excess Cashflow Rights.

          ORIGINATION AND MARKETING PROCESS

          The Higher Education Act of 1965, as amended (the Act, together with all rules and regulations promulgated thereunder by the Department and/or the Guarantor (the "Act")) specifies rules regarding loan origination practices, which lenders must comply with in order for the Student Loans to be guaranteed and to be eligible to receive Federal Assistance. Lenders of Federal Student Loans are prohibited from offering points, premiums, payments or other inducements, directly or indirectly, to any educational institution, guarantor or individual in order to secure Federal Student Loan applications, and no lender may conduct unsolicited mailings of Federal Student Loan applications to students who have not previously received student loans from that lender.

          Generally the student and school complete the combined application with promissory note and mail or electronically transmit it either to a lender or directly to the applicable Guarantor. Both the lender and the Guarantor must approve the application, including confirming that the application is complete and that it (as well as the prospective borrower and institution) complies with all applicable requirements of the Act and the requirements of the Guarantor. The Act requires that each Guarantor have procedures designed to assure that it guarantees Federal Student Loans only to students attending institutions which meet the requirements of the Act. Some lenders establish maximum default rates for institutions whose students they will serve. Each lender will only make loans that are approved by the applicable Guarantor (consistent with the approval requirements of the Act and the Guarantor). For each application that is approved, the applicable Guarantor will issue a guarantee certificate to the lender, which will then cause the loan to be disbursed (typically in multiple installments) and a disclosure statement confirming the terms of the Student Loan to be sent to the student borrower.

          These procedures differ slightly for Federal Consolidation Loans.

          SERVICING AND COLLECTIONS PROCESS

          The applicable Guarantee Agreements and the Act require the holder of Student Loans to cause specified procedures, including due diligence procedures and the taking of specific steps at specific intervals, to be performed with respect to the servicing of the Student Loans. These procedures are designed to ensure that the Student Loans are repaid on a timely basis by or on behalf of borrowers. The Servicer agrees to perform the servicing and collection procedures with respect to the Student Loans on behalf of each Trust pursuant to the related Loan Servicing Agreement. The procedures generally include periodic attempts to contact any delinquent borrower by telephone and by mail, commencing with one written notice within the first ten days of delinquency and including multiple written notices and telephone calls to the borrower thereafter at specified times during any delinquency. All telephone calls and letters are automatically registered, and a synopsis of each call or the mailing of each letter is noted in the Servicer's loan file for the borrower. The Servicer is also required to perform skip tracing procedures on delinquent borrowers whose current location is unknown, including contacting the borrowers' schools and references. Failure to comply with the established procedures could adversely affect the ability of a given Eligible Lender Trustee, as holder of legal title to the Student Loans on behalf of the related Trust, to realize the benefits of any Guarantee Agreement or to receive the benefits of Federal Assistance from the Department with respect thereto. Failure to comply with established procedures with respect to a Student Loan may also result in the denial of coverage under a Guarantee Agreement for specified accrued interest amounts, in circumstances where the failure has not caused the loss of the guarantee of the principal of the Student Loan. SEE "Risk Factors--Risk that Failure to Comply with Student Loan Origination and Servicing Procedures for Federal Student Loans May Adversely Affect the Trust's Ability to Pay Principal and Interest on the Related Notes and Certificates".

          At prescribed times prior to submitting a claim for payment under a Guarantee Agreement for a delinquent Student Loan, the Servicer generally is required to notify the applicable Guarantor of the existence of the delinquency. These notices advise the Guarantor of seriously delinquent accounts and allow the Guarantor to make additional attempts to collect on the loans prior to the filing of claims. Any Student Loan which is delinquent beyond a specified number of days is considered to be in default, after which the Servicer will submit a claim for reimbursement therefor to the applicable Guarantor. Failure to file a claim within specified times of delinquency may result in denial of the guarantee claim with respect to the Student Loan. The Servicer's failure to file a guarantee claim in a timely fashion would constitute a breach of its covenants and, unless otherwise specified in the prospectus supplement for a given series of Securities, would, if as a result of the failure the related guaranty payment is no longer available to the related Trust, create an obligation of the Servicer to arrange for the purchase of the applicable Student Loan from the applicable Eligible Lender Trustee on behalf of the related Trust. The obligation of the Servicer to arrange for a purchase will constitute the sole remedy available to Securityholders or the Eligible Lender Trustee for a failure by the Servicer. SEE "Description of the Transfer and Servicing Agreements-- Servicer Covenants".

          CLAIMS AND RECOVERY RATES

          Limited historical information concerning guarantee claims and recovery rates of the Guarantors for the Student Loans held by the related Trust as of the applicable closing date specified in the related prospectus supplement (the "Closing Date") with respect to each series of Securities will be set forth in each prospectus supplement. There can be no assurance that the claim and recovery experience on any pool of Student Loans with respect to a given Trust will be comparable to prior experience or to any information set forth in each prospectus supplement.


                      FEDERAL FAMILY EDUCATION LOAN PROGRAM

          The Federal Family Education Loan Program ("FFELP") under Title IV of the Act provides for loans to be made to students or parents of students enrolled in eligible institutions to finance a portion of the costs of attending school. As described in this prospectus, payment of principal and interest with respect to the Federal Student Loans is guaranteed by the applicable Guarantor against default, death, bankruptcy or disability of the applicable borrower and a closing of or a false certification by the borrower's school. The Guarantors are entitled, subject to conditions, to be reimbursed by the Department for 100% to 75% of the amount of each Guarantee Payment made pursuant to a program of federal reinsurance under the Act. In addition, the related Eligible Lender Trustee, as a holder of the Federal Student Loans on behalf of a Trust, is entitled to receive from the Department interest subsidy payments and special allowance payments with respect to the Federal Student Loans as described in this prospectus.

          FFELP provides for loans to students and parents of students which are
(1) guaranteed by a Guarantor and reinsured by the federal government or (2) directly insured by the federal government. Several types of Federal Student Loans are currently authorized under the Act:

          0         loans to students who demonstrate need ("Federal Stafford
                    Loans");
          0 loans to students who do not demonstrate need or who need additional loans to supplement their Federal Stafford Loans ("Federal Unsubsidized Stafford Loans");
          0 loans to parents of students ("Federal PLUS Loans") who are dependents and whose estimated costs of attendance exceed the available Federal Unsubsidized Stafford Loans, Federal Stafford Loans and other financial aid; and
          0 loans to consolidate the borrower's obligations under various federally authorized student loan programs into a single loan.

Prior to July 1, 1994, the Act also authorized loans to graduate and professional students, independent undergraduate students and, under limited circumstances, dependent undergraduate students, to supplement their Federal Stafford Loans ("Federal Supplemental Loans to Students" or "Federal SLS Loans"). The description and summaries of the Act, FFELP, the Guarantee Agreements and the other statutes, regulations and amendments referred to in this Prospectus describe or summarize the material provisions of the statutes, regulations and agreements but do not purport to be comprehensive and are qualified in their entirety by reference to each statute, regulation or document. There can be no assurance that future amendments or modifications will not materially change any of the terms or provisions of the programs described in this Prospectus or of the statutes and regulations implementing these programs. See "Risk Factors-CHANGES IN LEGISLATION MAY ADVERSELY AFFECT STUDENT LOANS AND FEDERAL GUARANTORS."

          LEGISLATIVE AND ADMINISTRATIVE MATTERS

          Both the Act and the regulations promulgated thereunder have been the subject of extensive amendments in recent years and there can be no assurance that further amendment will not materially change the provisions described in this prospectus or the effect thereof. The 1992 Amendments to the Act (the "1992 Amendments") extended the principal provisions of FFELP to October 1, 1998 (or, in the case of borrowers who have received loans prior to that date, September 30, 2002, and the Higher Education Act Amendments of 1998 (the "1998 Reauthorization Bill") further extended the principal provisions of FFELP through June 30, 2003.

          The 1993 Act made a number of changes to the Federal Student Loan programs, including imposing on lenders or holders of Federal Student Loans fees and affecting the Department's financial assistance to Federal Guarantors by reducing the percentage of claim payments the Department will reimburse to Federal Guarantors, reducing more substantially the insurance premiums and default collections that Federal Guarantors are entitled to receive and/or retain and allowing the Department to reduce the administrative fees it pays to Federal Guarantors. In addition, legislation contemplated replacement of a minimum of approximately 60% of the Federal Student Loan programs with direct lending by the Department by 1998. However, references in the Act regarding a transition from FFELP to direct student loan program were eliminated by the 1998 Reauthorization Bill when Congress determined that both programs would continue to coexist. Notwithstanding these changes, any expansion of the new program may involve increasing reductions in the volume of loans made under the existing programs, which could result in increased costs for SMS and the Servicer due to reduced economies of scale. It is expected that the volume of new loans held and serviced by SMS and the Servicer will decrease due to the new program, although the entities have not experienced a reduction to date and any reduction will not necessarily be equal to the percentage by which existing Federal Student Loan programs are replaced by the new program. As these reductions occur, SMS and the Servicer could experience increased costs due to reduced economies of scale to the extent the volume of loans held by SMS and the Servicer is reduced. These cost increases could affect the ability of the Servicer to satisfy its obligations to service the Student Loans or the obligations of the Seller and the Servicer to repurchase Student Loans in the event of specified breaches of their respective representations and warranties or covenants. SEE "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and"--Servicer Covenants". These volume reductions could also reduce revenues received by Federal Guarantors that are available to pay claims on defaulted Student Loans. Finally, the level of competition in existence in the secondary market for loans made under the existing programs could be reduced, resulting in fewer potential buyers of the Federal Student Loans and lower prices available in the secondary market for those loans. Further, the Department is implementing a direct consolidation loan program, which may further reduce the volume of Federal Student Loans and increase the prepayment of existing FFELP Loans. The volume of existing loans that may be prepaid in this fashion is not determinable at this time. The Emergency Student Loan Consolidation Act of 1997 authorizes FFELP loan originators to consolidate direct loans into Federal Consolidated Loans. This provision applies to loan applications received on or after November 13, 1997.

          ELIGIBLE LENDERS, STUDENTS AND EDUCATIONAL INSTITUTIONS

          Lenders eligible to make loans under FFELP generally include banks, savings and loan associations, credit unions, pension funds, insurance companies, and with conditions, schools and guarantors. Federal Student Loans may only be made to a "qualified student", generally defined as a United States citizen or national or otherwise eligible individual under federal regulations who:

          0 has been accepted for enrollment or is enrolled and is maintaining satisfactory academic progress at a participating educational institution,
          0 is carrying at least one-half of the normal full-time academic workload for the course of study the student is pursuing, as determined by the institution,
          0 has agreed to notify promptly the holder of the loan of any address change, and
          0 for Federal Stafford Loans, meets the applicable "need" requirements for the particular loan program.

          Each loan is to be evidenced by an unsecured promissory note.

          Eligible schools include institutions of higher education and proprietary institutions. Institutions of higher education must meet specified standards, which generally provide that the institution:

          0         only admits persons who have a high school diploma or its
                    equivalent,
          0         is legally authorized to operate within a state,
          0         provides not less than a two-year program with credit
                    acceptable toward a bachelor's degree,
          0         is a public or non-profit institution and
          0         is accredited by a nationally recognized accrediting agency or is determined by the Department to meet the standards of an accredited institution.

          Eligible proprietary institutions of higher education include business, trade and vocational schools meeting standards which provide that the institution:

          0         only admits persons who have a high school diploma or its
                    equivalent, or persons who are beyond the age of compulsory school attendance and have the ability to benefit from the training offered (as defined in the Act),
          0         is authorized by a state to provide a program of vocational education designed to fit individuals for useful employment in recognized occupations,
          0         has been in existence for at least two years,
          0         provides at least a six-month training program to prepare
                    students for gainful employment in a recognized occupation and
          0         is accredited by a nationally recognized accrediting agency or is specially accredited by the Department.

          With specified exceptions, institutions are excluded from consideration as educational institutions if the institution:

          0 offers more than 50 percent of its courses by correspondence,
          0 enrolls 50 percent or more of its students in correspondence courses,
          0 has a student enrollment in which more than 25 percent of the students are incarcerated or
          0 has a student enrollment in which more than 50 percent of the students are admitted without a high school diploma or its equivalent on the basis of their ability to benefit from the education provided (as defined by statute and regulation).

          Further, schools are specifically excluded from participation if

          0         the educational institution has filed for bankruptcy,
          0         the owner, or its chief executive officer, has been
                    convicted or pleaded "NOLO CONTENDERE" or "guilty" to a crime involving the acquisition, use or expenditure of federal student aid funds, or has been judicially determined to have committed fraud involving funds under the student aid program or
          0         the educational institution has a cohort default rate in
                    excess of the rate prescribed by the Act.

          In order to participate in the program, the eligibility of a school must be approved by the Department under standards established by regulation.

          FINANCIAL NEED ANALYSIS

          Student Loans may generally be made in amounts, subject to limits and conditions, to cover the student's estimated costs of attendance, including tuition and fees, books, supplies, room and board, transportation and miscellaneous personal expenses (as determined by the institution). Each Federal Stafford Loan and Federal Unsubsidized Stafford Loan borrower must undergo a financial need analysis, which requires the borrower to submit a financial need analysis form to a multiple data entry processor that forwards the information to the federal central processor. The central processor evaluates the parents' and student's financial condition under federal guidelines and calculates the amount that the student and/or the family is expected to contribute towards the student's cost of education (the "family contribution"). After receiving information on the family contribution, the institution then subtracts the family contribution from the cost for the student to attend the institution to determine the student's eligibility for grants, loans, and work assistance. The difference between the amount of grants and Federal Stafford Loans for which the borrower is eligible and the student's estimated cost of attendance (the "Unmet Need") may be borrowed through Federal Unsubsidized Stafford Loans subject to annual and aggregate loan limits prescribed in the Act. Parents may finance the family contribution amount through their own resources or through Federal PLUS Loans.

          SPECIAL ALLOWANCE PAYMENTS

          The Act provides for quarterly special allowance payments ("Special Allowance Payments") to be made by the Department to holders of Federal Student Loans to the extent necessary to ensure that the holder receives at least a specified market interest rate of return on the loans. The rates for Special Allowance Payments are based on formulas that differ according to the type of loan, the date the loan was originally made or insured and the type of funds used to finance the loan (tax-exempt or taxable). A Special Allowance Payment is made for each of the 3-month periods ending March 31, June 30, September 30 and December 31. The Special Allowance Payment equals the average unpaid principal balance (including interest permitted to be capitalized) of all eligible loans held by the holder during the period multiplied by the special allowance percentage. The special allowance percentage is computed by:

          (1) determining the average of the bond equivalent rates of either 91-day Treasury bills auctioned for the 3-month period, or, in the case of loans first disbursed on or after January 1, 2000 and before July 1, 2003, the quotes of the three-month commercial paper (financial) rates in effect for each of the days in such quarter as reported by the Federal Reserve in Publication H-15 (the "CP Rate"),
          (2) subtracting the applicable borrower interest rate on the loan from the average,
          (3) adding the applicable Special Allowance Margin (as set forth below) to the resultant percentage and
          (4) dividing the resultant percentage by 4; provided, however, that, if the amount determined by the application of clauses
                    (1), (2) and (3) is in the negative, the Special Allowance Margin is zero.


DATE OF FIRST DISBURSEMENT                    Special Allowance Margin
---------------------------                  ----------------------------------
Prior to 10/17/86                             3.50%
10/17/86 - 09/30/92                           3.25%
10/01/92 - 06/30/95                           3.10%
07/01/95 - 06/30/98                           2.50% (Federal Stafford Loans and Federal Unsubsidized
                                              Stafford Loans that are In-School, Grace or Deferment); 3.10%
                                              (Federal Stafford Loans and Federal Unsubsidized Stafford
                                              Loans that are in repayment and all other loans)
07/01/98 - 12/31/99                           2.20%  (Federal Stafford Loans and Federal Unsubsidized
                                              Stafford Loans that are In-School, Grace or Deferment); 2.80%
                                              (Federal Stafford Loans and Federal Unsubsidized Stafford
                                              Loans that are in repayment) and 3.10% for all other loans
01/01/00-06/30/03                             1.74% (Federal Stafford Loans and Federal Unsubsidized
                                              Stafford Loans that are In-School, Grace or Deferment); 2.34%
                                              (Federal Stafford Loans and Federal Unsubsidized Stafford
                                              Loans that are in repayment)


          A holder of a PLUS, SLS or Federal Consolidation Loan is eligible to receive Special Allowance Payments during any quarter equal to (a) the amount by which (1) the average of the bond equivalent rates of 91-day Treasury bills auctioned during the quarter (or the CP Rate in the case of PLUS loans first disbursed on or after January 1, 2000 and before July 1, 2003) plus (2) the Interest Rate Margin (or 2.64% in the case of PLUS or Federal Consolidation loans first disbursed on or after January 1, 2000 and before July 1, 2003) exceeds (b) the Borrower Rate. However, Special Allowance Payments are available on variable rate PLUS and SLS Loans only if the 91-day Treasury bill rate for the most recent quarter plus 3.1% exceeds the maximum rate.

          FEDERAL STAFFORD LOANS

          The Act provides for:

          (1) federal insurance or reinsurance of Federal Stafford Loans made by eligible lenders to qualified students,
          (2) federal interest subsidy payments on eligible Federal Stafford Loans to be paid by the Department to holders of the loans in lieu of the borrower making interest payments ("Interest Subsidy Payments") and
          (3) Special Allowance Payments representing an additional subsidy paid by the Department to the holders of eligible Federal Stafford Loans (the federal reinsurance obligations, together with those obligations referred to in clauses (2) and (3) being collectively referred to in this prospectus as "Federal Assistance").

          INTEREST. The borrower's interest rate on a Federal Stafford Loan may be fixed or variable. Federal Stafford Loan interest rates are summarized in the chart below.


TRIGGER DATE(1)                 BORROWER RATE(2)                MAXIMUM RATE             INTEREST RATE MARGIN
---------------                 ----------------                ------------             ---------------------
Prior to 01/01/81............   7%                              7%                       N/A
01/01/81 - 09/12/83..........   9%                              9%                       N/A
09/13/83 - 06/30/88..........   8%                              8%                       N/A
07/01/88 - 09/30/92..........   8% for 48 months;               8% for 48 months,        3.25%
                                thereafter, 91-Day              then 10%
                                Treasury + Interest Rate
                                Margin
10/01/92 - 06/30/94..........   91-Day Treasury + Interest      9%                       3.10%
                                Rate Margin
07/01/94 - 06/30/95..........   91-Day Treasury + Interest      8.25%                    3.10%
                                Rate Margin

07/01/95 - 06/30/98..........   91-Day Treasury + Interest      8.25%                    2.50% (In-School, Grace or
                                Rate Margin                                              Deferment); 3.10% (in
                                                                                         repayment)
On or after 07/01/98.........   91-Day Treasury + Interest      8.25%                    1.70% (In-School, Grace or
                                Rate Margin                                              Deferment); 2.30% (in
                                                                                         repayment)

--------------
(1)       The Trigger Date for Federal Stafford Loans made before October 1,
          1992 is the first day of enrollment period for which a borrower's first Federal Stafford Loan is made and for Federal Stafford Loans made on October 1, 1992 and after the Trigger Date is the date of the disbursement of a borrower's first Federal Stafford Loan.
(2)       The rate for variable rate Federal Stafford Loans applicable for any
          12-month period beginning on July 1 and ending on June 30, is determined on the preceding June 1 and is equal to the lesser of (a)
          the applicable Maximum Rate or (b) the sum of (1) the bond equivalent rate of 91-day Treasury bills auctioned at the final auction held prior to June 1 and (2) the applicable Interest Rate Margin.


          The 1992 Amendments provide that, for fixed rate loans made on or after July 23, 1992 and for specified loans made to new borrowers on or after July 1, 1988, the lender must have converted by January 1, 1995 the interest rate on the loans to an annual interest rate adjusted each July 1 equal to:

          0 for specified loans made between July 1, 1988 and July 23, 1992, the 91-day Treasury bill rate at the final auction prior to the preceding June 1 plus 3.25%,

          0 for loans made on or after July 23, 1992 and prior to July 1, 1998, the 91-day Treasury bill rate at the final auction prior to the preceding June 1 plus 3.10%, and

          0 for loans made on or after July 1, 1998, the 91-day Treasury bill rate at the final auction prior to the preceding June 1 plus 2.2% (In-School, Grace or Deferment) or 2.8% (in repayment) in each case capped at the applicable interest rate for the loan existing prior to the conversion.

The variable interest rate does not apply to loans made prior to July 23, 1992 during the first 48 months of repayment.

          INTEREST SUBSIDY PAYMENTS. The Department is responsible for paying interest on Federal Stafford Loans while the borrower is a qualified student, during a Grace Period or during Deferral Periods. The Department makes quarterly Interest Subsidy Payments to the owner of Federal Stafford Loans in the amount of interest accruing on the unpaid balance thereof prior to the commencement of repayment or during any Deferral Periods. The Act provides that the owner of an eligible Federal Stafford Loan shall be deemed to have a contractual right against the United States of America to receive Interest Subsidy Payments (and Special Allowance Payments) in accordance with its provisions. Receipt of Interest Subsidy Payments and Special Allowance Payments is conditioned on compliance with the requirements of the Act, including satisfaction of need-based criteria (and the delivery of sufficient information by the borrower and the lender to the Department to confirm the foregoing) and continued eligibility of the loan for federal reinsurance. This eligibility may be lost, however, if the loans are not held by an eligible lender, in accordance with the requirement of the Act and the applicable Federal Guarantee Agreements. See "--Eligible Lenders, Students and Educational Institutions" above, "Risk Factors--RISK OF LOSS OF FEDERAL GUARANTOR ANd DEPARTMENT OF EDUCATION PAYMENTS FOR FAILURE TO COMPLY WITH LOAN ORIGINATION AND SERVICING PROCEDURES FOR STUDENT LOANS", "Formation of the Trusts--Eligible Lender Trustee" and "Description of the Transfer and Servicing Agreements--Servicing Procedures". The Seller expects that substantially all of the Federal Stafford Loans that are to be conveyed to a Trust will be eligible to receive Interest Subsidy Payments and Special Allowance Payments.

          Interest Subsidy Payments and Special Allowance Payments are generally received within 45 days to 60 days after submission to the Department of the applicable claim forms for any given calendar quarter, although there can be no assurance that the payments will in fact be received from the Department within that period. See "Risk Factors--RISK OF VARIABILITY OF ACTUAL CASH FLOWs". The Servicer has agreed to prepare and file with the Department all claims forms and any other required documents or filings on behalf of each Eligible Lender Trustee as owner of the related Federal Student Loans on behalf of each Trust. The Servicer has also agreed to assist each Eligible Lender Trustee in monitoring, pursuing and obtaining Interest Subsidy Payments and Special Allowance Payments, if any, with respect to Federal Student Loans. Each Eligible Lender Trustee will be required to remit Interest Subsidy Payments and Special Allowance Payments it receives with respect to Federal Student Loans within two business days of receipt thereof to the related Collection Account.

          LOAN LIMITS. The Act requires that loans be disbursed by eligible lenders in at least two separate and equal disbursements; except that for schools with a cohort default rate of less than 10% for the three most recent fiscal years for which data is available, loans for a period of enrollment of not more than one semester, trimester or quarter, or of not more than four months, may be disbursed in a single disbursement. The Act limited the amount a student can borrow in any academic year and the amount he or she can have outstanding in the aggregate. The following chart sets forth the current and historic loan limits.



                                                                           ALL
                                                                       STUDENTS(1)           INDEPENDENT STUDENTS
                                                                       ------------         -----------------------
                                                                       BASE AMOUNT
                                                                        SUBSIDIZED          ADDITIONAL         Maximum
                                                                           AND             UNSUBSIDIZED       Aggregate
                                                     SUBSIDIZED        UNSUBSIDIZED         ONLY ON OR          Total
     BORROWER'S ACADEMIC           SUBSIDIZED       ON OR AFTER        ON OR AFTER            AFTER             Amount
            LEVEL                  PRE-1/1/87          1/1/87           10/1/93(2)          7/1/94(3)             in
--------------------------       -------------      ------------      --------------       --------------     ------------
Undergraduate (per year)
     1st year............       $   2,500         $   2,625          $   2,625         $   4,000            $    6,625
     2nd year............       $   2,500         $   2,625          $   3,500         $   4,000            $    7,500
     3rd year and above         $   2,500         $   4,000          $   5,500         $   5,000            $  10,500
Graduate (per year)             $   5,000         $   7,500          $   8,500         $ 10,000             $  18,500
Aggregate Limit;
     Undergraduate              $ 12,500          $ 17,250           $ 23,000          $ 23,000             $  46,000
     Graduate (including
     undergraduate)             $ 25,000          $ 54,750           $ 65,500          $ 73,000             $138,500


---------------
(1)       The loan limits are inclusive of both Federal Stafford Loans and
          Federal Direct Student Loans.
(2)       These amounts represent the combined maximum loan amount per year for
          Federal Stafford and Federal Unsubsidized Stafford Loans. Accordingly,
          the maximum amount that a student may borrow under a Federal
          Unsubsidized Stafford Loan is the difference between the combined maximum loan amount and the amount the student received in the form of a Federal Stafford Loan.
(3)       Independent undergraduate students, graduate students or professional students may borrow these additional amounts. In addition, dependent undergraduate students may also receive these additional loan amounts if the parents of the students are unable to provide the family contribution amount and it is unlikely that the student's parents will qualify for a Federal PLUS Loan.


          The annual loan limits are reduced in some instances where the student is enrolled in a program that is less than one academic year or has less than a full academic year remaining in his or her program. The Department has discretion to raise these limits to accommodate highly specialized or exceptionally expensive courses of study.

          REPAYMENT. Repayment of principal on a Federal Stafford Loan generally does not commence while a student remains a qualified student, but generally begins upon expiration of the applicable Grace Period, as described below. Any borrower may voluntarily prepay without premium or penalty any loan and in connection therewith may waive any Grace Period or Deferral Period. In general, each loan must be scheduled for repayment over a period of not more than ten years after the commencement of repayment. New borrowers on or after October 7, 1998 who accumulate outstanding loans under FFELP totaling more than $30,000 are entitled to extended repayment schedules of up to 25 years subject to minimum repayment amounts. The Act currently requires minimum annual payments of $600 or, if greater, the amount of accrued interest for that year, unless the borrower and the lender agree to lesser payments. Effective July 1, 1993, the Act and regulations promulgated thereunder require lenders to offer the choice of a standard, graduated or income-sensitive repayment schedule to all borrowers who receive a loan on or after that date.

          GRACE PERIODS, DEFERRAL PERIODS AND FORBEARANCE PERIODS. Repayment of principal on a Federal Stafford Loan must generally commence following a period of (a) not less than 9 months or more than 12 months (with respect to loans for which the applicable interest rate is 7% per annum) and (b) not more than 6 months (with respect to loans for which the applicable interest rate is 9% per annum or 8% per annum and for loans to first-time borrowers on or after July 1,
1988) after the borrower ceases to pursue at least a half-time course of study (a "Grace Period"). However, during other periods (each, a "Deferral Period") and subject to conditions, no principal repayments need be made, including periods when the student has returned to an eligible educational institution on a full-time basis or is pursuing studies pursuant to an approved graduate fellowship program, or when the student is a member of the United States Armed Forces or a volunteer under the Peace Corps Act or the Domestic Volunteer Service Act of 1973, or when the borrower is temporarily totally disabled, or periods during which the borrower may defer principal payments because of temporary financial hardship. For new borrowers to whom loans are first disbursed on or after July 1, 1993, payment of principal may be deferred only while the borrower is at least a half-time student or is in an approved graduate fellowship program or is enrolled in a rehabilitation program, or when the borrower is seeking but unable to find full-time employment, subject to a maximum deferment of three years, or when for any reason the lender determines that payment of principal will cause the borrower economic hardship, also subject to a maximum deferment of three years. The 1992 Amendments also permit and in some cases require forbearance of loan collection in specified circumstances (each period, a "Forbearance Period"). The 1998 Reauthorization Bill further expanded the situations in which a forbearance can be granted.

          FEDERAL UNSUBSIDIZED STAFFORD LOANS

          The Federal Unsubsidized Stafford Loan program created under the 1992 Amendments is designed for students who do not qualify for the maximum Federal Stafford Loan due to parental and/or student income and assets in excess of permitted amounts. The basic requirements for Federal Unsubsidized Stafford Loans are essentially the same as those for the Federal Stafford Loans, including with respect to provisions governing the interest rate, the annual loan limits and the Special Allowance Payments. The terms of the Federal Unsubsidized Stafford Loans, however, differ in some respects. The federal government does not make Interest Subsidy Payments on Federal Unsubsidized Stafford Loans. The borrower must either begin making interest payments within 60 days after the time the loan is disbursed or permit capitalization of the interest by the lender until repayment begins. Federal Unsubsidized Stafford Loan borrowers who obtained the loans on or after October 1, 1992 are required to pay, upon disbursement, a 6.5% insurance fee to the Department, though no guarantee fee may be charged by the applicable Federal Guarantor. Effective July 1, 1994, the maximum insurance premium charged by the Federal Guarantor is reduced to 1% and the origination fee is 3%. Subject to the same loan limits established for Federal Stafford Loans, the student may borrow up to the amount of the student's Unmet Need. Lenders are authorized to make Federal Unsubsidized Stafford Loans applicable for periods of enrollment beginning on or after October 1, 1992.

          FEDERAL PLUS AND FEDERAL SLS LOAN PROGRAMS

          The Act authorizes Federal PLUS Loans to be made to parents of eligible dependent students and previously authorized Federal SLS Loans to be made to specified categories of students. After July 1, 1993, only parents who do not have an adverse credit history or who can secure an endorser without an adverse credit history are eligible for Federal PLUS Loans. The basic provisions applicable to Federal PLUS and Federal SLS Loans are similar to those of Federal Stafford Loans with respect to the federal insurance and reinsurance on the loans. However, Federal PLUS and Federal SLS Loans differ from Federal Stafford Loans, particularly because Interest Subsidy Payments are not available under the Federal PLUS and Federal SLS Programs and in some instances Special Allowance Payments are more restricted.

          LOAN LIMITS. Federal PLUS and Federal SLS Loans disbursed prior to July 1, 1993 are limited to $4,000 per academic year with a maximum aggregate amount of $20,000. Federal SLS Loan limits for loans disbursed on or after July 1, 1993 depended upon the class year of the student and the length of the academic year. The annual loan limit for Federal SLS Loans first disbursed on or after July 1, 1993 ranged from $4,000 for first and second year undergraduate borrowers to $10,000 for graduate borrowers, with a maximum aggregate amount of $23,000 for undergraduate borrowers and $73,000 for graduate and professional borrowers. After July 1, 1994, for purposes of new loans being originated, the Federal SLS programs were merged with the Federal Unsubsidized Stafford Loan program with the borrowing limits reflecting the combined eligibility under both programs. The only limit on the annual and aggregate amounts of Federal PLUS Loans first disbursed on or after July 1, 1993 is the cost of the student's education less other financial aid received, including scholarship, grants and her student loans.

          INTEREST. THE INTEREST RATE DETERMINATION FOR A PLUS OR SLS LOAN IS DEPENDENT ON WHEN THE LOAN WAS ORIGINALLY MADE AND DISBURSED AND THE PERIOD OF ENROLLMENT. THE INTEREST RATES FOR PLUS AND SLS LOANS ARE SUMMARIZED IN THE FOLLOWING CHART.


                                                                                                                   Interest
         Trigger Date(1)                         Borrower Rate(2)                       Maximum Rate             Rate Margin
-----------------------------                    ----------------                       ------------             -------------
Prior to 10/01/81..............                         9%                                   9%                      N/A
10/01/81 - 10/30/82............                        14%                                   14%                     N/A
11/01/82 - 06/30/87............                        12%                                   12%                     N/A
07/01/87 - 09/30/92............      52-Week Treasury + Interest Rate Margin                 12%                    3.25%
10/01/92 - 06/30/94............      52-Week Treasury + Interest Rate Margin          PLUS 10%, SLS 11%             3.10%
07/01/94 - 06/30/98............      52-Week Treasury + Interest Rate Margin                 9%                     3.10%
(SLS repealed 07/01/94)
After 06/30/98.................      91-Day Treasury + Interest Rate Margin                  9%                     3.10%


---------------
(1)       The Trigger Date for PLUS and SLS loans made before October 1, 1992 is the first day of enrollment period for which the loan is made, and for
          PLUS and SLS loans made on October 1, 1992 and after the Trigger Date is the date of the first disbursement of the loan, respectively.
(2)       For PLUS or SLS loans that carry a variable rate, the rate is set annually for 12-month periods beginning on July 1 and ending on June
          30 on the preceding June 1 and is equal to the lesser of (a) the applicable maximum rate and (b) the sum of (1) the bond equivalent rate of 52-week Treasury bills (or 91 day Treasury bills in the case of loans made or disbursed on or after June 30, 1998) auctioned at the final auction held prior to June 1, and (2) the applicable Interest
          Rate Margin.


          REPAYMENT, DEFERMENTS. The 1992 Amendments provide Federal SLS borrowers with the option to defer commencement of repayment of principal until the commencement of repayment of Federal Stafford Loans. Otherwise, repayment of principal of Federal PLUS and Federal SLS Loans is required to commence no later than 60 days after the date of the final disbursement of the loan, subject to deferral and forbearance provisions. The deferral provisions which apply are more limited than those which apply to Federal Stafford Loans. Repayment of interest, however, may be deferred and capitalized during periods of educational enrollments and periods of unemployment or hardship as specified under the Act. Further, whereas Interest Subsidy Payments are not available for the deferments, interest may be capitalized during the periods upon agreement of the lender and borrower. Maximum loan repayment periods and minimum payment amounts are the same as for Federal Stafford Loans.

          A borrower may refinance all outstanding Federal PLUS Loans under a single repayment schedule for principal and interest, with the new repayment period calculated from the date of repayment of the most recent included loan. The interest rate of the refinanced loan shall be the weighted average of the rates of all Federal PLUS Loans being refinanced. A second type of refinancing enables an eligible lender to reissue a Federal PLUS Loan which was initially originated at a fixed rate prior to July 1, 1987 in order to permit the borrower to obtain the variable interest rate available on Federal PLUS Loans on and after July 1, 1987. If a lender is unwilling to refinance the original Federal PLUS Loan, the borrower may obtain a loan from another lender for the purpose of discharging the loan and obtaining a variable interest rate.

          FEDERAL CONSOLIDATION LOAN PROGRAM

          The Act authorizes a program under which borrowers may consolidate one or more of their Student Loans into a single loan (each, a "Federal Consolidation Loan") insured and reinsured on a basis similar to Federal Stafford Loans. Federal Consolidation Loans may be made in an amount sufficient to pay outstanding principal, unpaid interest, late charges and collection costs on all federally insured or reinsured student loans incurred under FFELP selected by the borrower, as well as loans made pursuant to various other federal student loan programs and which may have been made by different lenders. Under this program, a lender may make a Federal Consolidation Loan to an eligible borrower at the request of the borrower if the lender holds an outstanding loan of the borrower or the borrower certifies that he has been unable to obtain a Federal Consolidation Loan from the holders of the outstanding loans made to him. The 1998 Reauthorization Bill allows lenders to make Federal Consolidation Loans to borrowers with multiple holders of underlying FFELP loans even if the lender does not hold an outstanding loan. A borrower who is unable to obtain a Federal Consolidation Loan from an eligible lender or a Federal Consolidation Loan with an income-sensitive repayment plan acceptable to the borrower may obtain a Federal Consolidation Loan under the direct loan program. Federal Consolidation Loans that were made on or after July 1, 1994 have no minimum loan amount, although Federal Consolidation Loans for less than $7,500 must be repaid in ten years. Applications for Federal Consolidation Loans received on or after January 1, 1993 but prior to July 1, 1994, were available only to borrowers who had aggregate outstanding student loan balances of at least $7,500; for applications received before January 1, 1993, Federal Consolidation Loans are available only to borrowers who have aggregate outstanding student loan balances of at least $5,000. The borrowers must be either in repayment status or in a grace period preceding repayment and, for applications received prior to January 1, 1993, the borrower must not have been delinquent by more than 90 days on any student loan payment; for applications received on or after January 1, 1993, delinquent or defaulted borrowers are eligible to obtain Federal Consolidation Loans if they will reenter repayment through loan consolidation. For applications received on or after January 1, 1993, borrowers may, within 180 days of the origination of a Federal Consolidation Loan, add additional loans made prior to consolidation ("Add-on Consolidation Loans") for consolidation therewith. If the borrower obtains loans subsequent to the Federal Consolidation Loan, the borrower may consolidate the new loans and the Federal Consolidation Loan. The interest rate and term of the Federal Consolidation Loan, following the consolidation with the related Add-on Consolidation Loans, may be recomputed within the parameters permitted by the Act. For applications received on or after January 1, 1993, married couples who agree to be jointly and severally liable will be treated as one borrower for purposes of loan consolidation eligibility. For applications received on or after November 13, 1997, student loan borrowers may include federal direct loans in Federal Consolidation Loans.

          Federal Consolidation Loans made prior to July 1, 1994 bear interest at a rate which equals the weighted average of interest rates on the unpaid principal balances of outstanding loans, rounded up to the nearest whole one percent, with a minimum rate of 9%. For Federal Consolidation Loans made on or after July 1, 1994 through November 12, 1997, the weighted average interest rate must be rounded up to the nearest whole percent. Federal Consolidation Loans made on or after November 13, 1997 through September 30, 1998 will bear interest at the annual variable rate applicable to Stafford Loans. Federal Consolidation Loans for which the application is received on or after October 1, 1998 bear interest at a rate equal to the weighted average interest rate of the loans consolidated, rounded up to the nearest one-eighth of one percent and capped at 8.25%. Interest on Federal Consolidation Loans accrues and, for applications received prior to January 1, 1993, is to be paid without Interest Subsidy by the Department. For Federal Consolidation Loans received on or after January 1, 1993, all interest of the borrower is paid during all periods of Deferment. However, Federal Consolidation Loan applications received on or after August 10, 1993 will only be subsidized if all of the underlying loans being consolidated were subsidized Federal Stafford Loans; PROVIDED, HOWEVER, that in the case of Federal Consolidation Loans made on or after November 13, 1997, that portion of the Federal Consolidation Loan that is comprised of Subsidized Stafford Loans will retain its subsidy benefits during periods of deferment. Borrowers may elect to accelerate principal payments without penalty. Further, no insurance premium may be charged to a borrower and no insurance premium may be charged to a lender in connection with a Federal Consolidation Loan. However, a fee may be charged to the lender by a Federal Guarantor to cover the costs of increased or extended liability with respect to a Consolidation Loan, and lenders must pay a Monthly Rebate Fee at an annualized rate of 1.05% for loans disbursed on or after October 1, 1993 (0.62% for loans for which applications were received between October 1, 1998 and January 31, 1999). Special Allowance Payments are made on Consolidation Loans whenever the rate charged the borrower is limited by the 9%/8.25% cap. However, for applications received on or after October 1, 1998, Special Allowance Payments are paid in order to afford the lender a yield equal to the 91-day T-bill plus 3.1% (or the CP Rate plus 2.64% for loans first disbursed on or after January 1, 2000 and before July 1, 2003), whenever that formula exceeds the borrower's interest rate.

          Repayment of Federal Consolidation Loans begins within 60 days after discharge of all prior loans which are consolidated. Repayment schedule options must include, for applications received on or after January 1, 1993, the establishment of graduated or income sensitive repayment plans, subject to limits applicable to the sum of the Federal Consolidation Loan and the amount of the borrower's other eligible student loans outstanding. The lender may, at its option, include the graduated and income sensitive repayment plans for applications received prior to that date. Generally, depending on the total of loans outstanding, repayment may be scheduled over periods no shorter than ten but not more than 25 years in length. For applications received on or after January 1, 1993, the maximum maturity schedule is 30 years for Federal Consolidation Loans of $60,000 or more.

          All eligible loans of a borrower paid in full through consolidation are discharged in the consolidation process when the new Federal Consolidation Loan is issued.

FEDERAL GUARANTORS

          The Act authorizes Federal Guarantors to support education financing and credit needs of students at post-secondary schools. The Act encourages every state either to establish its own agency or to designate another Federal Guarantor in cooperation with the Secretary. Under various programs throughout the United States of America, Federal Guarantors insure and sometimes service guaranteed student loans. The Federal Guarantors are reinsured by the federal government for from 80% to 100% of each default claim paid, depending on their claims experience, for loans disbursed prior to October 1, 1993, from 78% to 98% of each default claim paid for loans disbursed on or after October 1, 1993 and prior to October 1, 1998 and from 75% to 95% of each default claim paid for loans disbursed on or after October 1, 1998. Federal Guarantors are reinsured by the federal government for 100% of death, disability, bankruptcy, closed school and false certification claims paid. Loans guaranteed under the lender of last resort provisions of the Act are also 100% guaranteed and reinsured. SEE"--Federal Insurance and Reinsurance of Federal Guarantors" below.

          Federal Guarantors collect a one-time insurance premium ranging up to 1% of the principal amount of each guaranteed loan, depending on the Federal Guarantor. Federal Guarantors are prohibited from charging insurance premiums on loans made under the Federal Unsubsidized Stafford Loan program prior to July 1, 1994. On the loans made prior to July 1, 1994, the Act requires that a 6.5% combined loan origination fee and insurance premium be paid by the borrower on Federal Unsubsidized Stafford Loans. This fee is passed through to the Department by the originating lender. Effective July 1, 1994, the maximum insurance premium and origination fee for Federal Stafford Loans and Federal Unsubsidized Stafford Loans are 1% and 3%, respectively.

          Each Federal Student Loan to be sold to an Eligible Lender Trustee on behalf of a Trust will be guaranteed as to principal and interest by a Federal Guarantor pursuant to a Guarantee Agreement between the Federal Guarantor and the applicable Eligible Lender Trustee. The applicable prospectus supplement for each Trust will identify each related Federal Guarantor for the Federal Student Loans held by the Trust as of the applicable Closing Date and the amount of the Federal Student Loans it is guaranteeing for the Trust.

          The 1993 Act granted the Department broad powers over Federal Guarantors and their reserves. These powers include the authority to require a Federal Guarantor to return all reserve funds to the Department if the Department determines the action is necessary to ensure an orderly termination of the Federal Guarantor, to serve the best interests of the student loan programs or to ensure the proper maintenance of the Federal Guarantor's funds or assets. The Department is also now authorized to direct a Federal Guarantor to return a portion of its reserve funds which the Department determines is unnecessary to pay the program expenses and contingent liabilities of the Federal Guarantor and/or to cease any activities involving the use of the Federal Guarantor's reserve funds or assets which the Department determines is a misapplication or otherwise improper. The Department may also terminate a Federal Guarantor's reinsurance agreement if the Department determines that the action is necessary to protect the federal fiscal interest. These various changes create a significant risk that the resources available to the Federal Guarantors to meet their guarantee obligations will be significantly reduced. The 1998 Reauthorization Bill restructured guarantor funding such that Federal Guarantors are provided with additional flexibility in choosing how to spend certain funds they receive.

          FEDERAL INSURANCE AND REINSURANCE OF FEDERAL GUARANTORS

          A Federal Student Loan is considered to be in default for purposes of the Act when the borrower fails to make an installment payment when due or to comply with other terms of the loan, and if the failure persists for a period of time as specified by the Act. Under specified circumstances a loan deemed ineligible for Federal Reinsurance may be restored to eligibility. Procedures for the restoration of eligibility are discussed below.

          If the loan in default is covered by federal loan insurance in accordance with the provisions of the Act, the Department is to pay the applicable Federal Guarantor, as insurance beneficiary, the amount of the loss sustained thereby, upon notice and determination of the amount, within 90 days of the notification, subject to reduction as described below.

          If the loan is guaranteed by a Federal Guarantor, the eligible lender is reimbursed by the Federal Guarantor for 100% (or not more than 98% for loans disbursed on or after October 1, 1993) of the unpaid principal balance of the defaulted loan plus accrued and unpaid interest thereon so long as the eligible lender has properly originated and serviced the loan. Under the Act, the Department enters into a guarantee agreement with each Federal Guarantor, which provides for federal reinsurance for amounts paid to eligible lenders by the Federal Guarantor with respect to defaulted loans.

          Pursuant to the agreements, the Department also agrees to reimburse a Federal Guarantor for 100% of the amounts expended in connection with a claim resulting from the death, bankruptcy, total and permanent disability of a borrower, ineligible loan, the death of a student whose parent is the borrower of a Federal PLUS Loan or claims by borrowers who received loans on or after January 1, 1986 and who are unable to complete the programs in which they are enrolled due to school closure or borrowers whose borrowing eligibility was falsely certified by the eligible institution; claims are not included in calculating a Federal Guarantor's claims rate experience for federal reinsurance purposes. The Department also agrees to reimburse a Federal Guarantor for 100% of the amounts expended in connection with claims on loans made under the lender of last resort provisions. The Department is also required to repay the unpaid balance of any loan if the borrower files for relief under Chapter 12 or 13 of the Bankruptcy Code or files for relief under Chapter 7 or 11 of the Bankruptcy Code and has been in repayment for more than 7 years or commences an action for a determination of dischargeability under Section 523(a)(8)(b) of the Bankruptcy Code, and is authorized to acquire the loans of borrowers who are at high risk of default and who request an alternative repayment option from the Department. Effective for bankruptcy actions commenced by the borrower on or after October 8, 1998, student loans will not be discharged unless there is an undue hardship determination made by the bankruptcy court.

          The amount of the reinsurance payment to the Federal Guarantor for default claims is subject to reduction based upon the annual default claims rate of the Federal Guarantor, calculated to equal the amount of federal reinsurance claims paid by the Department to the Federal Guarantor during any fiscal year as a percentage of the original principal amount of guaranteed loans in repayment at the end of the prior federal fiscal year. The formula is summarized as follows:

Claims Rate of Federal Guarantor                          Reimbursement to Federal Guarantor by the Department of Education(1)
----------------------------------                        ---------------------------------------------------------------------
0% to and including 5%.................                    100%
Greater than 5% to and including 9%....                    100% of claims to and including 5%; 90% of claims greater than
                                                           5%
Greater than 9%........................                    100% of claims to and including 5%; 90% of claims greater than
                                                           5% to and including 9%; and 80% of claims greater than 9%

---------
(1)       The federal reimbursement has been reduced to 98%, 88% and 78% for loans disbursed on or after October 1, 1993 and prior to October 1,
          1998 and 95%, 85% and 75% for loans disbursed on or after October 1,
          1998.


          The claims experience is not accumulated from year to year, but is determined solely on the basis of claims in any one federal fiscal year compared with the original principal balance of loans in repayment at the beginning of that year.

          The 1992 Amendments addressed education loan industry concerns regarding the Department's commitment to providing support in the event of Federal Guarantor failures. Pursuant to the 1992 Amendments, Federal Guarantors are required to maintain specified reserve fund levels. The levels are defined as 0.5% of the total attributable amount of all outstanding loans guaranteed by the Federal Guarantor for the fiscal year of the Federal Guarantor that begins in 1993, 0.7% for the Federal Guarantor's fiscal year beginning in 1994, 0.9% for the Federal Guarantor's fiscal year beginning in 1995, and 1.1% for the Federal Guarantor's fiscal year beginning on or after January 1, 1996. Effective with the 1998 Reauthorization Bill, Federal Guarantors must maintain a minimum reserve level of at least 0.25 percent. If the Federal Guarantor fails to achieve the minimum reserve level in any two consecutive years, if the Federal Guarantor's federal annual claims rate equals or exceeds 9% or if the Department determines the Federal Guarantor's administrative or financial condition jeopardizes its continued ability to perform its responsibilities, the Department may require the Federal Guarantor to submit and implement a management plan to address the deficiencies. The Department may terminate the Federal Guarantor's agreements with the Department if the Guarantor fails to submit the required plan, or fails to improve its administrative or financial condition substantially, or if the Department determines the Federal Guarantor is in danger of financial collapse. In this event, the Department is required to assume responsibility for the functions of the Federal Guarantor and in connection therewith is authorized to undertake specified actions to assure the continued payment of claims, including maturity advances to Federal Guarantors to cover immediate cash needs, transferring of guarantees to another Federal Guarantor, or transfer of guarantees to the Department itself. No assurance can be made that the Department will under any given circumstance exercise its right to terminate a reimbursement agreement with a Federal Guarantor or make a determination that the Federal Guarantor is unable to meet its guarantee obligations.

          The Act requires that, subject to compliance with the Act, the Secretary must pay all amounts, which may be required to be paid under the Act as a result of specified events of death, disability, bankruptcy, school closure or false certification by the educational institution described in the Act. It further provides that Federal Guarantors shall be deemed to have a contractual right against the United States of America to receive reinsurance in accordance with its provisions. In addition, the 1992 Amendments provide that if the Department determines that a Federal Guarantor is unable to meet its insurance obligations, holders of loans may submit insurance claims directly to the Department until the obligations are transferred to a new Federal Guarantor capable of meeting the obligations or until a successor Federal Guarantor assumes the obligations. No assurance can be made that the Department would under any given circumstances assume the obligation to assure satisfaction of a guarantee obligation by exercising its right to terminate a reimbursement agreement with a Federal Guarantor or by making a determination that the Federal Guarantor is unable to meet its guarantee obligations.

                    WEIGHTED AVERAGE LIVES OF THE SECURITIES

          The weighted average lives of the Notes and the Certificates of any series will generally be influenced by the rate at which the principal balances of the related Student Loans are paid, which payment may be in the form of scheduled amortization or prepayments. (For this purpose, the term "prepayments" includes prepayments in full or in part (including pursuant to Federal Consolidation Loans), as a result of:

          0         borrower default, death, disability or bankruptcy,
          0         a closing of or a false certification by the borrower's
                    school and
          0         subsequent liquidation of the loans or collection of
                    Guarantee Payments with respect thereto and as a result of Student Loans being repurchased by the Seller or the Servicer for administrative reasons.

          All of the Student Loans are prepayable at any time without penalty to the borrower. The rate of prepayment of Student Loans is influenced by a variety of economic, social and other factors, including as described below and in the applicable prospectus supplement. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the Student Loans. However, because many of the Student Loans bear interest that either actually or effectively is floating, it is impossible to predict whether changes in prevailing interest rates will be similar to or will vary from changes in the interest rates on the Student Loans. In addition, under specified circumstances, the Seller or the Servicer will be obligated to repurchase or arrange for the repurchase of Student Loans from a given Trust pursuant to the related Loan Sale Agreement or Loan Servicing Agreement, as applicable, as a result of breaches of applicable representations and warranties or covenants. SEE "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and"--Servicer Covenants". SEE ALSO "Description of the Transfer and Servicing Agreements--Termination--Optional Redemption" regarding the Servicer's option to purchase the Student Loans from a given Trust and "Insolvency Event" regarding the sale of the Student Loans if an Insolvency Event with respect to the Company occurs. Also, in the case of a Trust having a Funding Period or Revolving Period, the addition of Student Loans to the Trust during the period could affect the weighted average lives of the Securities of the related series. SEE "Description of the Transfer and Servicing Agreements--Additional Fundings".

          On the other hand, scheduled payments with respect to, and maturities of, the Student Loans may be extended, including pursuant to applicable grace, deferral and forbearance periods. The rate of payment of principal of the Notes and the Certificates and the yield on the Notes and the Certificates may also be affected by the rate of defaults resulting in losses on Student Loans, by the severity of those losses and by the timing of those losses, which may affect the ability of the Guarantors to make Guarantee Payments with respect thereto.

          In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes or the Certificates of a given series on each Distribution Date, since the amount will depend, in part, on the amount of principal collected on the related pool of Student Loans during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Student Loans will be borne entirely by the Noteholders and the Certificateholders of a given series. The related prospectus supplement may set forth additional information with respect to the maturity and prepayment considerations applicable to the particular pool of Student Loans and the related series of Securities.

                      POOL FACTORS AND TRADING INFORMATION

          Each of the "Note Pool Factor" for each class of Notes and the "Certificate Pool Factor" for each class of Certificates (each, a "Pool Factor") will be a seven-digit decimal which the Servicer will compute prior to each Distribution Date indicating the remaining outstanding principal amount of the class of Notes or the remaining principal balance for the class of Certificates (the "Certificate Balance"), respectively, as of that Distribution Date (after giving effect to distributions to be made on the Distribution Date), as a fraction of the initial outstanding principal amount of the class of the Notes or the initial Certificate Balance for the class of Certificates, respectively. Each Pool Factor will be 1.0000000 as of the Closing Date, and thereafter will decline to reflect reductions in the outstanding principal amount of the applicable class of Notes or reductions of the Certificate Balance of the applicable class of Certificates, as applicable. A Securityholder's portion of the aggregate outstanding principal amount of the related class of Notes or of the aggregate outstanding Certificate Balance for the related class of Certificates, as applicable, is the product of (1) the original denomination of that Securityholder's Note or Certificate and (2) the applicable Pool Factor.

          If so provided in the related prospectus supplement with respect to a Trust, the Securityholders will receive reports on or about each Distribution Date concerning the payments received on the Student Loans, the Pool Balance (as the term is defined in the related prospectus supplement, the "Pool Balance"), the applicable Pool Factor and various other items of information. Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. SEE "Information Regarding the Securities--Reports to Securityholders".

                            DESCRIPTION OF THE NOTES

          With respect to each Trust, one or more classes of notes (the "Notes") of a given series will be issued pursuant to the terms of an indenture (an "Indenture") between the Trust and the trustee specified in the related prospectus supplement (an "Indenture Trustee"), a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary describes terms of the Notes and the Indenture. The summary does not purport to be complete and is qualified in its entirety by reference to all the provisions of the Notes and the Indenture.

          Unless otherwise specified in the related prospectus supplement, each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Administrator, the "Depositary") except as set forth below. Unless otherwise specified in the related prospectus supplement, the Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Seller has been informed by DTC that DTC's Nominee will be Cede, unless another nominee is specified in the related prospectus supplement. Accordingly, the nominee is expected to be the holder of record of the Notes of each class. Unless and until Definitive Notes (as defined below) are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references in this prospectus and in the related prospectus supplement to actions by Noteholders of Notes held in book-entry form refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references in this prospectus to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Notes for distribution to Noteholders in accordance with DTC's procedures with respect thereto. SEE "Information Regarding the Securities--Book-Entry Registration" and"--Definitive Securities".

PRINCIPAL OF AND INTEREST ON THE NOTES

          The timing and priority of payment, seniority, allocations of losses, interest at a per annum interest rate (the "Interest Rate") and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related prospectus supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of the series, as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, payments of interest on the Notes of the series will be made prior to payments of principal thereon. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate or any combination of the foregoing. The related prospectus supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining the Interest Rate. SEE ALSO "Information Regarding the Securities--Fixed Rate Securities" and "Floating Rate Securities". One or more classes of the Notes of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including as a result of the exercise by the Seller, or another party named in the related prospectus supplement, of its option to purchase the related Student Loans.

          Unless otherwise specified in the related prospectus supplement, Noteholders of all classes within a series will have the same priority with respect to payments of interest. The amount available for the payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related prospectus supplement (each, a "Distribution Date"), in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to the class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of the series. SEE "Description of the Transfer and Servicing Agreements-Distributions" and "Credit and Cash Flow Enhancement".

          In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each class will be set forth in the related prospectus supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of the class.

          In the case of a series of Notes relating to a Trust having a Pre-Funding Account or Collateral Reinvestment Account, the Notes of the series will be redeemed in part on the Distribution Date on or immediately following the last day of the related Funding Period or Revolving Period, respectively, in the event that any amount remains on deposit in the applicable account after giving effect to all Additional Fundings on or prior to the date, in an aggregate principal amount described in the related prospectus supplement.

          SEE "Description of the Transfer and Servicing Agreements-Credit and Cash Flow Enhancement-RESERVE ACCOUNT" for a description of the Reserve Account and the distribution of amounts in excess of the Specified Reserve Account Balance (as defined in the related prospectus supplement).

THE INDENTURE

          MODIFICATION OF INDENTURE. WITH RESPECT TO EACH TRUST, WITH THE CONSENT OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING NOTES OF THE RELATED SERIES, THE INDENTURE TRUSTEE AND THE TRUST MAY EXECUTE A SUPPLEMENTAL INDENTURE TO ADD PROVISIONS TO, OR CHANGE IN ANY MANNER OR ELIMINATE ANY PROVISIONS OF, THE INDENTURE WITH RESPECT TO THE NOTES, OR TO MODIFY (EXCEPT AS PROVIDED BELOW) IN ANY MANNER THE RIGHTS OF THE RELATED NOTEHOLDERS.

          Unless otherwise specified in the related prospectus supplement with respect to a series of Notes, however, without the consent of the holder of each outstanding Note affected thereby, no supplemental indenture will:

          0 change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable,
          0 impair the right to institute suit for the enforcement of provisions of the related Indenture regarding payment,
          0 reduce the percentage of the aggregate amount of the outstanding Notes of the series, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with provisions of the related Indenture or of defaults thereunder and their consequences as provided for in the Indenture,
          0 modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, the Seller, an affiliate of either of them or any obligor on the Notes,
          0 reduce the percentage of the aggregate outstanding amount of the Notes, the consent of the holders of which is required to direct the related Eligible Lender Trustee on behalf of the applicable Trust to sell or liquidate the Student Loans if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of the series,
          0 decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the related Indenture or other related agreements, or
          0 permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for the Notes of the series or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

          Unless otherwise specified in the applicable prospectus supplement, the applicable Trust and the related Indenture Trustee may also enter into supplemental indentures without obtaining the consent of Noteholders of the series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of Noteholders of the series so long as the action will not, in the opinion of counsel satisfactory to the applicable Indenture Trustee, materially and adversely affect the interest of any Noteholder of the series.

          EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to the Notes of a given series, unless otherwise specified in the related prospectus supplement, an "Event of Default" under the related Indenture will consist of the following:

          (1) a default for five days or more in the payment of any interest on any Note after the same becomes due and payable;
          (2) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable;
          (3) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any default for a period of 30 days after notice thereof is given to the applicable Trust by the applicable Indenture Trustee or to the applicable Trust and the applicable Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding; provided, however, that if the Trust demonstrates that it is making a good faith attempt to cure the default, the 30-day period may be extended by the Indenture Trustee to 90 days;
          (4) any representation or warranty made by the applicable Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and the breach is not cured within 30 days after notice thereof is given to the Trust by the applicable Indenture Trustee or to the Trust and the applicable Indenture Trustee by the holders of at least 25% in principal amount of the Notes of the series then outstanding; provided, however, that if the Trust demonstrates that it is making a good faith attempt to cure the breach, the 30-day period may be extended by the Indenture Trustee to 90 days, or
          (5) events of bankruptcy, insolvency, receivership or liquidation of the Trust. However, the amount of principal required to be distributed to Noteholders of the series under the related Indenture on any Distribution Date will generally be limited to amounts available after payment of all prior obligations of the Trust.

Therefore, unless otherwise specified in the related prospectus supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date for the class of Notes. If, with respect to any series of Notes, interest is paid at a variable rate based on an index, the related prospectus supplement may provide that, in the event that, for any Distribution Date, the Interest Rate as calculated based on the index is less than an alternate rate calculated for the Distribution Date based on interest collections on the Student Loans (the amount of the difference, the "Index Shortfall Carryover"), the Interest Rate for the Distribution Date shall be the alternate rate and the Interest Shortfall Carryover shall be payable as described in the prospectus supplement. Unless otherwise provided in the prospectus supplement, payment of the Index Shortfall Carryover shall be lower in priority than payment of interest on the Notes at the Interest Rate (whether the Interest Rate is based on the index or the alternate rate) and, accordingly, the nonpayment of the Interest Shortfall Carryover on any Distribution Date shall not generally constitute a default in the payment of interest on the Notes.

          If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of the Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Unless otherwise specified in the related prospectus supplement, the declaration may be rescinded by the holders of a majority in principal amount of the Notes then outstanding if (1) the Eligible Lender Trustee on behalf of the related Trust has paid or deposited with the Indenture Trustee a sum sufficient to pay (A) all payments of principal of and interest on all Notes and all other amounts that would then be due under the related Indenture or upon the Notes if the Event of Default giving rise to the acceleration had not occurred, and (B) all sums paid or advanced by the Indenture Trustee under the related Indenture and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel, and (2) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by the acceleration, have been cured or, under the circumstances described below, waived.

          If the Notes of any series have been declared to be due and payable following an Event of Default with respect thereto, the related Indenture Trustee may, in its discretion, exercise remedies as a secured party, require the related Eligible Lender Trustee to sell the Student Loans or elect to have the related Eligible Lender Trustee maintain possession of the Student Loans and continue to apply collections with respect to the Student Loans as if there had been no declaration of acceleration. Unless otherwise specified in the related prospectus supplement, however, the related Indenture Trustee is prohibited from directing the related Eligible Lender Trustee to sell the Student Loans following an Event of Default, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on any Note with respect to any series, unless

          0 the holders of all the outstanding Notes consent to the sale,
          0 the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Notes at the date of the sale, or
          0 the related Indenture Trustee determines that the collections on the Student Loans would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the obligations had not been declared due and payable, and the related Indenture Trustee obtains the consent of the holders of 662/3% of the aggregate principal amount of the Notes then outstanding.

          Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default should occur and be continuing with respect to a series of Notes, the related Indenture Trustee will be under no obligation to exercise any of the rights or powers under the applicable Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and other limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee and the holders of a majority in principal amount of the Notes then outstanding may, in specified cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the applicable Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

          Unless otherwise specified in the related prospectus supplement, no holder of Notes of any series will have the right to institute any proceeding with respect to the related Indenture, unless:

          0 the holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default,
          0 the holders of not less than 25% in principal amount of the outstanding Notes have requested in writing that the Indenture Trustee institute the proceeding in its own name as Indenture Trustee,
          0 the holder or holders have offered the Indenture Trustee reasonable indemnity,
          0 the Indenture Trustee has for 60 days failed to institute the proceeding, and
          0 no direction inconsistent with the written request has been given to the Indenture Trustee during the 60-day period by the holders of a majority in principal amount of the outstanding Notes.

          In addition, each Indenture Trustee and the related Noteholders will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

          With respect to any Trust, none of the related Indenture Trustee, the Seller, SMS, the Administrator, the Servicer or the Eligible Lender Trustee in its individual capacity, or any holder of a Certificate representing an ownership interest in the applicable Trust, or any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

          COVENANTS. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless

          0 the entity formed by or surviving the consolidation or merger is organized under the laws of the United States of America, any state thereof or the District of Columbia,
          0 the entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of the Trust under the related Indenture,
          0 no Event of Default shall have occurred and be continuing immediately after the merger or consolidation,
          0 the Trust has been advised that the ratings of the Notes and the Certificates of the related series would not be reduced or withdrawn by the Rating Agencies as a result of the merger or consolidation, and
          0 the Trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse federal or Indiana state tax consequence to the Trust or to any Certificateholder or Noteholder of the related series.

          Each Trust will not, among other things,

          0 except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or related documents (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust,
          0 claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of the Notes because of the payment of taxes levied or assessed upon the Trust,
          0 except as contemplated by the Related Documents, dissolve or liquidate in whole or in part,
          0 permit the validity or effectiveness of the applicable Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the applicable Indenture except as may be expressly permitted thereby, or
          0 permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest in the Trust or the proceeds thereof, except as expressly permitted by the Related Documents.

          No Trust may engage in any activity other than as specified under the section of the related prospectus supplement entitled "Formation of the Trust". No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes of the related series and the applicable Indenture or otherwise in accordance with the Related Documents.

          ANNUAL COMPLIANCE STATEMENT. Each Trust will be required to file annually with the applicable Indenture Trustee a written statement as to the fulfillment of its obligations under the related Indenture.

          INDENTURE TRUSTEE'S ANNUAL REPORT. Each Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to, among other things, its eligibility and qualification to continue as the Indenture Trustee under the applicable Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of indebtedness owing by the Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by the applicable Indenture Trustee and any action taken by it that materially affects the related Notes and that has not been previously reported.

          SATISFACTION AND DISCHARGE OF INDENTURE. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all the Notes or, with limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.

          THE INDENTURE TRUSTEE. The Indenture Trustee for a series of Notes will be specified in the related prospectus supplement. The Indenture Trustee for any series may resign at any time, in which event the Trust will be obligated to appoint a successor trustee for the series. The Trust may also remove any Indenture Trustee if the Indenture Trustee ceases to be eligible to continue under the related Indenture or if the Indenture Trustee becomes insolvent. In addition, the Administrator for any series may remove the related Indenture Trustee at any time. In such circumstances, the Trust will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for the series

                         DESCRIPTION OF THE CERTIFICATES

          With respect to each Trust, one or more classes of certificates (the "Certificates" and together with the Notes, the "Securities") of a given series will, unless otherwise specified in the related prospectus supplement, be issued pursuant to the terms of a Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary describes terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all the provisions of the Certificates and the Trust Agreement.

          Unless otherwise specified in the related prospectus supplement, each class of Certificates will initially be represented by a single Certificate registered in the name of the Depository, except as set forth below. Unless otherwise specified in the related prospectus supplement and except for the Certificates of a given series purchased by the Seller or an affiliate of the Seller specified in the related prospectus supplement (the "Company"), the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The Seller has been informed by DTC that DTC's Nominee will be Cede, unless another nominee is specified in the related prospectus supplement. Accordingly, the nominee is expected to be the holder of record of the Certificates of any series that are not purchased by the applicable Company. Unless and until Definitive Certificates (as defined below) are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no Certificateholder (other than the applicable Company) will be entitled to receive a physical certificate representing a Certificate. All references in this prospectus and in the related prospectus supplement to actions by Certificateholders (other than the applicable Company) refer to actions taken by DTC upon instructions from the Participants and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to Certificateholders (other than the applicable Company) refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. SEE "Information Regarding the Securities--Book-Entry Registration" and"--Definitive Securities". Unless otherwise specified in the related prospectus supplement, Certificates of a given series owned by SMS or its affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement, except that, assuming that all Certificates of a given series are not all owned by SMS and its affiliates, the Certificates owned by SMS and its affiliates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders has given any request, demand, authorization, direction, notice, consent or other action under the Related Documents (other than the commencement by the related Trust of a voluntary proceeding in bankruptcy as described under "Description of the Transfer and Servicing Agreements--Insolvency Event").

              PRINCIPAL AND INTEREST IN RESPECT OF THE CERTIFICATES

          The timing and priority of distributions, seniority, allocations of losses, interest at a per annum interest rate (the "Pass-Through Rate") and amount of or method of determining distributions with respect to principal and interest of each class of Certificates of a given series will be described in the related prospectus supplement. Distributions of interest on the Certificates will be made on each Distribution Date and will be made prior to distributions with respect to principal of the Certificates. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate or any combination of the foregoing. The related prospectus supplement will specify the Pass-Through Rate for each class of Certificates of a given series or the method for determining the Pass-Through Rate. SEE ALSO "Information Regarding the Securities--Fixed Rate Securities" and "Floating Rate Securities". Unless otherwise provided in the related prospectus supplement, distributions in respect of the Certificates of a given series may be subordinate to payments in respect of the Notes of the series as more fully described in the related prospectus supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of the class.

          In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each class shall be as set forth in the related prospectus supplement.

          SEE "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement--RESERve ACCOUNT" for a description of the Reserve Account and the distribution of amounts in excess of the Specified Reserve Account Balance (as defined in the related prospectus supplement).

                      INFORMATION REGARDING THE SECURITIES

          FIXED RATE SECURITIES

          Each class of Securities may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable prospectus supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass-Through Rate, as the case may be, specified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes--Principal of and Interest on the Notes" and "Description of the Certificates--Principal and Interest in Respect of the Certificates".

          FLOATING RATE SECURITIES

          Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as the term is defined in the related prospectus supplement with respect to a class of Floating Rate Securities, "Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related prospectus supplement. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable prospectus supplement as being applicable to the class, and the "Spread Multiplier" is the percentage that may be specified in the applicable prospectus supplement as being applicable to the class.

          The applicable prospectus supplement will designate a Base Rate for a given Floating Rate Security based on LIBOR, commercial paper rates, Federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate or rates as set forth in the prospectus supplement.

          As specified in the applicable prospectus supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

          Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate interest rates on each class of Floating Rate Securities issued with respect thereto. The applicable prospectus supplement will set forth the identity of the Calculation Agent for each class of Floating Rate Securities of a given series, which may be the Administrator, the Eligible Lender Trustee or the Indenture Trustee with respect to the series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. Unless otherwise specified in the applicable prospectus supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

          BOOK-ENTRY REGISTRATION

          Persons acquiring beneficial ownership interests in the Notes may hold their interests through The Depository Trust Company ("DTC") in the United States or Cedel or Euroclear in Europe and persons acquiring beneficial ownership interests in the Certificates may hold their interests through DTC. Securities will be registered in the name of Cede & Co. ("Cede") as nominee for DTC. Cedel and Euroclear will hold omnibus positions with respect to the Notes on behalf of Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's name on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold the positions in customers' securities accounts in the Depositaries' names on the books of DTC.

          DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

          Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities held through DTC may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal and interest from the related Indenture Trustee or the related Eligible Lender Trustee, as applicable (the "Applicable Trustee"), through Participants and Indirect Participants. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since the payments will be forwarded by the Applicable Trustee to DTC's Nominee. DTC will forward the payments to its Participants, which thereafter will forward them to Indirect Participants or Securityholders. Except for the Seller or an affiliate of the Seller with respect to any series of Securities, it is anticipated that the only "Securityholder", "Certificateholder" and "Noteholder" will be DTC's Nominee. Securityholders will not be recognized by the Applicable Trustee as Noteholders or Certificateholders, as the terms are used in each Indenture and each Trust Agreement, respectively, and Securityholders will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.

          Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of, and interest on, the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

          Because DTC can only act on behalf of Participants, which in turn act on behalf of Indirect Participants and specified banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Securities, may be limited due to the lack of a physical certificate for the Securities.

          DTC has advised the Seller that it will take any action permitted to be taken by a Securityholder under the related Indenture or the related Trust Agreement, as the case may be, only at the direction of one or more Participants to whose accounts with DTC the Securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of Participants whose holdings include the undivided interests.

          Except as required by law, neither the Administrator nor the applicable Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Securities held by DTC's nominee or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          DEFINITIVE SECURITIES

          Unless otherwise specified in the related prospectus supplement and except with respect to the Certificates of a given series that may be purchased by the Seller or an affiliate of the Seller, the Notes and the Certificates of a given series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and collectively referred to in this prospectus as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if:

          0 the related Administrator advises the Applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities and the Administrator is unable to locate a qualified successor,
          0 the Administrator, at its option, elects to terminate the book-entry system through DTC, or
          0 after the occurrence of an Event of Default or a Servicer Default, Securityholders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of the series advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to the Notes or Certificates is no longer in the best interest of the holders of the Securities.

          Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders of a given series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the Definitive Securities representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue the Securities as Definitive Securities to the Securityholders.

          Distributions of principal of, and interest on, the Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement, as the case may be, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for the Securities in the related prospectus supplement. Distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the Applicable Trustee. The final payment on any Definitive Security, however, will be made only upon presentation and surrender of the Definitive Security at the office or agency specified in the notice of final distribution to applicable Securityholders.

          Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

          Unless otherwise specified in the related prospectus supplement, holders of Notes evidencing not less than 25% of the aggregate outstanding principal balance of the Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by the Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or the Notes. The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting Noteholders, to all Noteholders of the series.

          Unless otherwise specified in the related prospectus supplement, three or more Certificateholders of the series or one or more holders of the Certificates evidencing not less than 25% of the Certificate Balance of the Certificates may, by written request to the related Eligible Lender Trustee, obtain access to the list of all Certificateholders for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or under the Certificates.

REPORTS TO SECURITYHOLDERS

          With respect to each series of Securities, on each Distribution Date, the Applicable Trustee will provide to Securityholders of record as of the related Record Date a statement setting forth substantially the same information as is required to be provided on the periodic report provided to the related Indenture Trustee and the related Trust described under "Description of Transfer and Servicing Agreements--Statements to Indenture Trustee and Trust". The statements will be filed with the Commission during the period required by Rule 15d-1 under the Securities Exchange Act of 1934, as amended, and will not be filed with the Commission thereafter. The statements provided to Securityholders will not constitute financial statements prepared in accordance with generally accepted accounting principles.

          Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during the calendar year was a Securityholder with respect to the Trust and received any payment thereon, a statement containing information for the purposes of the Securityholder's preparation of federal income tax returns. See "Federal Income Tax Consequences".

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

          The following is a summary of terms of each Loan Sale Agreement and Loan Servicing Agreement, pursuant to which the related Eligible Lender Trustee on behalf of a Trust will purchase Student Loans from the Seller and the Servicer will service the same; each Administration Agreement, pursuant to which the Administrator will undertake administrative duties with respect to a Trust and the Student Loans; and each Trust Agreement, pursuant to which a Trust will be created and the related Certificates will be issued (collectively, the "Transfer and Servicing Agreements"). Forms of each of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus is a part. However, this summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Transfer and Servicing Agreements.

          SALE OF STUDENT LOANS; REPRESENTATIONS AND WARRANTIES

          On the Closing Date, the Seller will sell and assign to the related Eligible Lender Trustee on behalf of the Trust, without recourse, except as provided in the Loan Sale Agreement, its entire interest in the Student Loans and all collections received and to be received with respect thereto for the period on and after the Cutoff Date pursuant to the Loan Sale Agreement. Each Student Loan will be identified in a schedule appearing as an exhibit to the Loan Sale Agreement. Each Eligible Lender Trustee will, concurrently with the sale and assignment, execute, authenticate and deliver the related Certificates and Notes. The net proceeds received from the sale of the related Notes and Certificates will be applied to the purchase of the Student Loans.

          In each Loan Sale Agreement, the Seller will make representations and warranties with respect to the Student Loans to a Trust for the benefit of the Certificateholders and the Noteholders of a given series, including, among other things, that:

          0 each Student Loan, on the date on which it is transferred to the Trust, is free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims with respect thereto have been asserted or threatened;
          0         the information provided with respect to the Student Loans is true and correct as of the Cutoff Date; and
          0         each Student Loan, at the time it was originated, complied and, at the Closing Date, complies in all material respects with applicable federal and state laws (including, without limitation, the Act) and applicable restrictions imposed by FFELP or any Guarantee Agreement.

          Unless otherwise provided in the related prospectus supplement, following the discovery by or notice to the Seller of a breach of any representation or warranty with respect to any Student Loan that materially and adversely affects the interests of the related Certificateholders or the Noteholders in the Student Loan (it being understood that any breach that does not affect any Guarantor's obligation to guarantee payment of the Student Loan will not be considered to have a material adverse effect), the Seller will, unless the breach is cured within 60 days, repurchase the Student Loan from the related Eligible Lender Trustee, as of the first day following the end of the 60-day period that is the last day of a Collection Period, at a price equal to the unpaid principal balance owed by the applicable borrower plus accrued interest thereon to the day of repurchase (the "Purchase Amount"). Alternatively, the Seller may, at its option, remit all or a portion of the Purchase Amount by substituting into the related Trust a Student Loan that meets criteria set forth in the related Loan Sale Agreement for the Student Loan as to which the breach has occurred. In addition, the Seller will reimburse the related Trust for any accrued interest amounts that a Guarantor refuses to pay pursuant to its Guarantee Agreement, or for any Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department with respect to a Student Loan as a result of a breach of any representation or warranty by the Seller. The repurchase, substitution and reimbursement obligations of the Seller will constitute the sole remedy available to or on behalf of a Trust, the related Certificateholders and the related Noteholders for any uncured breach. The Seller's repurchase and reimbursement obligations are contractual obligations pursuant to a Loan Sale Agreement that may be enforced against the Seller, but the breach of which will not constitute an Event of Default.

          To assure uniform quality in servicing and to reduce administrative costs, the Servicer will be appointed custodian of the promissory notes representing the Student Loans and any other related documents by the related Eligible Lender Trustee on behalf of each Trust. The Seller's and the Servicer's records and computer systems will reflect the sale and assignment by the Seller of the Student Loans to the related Eligible Lender Trustee on behalf of the related Trust, and Uniform Commercial Code financing statements reflecting the sale and assignment will be filed by the Administrator.

ADDITIONAL FUNDINGS

          In the case of a Trust having a Pre-Funding Account or a Collateral Reinvestment Account, the Trust will use funds on deposit in the account from time to time during the related Funding Period or Revolving Period, respectively, (1) to make interest payments to Noteholders and Certificateholders in lieu of collections of interest on the Student Loans to the extent interest is not paid currently but is capitalized and added to the principal balance of the Student Loans and (2) to fund the addition of Student Loans to the Trust under the circumstances and having the characteristics described in the related prospectus supplement ("Additional Fundings"). The additional Student Loans may be purchased by the Trust from the Seller or may be originated by the Trust, if and to the extent specified in the related prospectus supplement.

          There can be no assurance that substantially all of the amounts on deposit in any Pre-Funding Account or Collateral Reinvestment Account will be expended during the related Funding Period or Revolving Period, respectively. If the amount initially deposited into a Pre-Funding Account or a Collateral Reinvestment Account for a series has not been reduced to zero by the end of the related Funding Period or Revolving Period, respectively, the amounts remaining on deposit in the Pre-Funding Account or Collateral Reinvestment Account will be distributed to the related Securityholders in the amounts described in the related prospectus supplement.

          If and to the extent specified in the related prospectus supplement, the related Trust may use distributions on the Student Loans, or may exchange Student Loans with the Seller, in order to pay for Additional Fundings after any Funding Period or Revolving Period.

          ACCOUNTS

          With respect to each Trust, the Administrator will establish and maintain with the applicable Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and Certificateholders, into which all payments made on or with respect to the related Student Loans will be deposited (the "Collection Account"). Any other accounts to be established with respect to a Trust, including any Reserve Account, any pre-funding account (the "Pre-Funding Account") and any collateral reinvestment account (the "Collateral Reinvestment Account"), will be described in the related prospectus supplement.

          For any series of Securities, funds in the Collection Account, any Reserve Account, any Pre-Funding Account, any Collateral Reinvestment Account and any other accounts identified in the related prospectus supplement (collectively, the "Trust Accounts") will be invested as provided in the applicable Trust Indenture in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of the Securities. Except as described below or in the related prospectus supplement, Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the next applicable Distribution Date. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next distribution with respect to the Securities and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the related Student Loans (as provided in the related prospectus supplement) exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average lives of the Notes or the Certificates of the series. Except as otherwise specified in the related prospectus supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the Collection Account on each Distribution Date and will be treated as collections of interest on the related Student Loans.

          The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (1) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, and (2) whose deposits are insured by the Federal Deposit Insurance Corporation.

          SERVICING PROCEDURES

          Pursuant to each Loan Servicing Agreement, the Servicer has agreed to service, and perform all other related tasks with respect to, all the Student Loans acquired from time to time on behalf of each Trust. The Servicer is required pursuant to the related Loan Servicing Agreement to perform all services and duties customary to the servicing of Student Loans (including all collection practices), to do so in the same manner as the Servicer has serviced student loans for parties other than the Seller and to do so in compliance with, and to otherwise comply with, all standards and procedures provided for in the Act, the Guarantee Agreements and all other applicable federal and state laws.

          Without limiting the foregoing, the duties of the Servicer with respect to each Trust under the related Loan Servicing Agreement include, but are not limited to, the following: collecting and depositing into the Collection Account all payments with respect to the Student Loans, including claiming and obtaining any Guarantee Payments, any Interest Subsidy Payments and Special Allowance Payments with respect to the Student Loans, responding to inquiries from borrowers under the Student Loans, investigating delinquencies and sending out statements and payment coupons. In addition, the Servicer will keep ongoing records with respect to the Student Loans and collections thereon and will furnish monthly and annual statements with respect to the information to the Administrator, in accordance with the Servicer's customary practices with respect to the Seller and as otherwise required in the related Loan Servicing Agreement.

          If so provided in the related prospectus supplement, the Servicer may act as a master servicer and may from time to time perform its servicing obligations under the applicable Loan Sale Agreement through subservicing agreements with affiliated or unrelated third-party loan servicers.

          PAYMENTS ON STUDENT LOANS

          With respect to each Trust, the Servicer will deposit into the related Collection Account, within two business days after receipt of freely available funds, all payments on Student Loans and all proceeds of Student Loans received by it during each collection period specified in the related prospectus supplement (each, a "Collection Period"). The Eligible Lender Trustee will deposit into the Collection Account, within two business days after receipt, all Interest Subsidy Payments and all Special Allowance Payments with respect to the Student Loans received by it during each Collection Period.

         SERVICER COVENANTS

          With respect to each Trust, the Servicer will covenant in the related Loan Servicing Agreement that:

          0 it will duly satisfy all obligations on its part to be fulfilled under or in connection with the Student Loans, maintain in effect all qualifications required in order to service the Student Loans and comply in all material respects with all requirements of law in connection with servicing the Student Loans, the failure to comply with which would have a materially adverse effect on the related Certificateholders or Noteholders;
          0 it will not permit any rescission or cancellation of a Student Loan except as ordered by a court of competent jurisdiction or other government authority or as otherwise consented to by the related Eligible Lender Trustee and the related Indenture Trustee;
          0 it will do nothing to impair the rights of the related Certificateholders and the related Noteholders in the Student Loans; and
          0 it will not reschedule, revise, defer or otherwise compromise with respect to payments due on any Student Loan except pursuant to any applicable deferral or forbearance periods or otherwise in accordance with its guidelines for servicing student loans in general and those of the Seller in particular and any applicable FFELP or Guarantor requirements.

          Under the terms of each Loan Servicing Agreement, unless otherwise specified in the related prospectus supplement, if the Administrator or the Servicer discovers, or receives written notice, that any covenant of the Servicer set forth above has not been complied with in all material respects and the noncompliance has not been cured within 60 days thereafter and has a materially adverse effect on the interest of the related Certificateholders or Noteholders in any Student Loan, unless the breach is cured or unless the Seller is otherwise required to purchase the related Student Loan as a result of a breach of the Seller's warranties in the related Loan Sale Agreement, the Servicer will arrange for the purchase of the Student Loan as of the first day following the end of the 60-day period that is the last day of a Collection Period. In that event, the Servicer will arrange to be deposited into the Collection Account an amount equal to the Purchase Amount of the Student Loan and the related Trust's interest in any purchased Student Loan will be automatically assigned to the Servicer or its designee. Upon the assignment, the Servicer or its designee will be entitled to all payments made on the Student Loan. In addition, if so specified in the related prospectus supplement, the Servicer will reimburse the related Trust for any accrued interest amounts that a Guarantor refuses to pay pursuant to its Guarantee Agreement, or for any prior Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department with respect to a Student Loan, as a result of a breach of any covenant of the Servicer.

          SERVICER COMPENSATION

          Unless otherwise specified in the related prospectus supplement with respect to any Trust, the Servicer will be entitled to receive the Servicing Fee for each Collection Period at the specified percentage per annum (as set forth in the related prospectus supplement) of the average Pool Balance for the related Collection Period together with any other administrative fees and similar charges specified in the related prospectus supplement, as compensation for performing the functions as servicer for the related Trust described above (the "Servicing Fee"). The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid prior to any payment in respect of the related Securities, as specified in the applicable prospectus supplement.

          The Servicing Fee will compensate the Servicer for performing the functions of a third-party servicer of student loans as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of borrowers on the Student Loans, investigating delinquencies, pursuing, filing and directing the payment of any Guarantee Payments, Interest Subsidy Payments or Special Allowance Payments, accounting for collections and furnishing periodic accounting reports to the Administrator.

          DISTRIBUTIONS

          With respect to each series of Securities, beginning on the Distribution Date specified in the related prospectus supplement, distributions of principal and interest on each class of the Securities entitled thereto will be made by the applicable Trustee to the Noteholders and the Certificateholders of the series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders of the series will be set forth in the related prospectus supplement.

          With respect to each Trust, collections on the related Student Loans will be distributed from the Collection Account on each Distribution Date to Noteholders and Certificateholders to the extent provided in the related prospectus supplement. Credit and cash flow enhancement, including a Reserve Account, will be available to cover any shortfalls in the amount available for distribution to the extent specified in the related prospectus supplement. As more fully described in the related prospectus supplement, and unless otherwise specified in the related prospectus supplement, distributions in respect of principal and/or interest of a class of Securities of a given series will be subordinate to distributions in respect of interest on one or more other classes of the series, and distributions in respect of the Certificates of the series may be subordinate to payments in respect of the Notes of the series.

CREDIT AND CASH FLOW ENHANCEMENT

          The amounts and types of credit enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related prospectus supplement. If and to the extent provided in the related prospectus supplement, credit enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, repurchase obligations, interest rate swaps, interest rate caps, interest rate floors, currency swaps, other agreements with respect to third party payments or other support, cash deposits or other arrangements described in the related prospectus supplement or any combination of two or more of the foregoing. If specified in the applicable prospectus supplement, credit enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit enhancement for a series of Securities may cover one or more other series of Securities.

          The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of the class or series of the full amount of principal and interest due thereon and to decrease the likelihood that the Securityholders will experience losses. Unless otherwise specified in the related prospectus supplement, the credit enhancement for a class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any series will be subject to the risk that the credit enhancement will be exhausted by the claims of Securityholders of other series.

          RESERVE ACCOUNT. If so provided in the related prospectus supplement, pursuant to the related Loan Sale Agreement, the Seller will establish for a series or class of Securities an account, as specified in the related prospectus supplement (the "Reserve Account"), which will be maintained in the name of the applicable Indenture Trustee. Unless otherwise provided in the related prospectus supplement, the Reserve Account will be funded by an initial deposit by the Seller on the Closing Date in the amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date thereafter up to the Specified Reserve Account Balance (as defined in the related prospectus supplement) by the deposit in the Reserve Account of the amount of collections on the related Student Loans remaining on each Distribution Date after the payment of all other required payments and distributions on the date. Amounts in the Reserve Account will be available to cover shortfalls in amounts due to the holders of those classes of Securities specified in the related prospectus supplement in the manner and under the circumstances specified in the related prospectus supplement. The related prospectus supplement will also specify to whom and the manner and circumstances under which amounts on deposit in the Reserve Account (after giving effect to all other required distributions to be made by the applicable Trust) in excess of the Specified Reserve Account Balance (as defined in the related prospectus supplement) will be distributed.

          STATEMENTS TO INDENTURE TRUSTEE AND TRUST

          Prior to each Distribution Date with respect to each series of Securities, the Administrator will prepare and provide to the related Indenture Trustee and the related Eligible Lender Trustee as of the close of business on the last day of the preceding Collection Period a statement, which will include the following information (and any other information so specified in the related prospectus supplement) with respect to the Distribution Date or the preceding Collection Period as to the Notes and the Certificates of the series, to the extent applicable:

                    (1) the amount of the distribution allocable to principal of each class of the Notes and the Certificates;

                    (2) the amount of the distribution allocable to interest on each class of the Notes and the Certificates, together with the interest rates applicable with respect thereto;

                    (3) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

                    (4) the aggregate outstanding principal amount and the Note Pool Factor of each class of the Notes, and the Certificate Balance and the Certificate Pool Factor for each class of the Certificates as of the Distribution Date, each after giving effect to payments allocated to principal reported under clause (1) above;

                    (5) the amount of the Servicing Fee and the Administration Fee paid to the Servicer and the Administrator, respectively, with respect to the Collection Period;

                    (6) the Interest Rate or Pass-Through Rate for the next period for any class of Notes or Certificates of the series with variable or adjustable rates;

                    (7) the amount of the aggregate realized losses, if any, for the Collection Period;

                    (8) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related prospectus supplement), if any, in each case as applicable to each class of Securities, and the change in the amounts from the preceding statement;

                    (9) the aggregate Purchase Amounts for Student Loans, if any, that were repurchased in the Collection Period;

                    (10) the balance of the Reserve Account (if any) on the Distribution Date, after giving effect to changes in the Reserve Account on the Distribution Date;

                    (11) for each date during the Funding Period (if any), the remaining Pre-Funding Amount or, for each date during the Revolving Period (if any), the amount on deposit in the Collateral Reinvestment Account; and

                    (12) the principal balance and number of Student Loans conveyed to or originated by the Trust during the Collection Period.

          Each amount set forth pursuant to subclauses (1), (2), (5) and (8) with respect to the Notes or the Certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal amount of the Notes or the initial Certificate Balance of the Certificates, as applicable.

          EVIDENCE AS TO COMPLIANCE

          Each Loan Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trust and Indenture Trustee annually a statement (based on the examination of documents and records and on the accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the Servicer during the preceding twelve months (or, in the case of the first certificate, the period from the applicable Closing Date) with all applicable standards under the Loan Servicing Agreement relating to the servicing of student loans, the Servicer's accounting records and computer files with respect thereto and other matters.

          Each Loan Servicing Agreement will also provide for delivery to the related Trust and Indenture Trustee, concurrently with the delivery of each statement of compliance referred to above, of a certificate signed by an officer of the Servicer stating that, to his knowledge, the Servicer has fulfilled its obligations under the Loan Servicing Agreement throughout the preceding twelve months (or, in the case of the first certificate, the period from the applicable Closing Date) or, if there has been a default in the fulfillment of any obligation, describing each default. The Servicer has agreed to give the Administrator, the related Indenture Trustee and Eligible Lender Trustee notice of Servicer Defaults under the Loan Servicing Agreement.

          Copies of the statements and certificates may be obtained by Securityholders by a request in writing addressed to the applicable Trustee.

MATTERS REGARDING THE SERVICER

          Each Loan Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the Servicer's performance of the duties is no longer permissible under applicable law. No resignation will become effective until the related Indenture Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under the Loan Servicing Agreement.

          Each Loan Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees or agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to the related Loan Servicing Agreement, or for errors in judgment; provided, however, that, unless otherwise limited in the related prospectus supplement, neither the Servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Loan Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Loan Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. Each Loan Servicing Agreement will, however, provide that the Servicer may undertake any reasonable action that it deems necessary or desirable in respect of the Loan Servicing Agreement and the interests of the Securityholders.

          Under the circumstances specified in each Loan Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under the Loan Servicing Agreement.

          SERVICER DEFAULT

          Except as otherwise provided in the related prospectus supplement, "Servicer Default" under each Loan Servicing Agreement will occur in the event of:

          0 any failure by the Servicer to deliver to the Indenture Trustee for deposit in any of the Trust Accounts any required payment, which failure continues unremedied for three business days after written notice from the Indenture Trustee or the related Eligible Lender Trustee is received by the Servicer or after discovery by the Servicer,
          0 any failure by the Servicer to observe or perform in any material respect any other covenant or agreement of the Servicer under the related Loan Servicing Agreement,
          0 any limitation, suspension or termination by the Secretary of the Servicer's eligibility to service Student Loans which materially and adversely affects its ability to service the Student Loans in the related Trust, or
          0         an Insolvency Event with respect to the Servicer occurs.
                    "Insolvency Event" means, with respect to any person, any of the following events or actions: specified events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to the person and specified actions by the person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

          RIGHTS UPON SERVICER DEFAULT

          Unless otherwise specified in the related prospectus supplement, as long as a Servicer Default under a Loan Servicing Agreement remains unremedied, the related Indenture Trustee, or holders of Notes of the related series evidencing not less than 75% in principal amount of the then outstanding Notes, may terminate all the rights and obligations of the Servicer under the Loan Servicing Agreement, whereupon a successor servicer appointed by the related Indenture Trustee or the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Loan Servicing Agreement, and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than the appointment has occurred, the trustee or official may have the power to prevent the Indenture Trustee or the Noteholders from effecting a transfer. In the event that the Indenture Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor whose regular business includes the servicing of student loans. The Indenture Trustee may make the arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under the Loan Servicing Agreement, unless the compensation arrangements will not result in a downgrading of the Notes and Certificates by any Rating Agency. In the event a Servicer Default occurs and is continuing, the Indenture Trustee or the Noteholders, as described above, may remove the Servicer, without the consent of the related Eligible Lender Trustee or any of the Certificateholders of the related series. Moreover, only the Indenture Trustee or the Noteholders, and not the Eligible Lender Trustee or the Certificateholders, have the ability to remove the Servicer if a Servicer Default occurs and is continuing.

          WAIVER OF PAST DEFAULTS

          With respect to each Trust, unless otherwise specified in the related prospectus supplement, the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes (or the holders of Certificates evidencing not less than a majority of the outstanding Certificate Balance), in the case of any Servicer Default which does not adversely affect the Indenture Trustee or the Noteholders of the related series, may, on behalf of all the Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Loan Servicing Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with the Loan Servicing Agreement. Therefore, the Noteholders have the ability, except as noted above, to waive defaults by the Servicer which could materially adversely affect the Certificateholders. No waiver will impair the Noteholders' or Certificateholders' rights with respect to subsequent defaults.

          AMENDMENT

          Unless otherwise provided in the related prospectus supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreements or of modifying in any manner the rights of the Noteholders or Certificateholders; provided that the action will not, in the opinion of counsel satisfactory to the related Indenture Trustee and Eligible Lender Trustee, materially and adversely affect the interest of any Noteholder or Certificateholder. Unless otherwise provided in the related prospectus supplement, each of the Transfer and Servicing Agreements may also be amended by the Seller, the Administrator, the Servicer, the related Eligible Lender Trustee and the related Indenture Trustee, as applicable, with the consent of the holders of Notes of the related series evidencing at least a majority in principal amount of the then outstanding Notes and the holders of Certificates of the related series evidencing at least a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreements or of modifying in any manner the rights of the Noteholders or Certificateholders; provided, however, that no amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments (including any Guarantee Payments) with respect to the Student Loans or distributions that are required to be made for the benefit of the Noteholders or Certificateholders, or (2) reduce the aforesaid percentage of the Notes or Certificates which are required to consent to any amendment, without the consent of the holders of all the outstanding Notes and Certificates.

          Each Trust Agreement will provide that the related Eligible Lender Trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Certificateholders (including the applicable Company) of the related series and the delivery to the Eligible Lender Trustee by each Certificateholder (including the Company) of a certificate certifying that the Certificateholder reasonably believes that the related Trust is insolvent.

          PAYMENT OF NOTES

          Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the Eligible Lender Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of the series will succeed to all the rights of the Noteholders of the series, under the related Loan Servicing Agreement, except as otherwise provided in the related Loan Servicing Agreement.

          TERMINATION

          With respect to each Trust, the obligations of the Seller, the Servicer, the Administrator, the related Eligible Lender Trustee and the related Indenture Trustee pursuant to the related Transfer and Servicing Agreements will terminate upon (1) the maturity or other liquidation of the last related Student Loan and the disposition of any amount received upon liquidation of any remaining Student Loans and (2) the payment to the Noteholders and the Certificateholders of the related series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements.

          OPTIONAL REDEMPTION. If so specified in the related prospectus supplement, in order to avoid excessive administrative expense, the Seller or another party will be permitted at its option to purchase from the related Eligible Lender Trustee, as of the end of any Collection Period immediately preceding a Distribution Date, if the then outstanding Pool Balance is a percentage specified in the related prospectus supplement (not to exceed 30%) of the Initial Pool Balance (as defined in the related prospectus supplement, the "Initial Pool Balance"), all remaining related Student Loans at a price equal to the aggregate Purchase Amounts thereof as of the end of the Collection Period, which amounts will be used to retire the related Notes and Certificates concurrently therewith. Upon termination of a Trust, as more fully described in the related prospectus supplement, all right, title and interest in the Student Loans and other funds of the Trust, after giving effect to any final distributions to Noteholders and Certificateholders of the related series therefrom, will be conveyed and transferred to the Seller or other party.

          AUCTION OF STUDENT LOANS. If so provided in the related prospectus supplement, all remaining Student Loans held by a Trust will be offered for sale by the Indenture Trustee on any Distribution Date occurring on or after a date specified in the prospectus supplement. The Seller and unrelated third parties may offer bids for the Student Loans. The Indenture Trustee will accept the highest bid equal to or in excess of the aggregate Purchase Amounts of the Student Loans as of the end of the Collection Period immediately preceding the related Distribution Date. The proceeds of the sale will be used to redeem all related Notes and to retire the Certificates.

          ADMINISTRATION AGREEMENT

          The Seller, in its capacity as administrator (the "Administrator"), will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each Trust and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in the Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture, the related Trust Agreement, the related Loan Sale Agreement and the related Loan Servicing Agreement. Unless otherwise specified in the related prospectus supplement with respect to any Trust, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to an administration fee as specified in the related prospectus supplement (the "Administration Fee"). The Administrator under each Administration Agreement will be SMS. SMS is an affiliate of Loan Services, USA Funds and USA Group.

          Except as otherwise provided in the related prospectus supplement, an "Administrator Default" will occur under an Administration Agreement in the event of:

          0 a failure by the Administrator to direct the Indenture Trustee to make any required distributions from any of the Trust Accounts, which failure continues unremedied for three business days after written notice from the Indenture Trustee or the Eligible Lender Trustee of the failure,
          0 any failure by the Administrator to observe or perform in any material respect any other covenant or agreement of the Administrator in the Administration Agreement or
          0 an Insolvency Event with respect to the Administrator occurs.

          Unless otherwise specified in the related prospectus supplement, the procedures for terminating the rights and obligations of the Administrator and appointing a successor Administrator following the occurrence of an Administrator Default under the Administration Agreement and for waiving defaults by the Administrator under the Administration Agreement will be identical to those for replacing the Servicer and appointing a successor Servicer following the occurrence of a Servicer Default under the Loan Servicing Agreement and for waiving defaults by the Servicer under the Loan Servicing Agreement, except that the procedures will apply to the Administrator and the Administration Agreement rather than the Servicer and the Loan Servicing Agreement.

                       LEGAL ASPECTS OF THE STUDENT LOANS

          TRANSFER OF STUDENT LOANS

          The Seller intends that the transfer of the Student Loans by it to the related Eligible Lender Trustee on behalf of each Trust will constitute a valid sale and assignment of the Student Loans. Notwithstanding the foregoing, if the transfer of the Student Loans is deemed to be an assignment of collateral as security for the benefit of a Trust, a security interest in the Student Loans may, pursuant to the provisions of 20 U.S.C. ss. 1087-2(d)(3), be perfected either through the taking of possession of the loans or by the filing of notice of the security interest in the manner provided by the applicable Uniform Commercial Code ("UCC") for perfection of security interests in accounts. A financing statement or statements covering the Student Loans will be filed under the UCC to protect the interest of the Eligible Lender Trustee in the event the transfer by the Seller is deemed to be an assignment of collateral as security for the benefit of the Trust.

          If the transfer of the Student Loans is deemed to be an assignment as security for the benefit of a Trust, there are limited circumstances under the UCC in which prior or subsequent transferees of Student Loans coming into existence after the Closing Date could have an interest in the Student Loans with priority over the related Eligible Lender Trustee's interest. A tax or other government lien on property of the Seller arising prior to the time a Student Loan comes into existence may also have priority over the interest of the related Eligible Lender Trustee in the Student Loan. Under the related Loan Sale Agreement, however, the Seller will warrant that it has caused the Student Loans to be transferred to the related Eligible Lender Trustee on behalf of a Trust free and clear of the lien of any third party. In addition, the Seller will covenant that it will not sell, pledge, assign, transfer or grant any lien on any Student Loan held by a Trust (or any interest in any Student Loan held by a Trust) other than to the related Eligible Lender Trustee on behalf of a Trust, except as provided below.

          Pursuant to each Loan Servicing Agreement, the Servicer as custodian on behalf of the related Trust will have custody of the promissory notes evidencing the Student Loans following the sale of the Student Loans to the related Eligible Lender Trustee. Although the accounts and computer records of the Seller and Servicer will be marked to indicate the sale and although the Seller will cause UCC financing statements to be filed with the appropriate authorities, the Student Loans will not be physically segregated, stamped or otherwise marked to indicate that the Student Loans have been sold to the Eligible Lender Trustee. If, through inadvertence or otherwise, any of the Student Loans were sold to another party, or a security interest in any Student Loan were granted to another party, that purchased (or took the security interest in) any of the Student Loans in the ordinary course of its business and took possession of the Student Loans, then the purchaser (or secured party) might acquire an interest in the Student Loans superior to the interest of the Eligible Lender Trustee if the purchaser (or secured party) acquired (or took a security interest in) the Student Loans for new value and without actual knowledge of the related Eligible Lender Trustee's interest. See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties".

          With respect to each Trust, in the event of a Servicer Default resulting solely from specified events of insolvency or bankruptcy that may occur with respect to the Seller or the Servicer, a court, trustee-in-bankruptcy, conservator, receiver or liquidator may have the power to prevent either the related Indenture Trustee or Noteholders of the related series from appointing a successor Servicer. See "Description of the Transfer and Servicing Agreements--Rights upon Servicer Default".

CONSUMER PROTECTION LAWS

          Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon lenders who fail to comply with their provisions. These requirements are generally inapplicable to Federal Student Loans, but a Trust may be liable for violations of consumer protection laws that may apply to the Student Loans, either as assignee or as the party directly responsible for obligations arising after the transfer. For a discussion of a Trust's rights if the Student Loans were not originated or serviced in compliance in all material respects with applicable laws, SEE "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and"--Servicer Covenants".

          LOAN ORIGINATION AND SERVICING PROCEDURES APPLICABLE TO STUDENT LOANS

          The Act, including the implementing regulations thereunder, imposes specified requirements, guidelines and procedures with respect to originating and servicing student loans including the Student Loans. Generally, those procedures require that completed loan applications be processed, a determination of whether an applicant is an eligible borrower under applicable standards (including a review of a financial need analysis) be made, the borrower's responsibilities under the loan be explained to him or her, the promissory note evidencing the loan be executed by the borrower and then that the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made thereon. If a borrower becomes delinquent in repaying a loan, a lender or a servicing agent must perform collection procedures (primarily telephone calls and demand letters) which vary depending upon the length of time a loan is delinquent. The Servicer has agreed pursuant to the related Loan Servicing Agreement to perform collection and servicing procedures on behalf of the related Trust. However, failure to follow these procedures or failure of the originator of the loan to follow procedures relating to the origination of any Federal Student Loans could result in adverse consequences. Any failure could result in the Department's refusal to make reinsurance payments to the Federal Guarantors or to make Interest Subsidy Payments and Special Allowance Payments to the Eligible Lender Trustee with respect to the Federal Student Loans or in the Federal Guarantors' refusal to honor their Guarantee Agreements with the Eligible Lender Trustee with respect to the Federal Student Loans. Failure of the Federal Guarantors to receive reinsurance payments from the Department could adversely affect the Federal Guarantors' ability or legal obligation to make Guarantee Payments to the related Eligible Lender Trustee with respect to the Federal Student Loans.

          Loss of any Guarantee Payments, Interest Subsidy Payments or Special Allowance Payments could adversely affect the amount of Available Funds on any Distribution Date and the related Trust's ability to pay principal and interest on the Notes of the related series and to make distributions in respect of the Certificates of the related series. Under specified circumstances, unless otherwise specified in the related prospectus supplement, the related Trust has the right, pursuant to the related Loan Sale Agreement and Loan Servicing Agreement, to cause the Seller to repurchase any Student Loan, or to cause the Servicer to arrange for the purchase of any Student Loan, if a breach of the representations, warranties or covenants of the Seller or the Servicer, as the case may be, with respect to the Student Loan has a material adverse effect on the interest of the Trust in the Student Loan and the breach is not cured within any applicable cure period. SEE "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and"--Servicer Covenants". The failure of the Seller to so purchase, or of the Servicer to arrange for the purchase of, a Student Loan, if so required, would constitute a breach of the related Loan Sale Agreement and Loan Servicing Agreement, enforceable by the related Eligible Lender Trustee on behalf of the related Trust or by the related Indenture Trustee on behalf of the Noteholders of the related series, but would not constitute an Event of Default under the Indenture.

STUDENT LOANS GENERALLY NOT SUBJECT TO DISCHARGE IN BANKRUPTCY

          Effective for bankruptcy actions commenced on or after October 8, 1998, Student Loans are generally not dischargeable by a borrower in bankruptcy pursuant to the U.S. Bankruptcy Code, unless excepting the debt from discharge will impose an undue hardship on the debtor and the debtor's dependents.

                         FEDERAL INCOME TAX CONSEQUENCES

          The following is, in the opinion of Stroock & Stroock & Lavan LLP ("Federal Tax Counsel"), a summary of all material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. This summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving debt and/or equity interests issued by a trust with terms similar to those of the Notes and/or the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

          The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of Federal Tax Counsel regarding federal income tax matters discussed below, which opinion will be filed with the Commission on a Form 8-K prior to the sale of the securities issued by the Trust. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified in this prospectus, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to the Trust. EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH ITS TAX ADVISOR AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES SPECIFIC TO THE PROSPECTIVE INVESTOR.

                 TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

          TAX CHARACTERIZATION OF THE TRUST

          Federal Tax Counsel will deliver its opinion that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with and on counsel's conclusions that the nature of the income of the Trust or the satisfaction of safe harbors relating to the trading of the Certificates will exempt the Trust from the rule that specified publicly traded partnerships are taxable as corporations.

          TAX CONSEQUENCES TO HOLDERS OF THE NOTES

          Treatment of the Notes as Indebtedness. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related prospectus supplement, deliver an opinion to the Trust that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

          ORIGINAL ISSUE DISCOUNT. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID Regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the stated redemption price at maturity of the Notes, generally the principal amount of the Notes, over their issue price) is less than a de minimis amount (i.e., 0.25% of their principal amount multiplied by the weighted number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to the Notes will be disclosed in the Related prospectus supplement. The OID Regulations do not address their application to debt instruments including the Notes that are subject to prepayment based on the prepayment of other debt instruments. The legislative history of the OID provisions of the Code provides, however, that the calculation and accrual of OID should be based on the prepayment assumption used by the parties in pricing the transaction. In the event that any of the notes are issued with OID, the prepayment assumption will be set forth in the related prospectus supplement. Furthermore, although premium amortization and accrued market discount on debt instruments including the Notes, which are subject to prepayment based on the payments on other debt instruments, are to be determined under regulations yet to be issued, the legislative history of these Code provisions provides that the same prepayment assumption used to calculate OID, whether or not the debt instrument is issued with OID, should be used.

          INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with the Noteholder's method of tax accounting. Under the OID Regulations, a holder of a Note that was issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the Note. Alternatively, a Noteholder may elect to accrue all interest, discount (including de minimis market discount or OID) and premium in income as interest, based on a constant yield method. If an election were made with respect to a Note with market discount, the Noteholder would be deemed to have made an election to include in income currently market discount with respect to all debt instruments having market discount that the Noteholder acquires during the year of the election and thereafter. Similarly, a Noteholder that makes this election for a Note that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Noteholder owns at the beginning of the first taxable year to which the election applies or acquires thereafter. The election to accrue interest, discount and premium under a constant yield method with respect to a
Note is irrevocable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

          Qualified Stated Interest, which is taxable in accordance with the holder's method of accounting, is interest that is unconditionally payable (I.E., payments can be compelled or the debt instrument provides terms and conditions that make the likelihood of late payment or nonpayment remote) at least annually at a single fixed rate (or variable rates). The Company intends to treat the interest paid on the Notes as Qualified Stated Interest.

          A holder of a Note that has a fixed maturity date of not more than one year from the issue date of the Note (each, a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and specified cash method holders, including regulated investment companies, banks and securities dealers, as set forth in Section 1281 of the Code) generally will be required to report interest income as interest accrues on a ratable basis over the term of each interest period or, at the election of the holder, on a constant yield basis. Cash basis holders of a Short-Term Note will, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1282 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, and would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

          SALE OR OTHER DISPOSITION. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by the Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the Noteholder with respect to the Note. Any gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any gain or loss would be long-term capital gain or loss if the Noteholder's holding period exceeded one year. Capital losses generally may be used only to offset capital gains.

          FOREIGN HOLDERS. Interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other person that is not a United States person as the term is defined in the Code and the Treasury regulations thereunder (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, provided, that:

          0 the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person
          0 the foreign person is not actually or constructively a "10 percent shareholder" of the Trust, the Seller or the Company (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust, the Seller or the Company is a "related person" within the meaning of the Code, and
          0 the foreign person provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalty of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address.

If a Note is held through a securities clearing organization or specified other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

          Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person generally will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

          If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for specified items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

          Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to transition rules. The discussion set forth above does not take the New Withholding Regulations into account. Prospective Noteholders who are foreign persons are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

          BACKUP WITHHOLDING. Each holder of a Note (other than an exempt holder including a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalty of perjury, a certificate setting forth the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the related Trust will be required to withhold 31% of the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. As previously mentioned, the New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to transition rules.

          RECENT LEGISLATION

          Sections 860H through 860L to the Code (the "FASIT Provisions") provide for a new type of entity for federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). The legislation providing for the new FASIT entity, however, did not become effective until September 1, 1997, and many technical issues are to be addressed in Treasury regulations yet to be drafted. In general, the FASIT legislation enables trusts including the Trust to elect to be treated as a pass-through entity not subject to federal entity-level income tax (except with respect to prohibited transactions) and to issue securities that would be treated as debt for federal income tax purposes. If a Trust is intended to qualify as a FASIT for federal income tax purposes, the prospectus supplement will so indicate.

          TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

          The following discussion only applies to a Trust which issues one or more classes of Certificates and assumes that all payments on the Certificates are denominated in U.S. dollars, that a series of Securities includes a single class of Certificates, that any Certificates are sold to persons other than the Company, and that the Company retains an equity interest in the Trust. If these conditions are not satisfied with respect to any given series of Certificates, any additional tax considerations with respect to the Certificates will be disclosed in the applicable prospectus supplement.

          CLASSIFICATION AS A PARTNERSHIP

          TREATMENT OF THE TRUST AS A PARTNERSHIP. The Seller and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Company in its capacity as recipient of distributions from the Reserve Account, if any), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificateholders, the Noteholders, the Seller and the Servicer is not clear because there is no authority on transactions comparable to that contemplated in this prospectus.

          Under the provisions of Subchapter K, a partnership is not considered a separate taxable entity. Instead, partnership income is taxed directly to the partners and each partner generally is viewed as owning a direct undivided interest in each partnership asset. The partnership is generally treated as an entity, however, for computing partnership income, determining the tax consequences of transactions between a partner and the partnership, and characterizing the gain on the sale or exchange of a partnership interest. The following discussion is a summary of some of the material federal income tax consequences of classifying the Trust as a partnership. Prospective owners of Trust Certificates should consult their own tax advisors regarding the federal income tax consequences discussed below, as well as any other material federal income tax consequences that may result from applying the provisions of Subchapter K to the ownership and transfer of a Trust Certificate.

          PARTNERSHIP TAXATION. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Student Loans (including appropriate adjustments for market discount, OID and bond premium), investment income from investments of amounts on deposit in any related Trust Accounts and any gain upon collection or disposition of Student Loans. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Student Loans.

          The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each Interest Period (as defined in the applicable prospectus supplement, an "Interest Period") equal to the sum of:

          0 the interest that accrues on the Certificates in accordance with their terms for the Interest Period, including interest accruing at the Pass-Through Rate for the Interest Period and interest on amounts previously due on the Certificates but not yet distributed;
          0 any Trust income attributable to discount on the Student Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; and
          0 all other amounts of income payable to the Certificateholders for the Interest Period.

All remaining taxable income of the Trust will be allocated to the Company. Losses will generally be allocated in the manner in which they are borne. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire amount of interest accruing on the Certificates for an Interest Period, based on the Pass-Through Rate plus the other items described above, even though the Trust might not make (or have sufficient cash to make) current cash distributions of this amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay the taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

          An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expenses) are miscellaneous itemized deductions which are deductible only to the extent they exceed two percent of the individual's adjusted gross income (and not at all for alternative minimum tax purposes). Accordingly, the deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Trust. The deductions may also be subject to reduction under
Section 68 of the Code if an individual taxpayer's adjusted gross income exceeds limits.

          The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that the calculations be made separately for each of the Student Loans, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

          COMPUTATION OF INCOME. Taxable income of the Trust will be computed at the Trust level and the portion allocated to the Trust Certificateholders will be allocated to them pro rata. Consequently, the method of accounting for taxable income will be chosen by, and any elections (including those described above with respect to the market discount rules) will be made by, the Trust rather than the Trust Certificateholders. The Trust intends, to the extent possible, to (1) have the taxable income of the Trust computed under the accrual method of accounting and (2) adopt a calendar-year taxable year for computing the taxable income of the Trust. The tax year of the Trust, however, is generally determined by reference to the tax years of the Certificateholders. An owner of a Trust Certificate is required to include its pro rata share of Trust income for a taxable year as determined by the Trust in the Trust Certificateholder's gross income for its taxable year in which the taxable year of the Trust ends.

          DETERMINING THE BASES OF TRUST ASSETS. The Trust will become a partnership on the first date when Trust Certificates are held by more than one person. On that date, each of the Trust Certificateholders should be treated as having purchased a share of the assets of the Trust (subject to the liability for the Notes) followed immediately by a deemed contribution of the assets to the newly formed partnership. The partnership's basis in the Trust's assets would therefore equal the sum of the Trust Certificateholders' bases in their respective interests in the Trust's assets immediately prior to the deemed contribution to the partnership. To the extent that the fair market value of the assets deemed contributed to the partnership varied from the bases of the assets to the partnership, the allocation of taxable income to the Trust Certificateholders would be adjusted in accordance with Section 704(c) of the Code to account for the variations.

          Under Section 708 of the Code, if 50% or more of the outstanding interests in a partnership are sold or exchanged within any 12-month period, the partnership will be deemed to terminate and then be reconstituted for federal income tax purposes. If a termination occurs, the assets of the terminated partnership are deemed to be constructively contributed to a reconstituted partnership in exchange for interests in the reconstituted partnership. The interests would be deemed distributed to the partners of the terminated partnership in liquidation thereof, which distribution would not constitute a sale or exchange. Accordingly, if the sale of the Trust Certificates terminates the partnership under Section 708 of the Code, a Certificateholder's basis in its ownership interest would not change. The Trust's taxable year would also terminate as a result of a constructive termination and, if the Certificateholder's taxable year is different from the Trust's, the termination could result in the "bunching" of more than 12 months' income or loss of the Trust in the Certificateholder's income tax return for the year in which the Trust was deemed to terminate. A redemption of interests is not considered a sale or exchange of interests for purposes of applying this constructive termination rule.

          DISCOUNT AND PREMIUM. To the extent that OID, if any, on the Student Loans exceeds a de minimis amount, the Trust would have OID income. As indicated above, a portion of the OID income may be allocated to the Certificateholders.

          Moreover, the purchase price paid by the Trust for the Student Loans may be greater or less than the remaining aggregate principal balances of the Student Loans at the time of purchase. If so, the Student Loans will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

          If the Trust acquires the Student Loans at a market discount or premium, the Trust will elect to include any discount in income currently as it accrues over the life of the Student Loans or to offset any premium against interest income on the Student Loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to Certificateholders.

          DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. Any gain or loss would be long-term capital gain or loss if the Certificateholder's holding period exceeded one year. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in gross income) and decreased by any distributions received or losses allocated with respect to the Certificate. In addition, both the tax basis in the Certificate and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the Certificates and, upon sale or other disposition of some of the Certificates, allocate a pro rata portion of the aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

          Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Student Loans would generally be treated as ordinary income to the holder.

          If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the Certificates.

          ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of the month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect the tax liability and tax basis of the holder) attributable to periods before the actual transaction.

          The use of a monthly convention may not be permitted by existing laws and regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. SMS and the Company are authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future laws, regulations or other IRS guidance.

          SECTION 754 ELECTION. In the event that a Certificateholder sells a Certificate at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificate than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make the election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

          ADMINISTRATIVE MATTERS. The Eligible Lender Trustee is required to keep or cause to be kept complete and accurate books of the Trust. The Eligible Lender Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information returns filed by the Trust or be subject to penalties unless the holder timely notifies the IRS of all the inconsistencies.

          Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing information on the nominee, the beneficial owners and the Certificates so held. The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner:

          0         the name, address and identification number of the person,
          0         whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and
          0         information on Certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act that holds Certificates as a nominee is not required to furnish any information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

          The Company will be designated as "tax matters partner" in the related Trust Agreement and will be responsible for representing the Certificateholders in disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the later of the date on which the partnership information return is filed or the last day for filing the return for the year (determined without regard to extensions). Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under specified circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

          TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the Trust would be engaged in a trade or business in the United States for the purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalty of perjury. As previously mentioned, the New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to transition rules. The discussion set forth above does not take into account the New Withholding Regulations. Prospective Certificateholders who are foreign persons are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

          Each foreign holder may be required to file a U.S. individual or corporate income tax return (including in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person may be considered "guaranteed payments" (to the extent the payments are determined without regard to the income of the Trust). If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30% on the Trust's gross income, unless reduced or eliminated pursuant to an applicable treaty. In this case, a foreign holder would only be entitled to claim a refund for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments. As a result, each potential foreign Certificateholder should consult its tax advisor as to whether the tax consequences of holding a Certificate make it an unsuitable investment.

          BACKUP WITHHOLDING. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. As previously mentioned, the New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to transition rules.

     TRUSTS IN WHICH ALL RESIDUAL INTERESTS ARE RETAINED BY THE SELLER OR AN
                             AFFILIATE OF THE SELLER

          TAX CHARACTERIZATION OF THE TRUST

          Any party that retains or acquires 100% of the Certificates agrees by this retention or acquisition to disregard the Trust as an entity separate from the sole Certificateholder. Federal Tax Counsel will deliver its opinion that a Trust which issues one or more classes of Notes to investors and all the Residual Interests of which are retained by the Seller or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, assuming that the terms of the Trust Agreement and related documents will be complied with so that, among other things, no election will be made to treat the Trust as a corporation for federal income tax purposes.

          Absent the election to be treated as a corporation for federal income tax purposes, Treasury regulations provide that the Trust will be disregarded as an entity separate from its sole Certificateholder for federal income tax purposes.

          TAX CONSEQUENCES TO HOLDERS OF THE NOTES

          TREATMENT OF THE NOTES AS INDEBTEDNESS. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related prospectus supplement, advise the Trust that the Notes will be classified as debt for federal income tax purposes. Assuming the characterization of the Notes is correct, the federal income tax consequences to Noteholders described above under"--TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE--Tax Consequences to Holders of the Notes" would apply to the Noteholders.

          POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more classes of Notes did not represent debt for federal income tax purposes, the class or classes of Notes might be treated as equity interests in the Trust. If so treated, the Trust could, in the view of Federal Tax Counsel, be treated as a publicly traded partnership that would be taxable as a corporation In this case, the entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by Student Loans. An entity-level tax could result in reduced distribution to Noteholders and Noteholders could be liable for a share of the tax.

          Furthermore, even if the Trust were not taxable as a corporation, the treatment of Notes as equity interests in a partnership could have adverse tax consequences to holders of the Notes. For example, income from classes of Notes to tax-exempt entities (including pension funds) might be "unrelated business taxable income", income to foreign holders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to limitations on their ability to deduct their share of Trust expenses. In the event one or more classes of Notes were treated as interests in a partnership, the consequences governing the Certificates as equity interests in a partnership described above under"--TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE--Tax Consequences to Holders of the Certificates" would apply to the holders of the Notes.

          THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                TRUSTS FOR WHICH A GRANTOR TRUST ELECTION IS MADE

          TAX CHARACTERIZATION OF THE TRUST

          CHARACTERIZATION. In the case of a grantor trust, Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, beneficial owners of certificates (referred to in this prospectus as "grantor trust certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The certificates issued by a Trust that is treated as a grantor trust are referred to in this prospectus as "grantor trust certificates".

          TAXATION OF GRANTOR TRUST CERTIFICATEHOLDERS. Subject to the discussion below under "--Stripped Certificates" and "--Subordinated certificates," each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the assets of the Trust. Accordingly, and subject to the discussion below of the recharacterization of the Servicing Fee, each grantor trust certificateholder must include in income its pro rata share of the interest and other income from the Student Loans, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as these items would be included or deducted by the grantor trust certificateholder if the grantor trust certificateholder held directly a pro rata interest in the assets of the Trust and received and paid directly the amounts received and paid by the Trust. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any Student Loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

          Under Sections 162 and 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, and other fees and charges retained by the Servicer, provided that these amounts are reasonable compensation for services rendered to the Trust. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the grantor trust certificateholder's adjusted gross income, and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of itemized deductions, including those provided for in Section 212 of the Code, otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code, $100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of the partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

          The servicing compensation to be received by the servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made pursuant to the Student Loans. In this event, a Certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules. See the discussion below under "-- Stripped Certificates". Except as discussed below under "--Stripped Certificates" or "--Subordinated Certificates," this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.

          A purchaser of a grantor trust Certificate will be treated as purchasing an interest in each Student Loan in the Trust at a price determined by allocating the purchase price paid for the Certificate among all Student Loans in proportion to their fair market values at the time of the purchase of the Certificate. To the extent that the portion of the purchase price of a grantor trust certificate allocated to a Student Loan is less than or greater than the portion of the stated redemption price at maturity of the Student Loan, the interest in the Student Loan will have been acquired at a discount or premium. See "--Market Discount" and "--Premium," below.

          The treatment of any discount on a Student Loan will depend on whether the discount represents original issue discount or market discount. Except as indicated otherwise in the applicable prospectus supplement, we do not expect that any Student Loan will have original issue discount (except as discussed below under "--Stripped Certificates" or "--Subordinated Certificates"). For the rules governing original issue discount, see "Trusts for Which a Partnership Election is Made--Tax Consequences to Holders of Notes--Original Issue Discount" above.

          The information provided to grantor trust certificateholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each Student Loan is acquired.

          MARKET DISCOUNT. A grantor trust certificateholder that acquires an undivided interest in Student Loans may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Student Loan is considered to have been purchased at a "market discount". For a discussion of the market discount rules under the Code, see "Trusts for Which a Partnership Election is Made--Classification as a Partnership--Discount and Premium" above.

          PREMIUM. To the extent a grantor trust certificateholder is considered to have purchased an undivided interest in a Student Loan for an amount that is greater than the stated redemption price at maturity of the interest, the grantor trust certificateholder will be considered to have purchased the interest in the Student Loan with "amortizable bond premium" equal in amount to the excess. For a discussion of the rules applicable to amortizable bond premium, see "Trusts for Which a Partnership Election is Made--Classification as a Partnership--Discount and Premium" above.

          STRIPPED CERTIFICATES. Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Student Loan from ownership of the right to receive some or all of the related interest payments. In general, where a separation has occurred, under the stripped bond rules of Section 1286 of the Code the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount, the difference between the holder's initial purchase price for the right to receive and the principal or interest payment to be received with respect to that right.

          Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

          0 if any servicing compensation is deemed to exceed a reasonable;
          0 if the company or any other party retains a retained yield with respect to the Student Loans held by the Trust;
          0 if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Student Loans; or
          0 if certificates are issued which represent the right to interest-only payments or principal-only payments.


          The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and this accrual of income may be in advance of the receipt of any cash attributable to that income. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount DE MINIMIS rules described above.

          SUBORDINATED CERTIFICATES. In the event the Trust issues two classes of grantor trust certificates that are identical except that one class is a subordinate class, with a relatively high certificate pass through rate, and the other is a senior class, with a relatively low certificate pass through rate (referred to in this prospectus as the "Subordinate Certificates" and "Senior Certificates", respectively), the grantor trust certificateholders will be deemed to have acquired the following assets: (1) the principal portion of each Student Loan plus a portion of the interest due on each Student Loan (the "Trust Stripped Bond"), and (2) a portion of the interest due on each Student Loan equal to the difference between the certificate pass through rate on the Subordinate Certificates and the certificate pass through rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the "Trust Stripped Coupon"). The "Subordinate Class Percentage" equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates. The "Senior Class Percentage" equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

          The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Trust Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of each asset. The Senior Certificateholders will not own any portion of the Trust Stripped Coupon. The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Trust Stripped Bond plus 100% of the Trust Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both assets. The Trust Stripped Bond will be treated as a "stripped bond" and the Trust Stripped Coupon will be treated as "stripped coupons" within the meaning of Section 1286 of the Code. Because the purchase price paid by each Subordinate Certificateholder will be allocated between that certificateholder's interest in the Trust Stripped Bond and the Trust Stripped Coupon based on the relative fair market value of each asset on the date the Subordinate Certificate is purchased, the Trust Stripped Bond may be issued with original issue discount.

          Except to the extent modified below, the income of the Trust Stripped Bond represented by a Certificate will be reported in the same manner as described generally above for holders of certificates. The interest income on the Subordinate Certificates at the Senior Certificate pass-through rate and the portion of the Servicing Fee that does not constitute excess servicing will be treated as qualified stated interest.

          Income of the holder of the Trust Stripped Coupon will be reported by treating the Trust Stripped Coupon as a single debt instrument with original issue discount equal to the excess of the total amount payable with respect to the Trust Stripped Coupon, based on the prepayment assumption used in pricing the certificates, over the portion of the purchase price allocated to the Trust Stripped Coupon. The sum of the daily portions of original issue discount on the Trust Stripped Coupon for each day during a year in which the Subordinate Certificateholder holds the Trust Stripped Coupon will be included in the Subordinate Certificateholder's income.

          If the Subordinate Certificateholders receive distribution of less than their share of the Trust's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had

          0         received as distributions their full share of receipts,
          0         paid over to the Senior Certificateholders an amount equal to the Shortfall Amount and
          0         retained the right to reimbursement of the relevant amounts to the extent these amounts are otherwise available as a result of collections on the Student Loans or amounts available from a Reserve Account or other form of credit enhancement, if any.

         Under this analysis,

          0 Subordinate Certificateholders would be required to accrue as current income any interest income or original issue discount of the Trust that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior Certificateholders,
          0 a loss would only be allowed to the Subordinate Certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse the loss) and
          0 reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to Subordinate Certificateholders because the amount was previously included in income.

Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions are unclear. Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

          ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. The OID regulations permit a grantor trust certificateholder to elect to accrue all interest, discount, including DE MINIMIS market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method. If an election were to be made with respect to an interest in a Student Loan with market discount, the Certificate Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the grantor trust certificateholder acquires during the year of the election or afterward. See "-- Market Discount" above. Similarly, a grantor trust certificateholder that makes this election for an interest in a Student Loan that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the grantor trust certificateholder owns at the beginning of the first taxable year to which the election applies or acquires afterward. See "--Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a grantor trust Certificate is irrevocable.

          PREPAYMENTS. The Taxpayer Relief Act of 1997 (the "1997 Act") contains a provision requiring original issue discount on any pool of debt instruments the yield on which may be affected by reason of prepayments be calculated taking into account the prepayment assumption and requiring the discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments. The legislative history to the 1986 Act states that similar rules apply with respect to market discount and amortizable bond premium on debt instruments.

          SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE. Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest, which will be treated as ordinary income, allocable to the Student Loan and the owner's adjusted basis in the grantor trust certificate. The adjusted basis generally will equal the seller's cost for the grantor trust certificate, increased by the original issue discount and any market discount included in the seller's gross income with respect to the grantor trust certificate, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the grantor trust certificate previously received by the seller. The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the Student Loans represented by a grantor trust certificate are "capital assets" within the meaning of Section 1221, except that gain will be treated in whole or in part as ordinary interest income to the extent of the seller's interest in accrued market discount not previously taken into income on underlying Student Loans having a fixed maturity date of more than one year from the date of origination. A capital gain or loss will be long-term or short-term depending on whether or not the grantor trust certificate has been owned for the long-term capital gain holding period, currently more than one year.

          Notwithstanding the foregoing, any gain realized on the sale or exchange of a grantor trust certificate will be ordinary income to the extent of the seller's interest in accrued market discount on Student Loans not previously taken into income. See "--Market Discount," above.

          NON-UNITED STATES GRANTOR TRUST CERTIFICATE OWNERS. Amounts paid to Non-United States Owners of grantor trust certificates will be treated as interest for purposes of United States withholding tax. The interest attributable to the underlying Student Loans will not be subject to the normal 30%, or any lower rate provided for by an applicable tax treaty, withholding tax imposed on these amounts provided that (1) the Non-U.S. Certificate Owner does not own, directly or indirectly, 10% or more of, and is not a controlled foreign corporation, within the definition of Section 957, related to any of the issuers of the Student Loans and (2) the Certificate Owner fulfills specific certification requirements. Under these requirements, the Certificate Owner must certify, under penalty of perjury, that it is not a "United States person" and must provide its name and address. "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision of the United States, or an estate or trust the income of which is includable in gross income for United States federal income tax purposes, without regard to its source. If, however, interest or gain is effectively connected to the conduct of a trade or business within the United States by the Certificate Owner, the owner will be subject to United States federal income tax on the interest or gain at graduated rates and, in the case of a corporation, to a possible branch profits tax, and will not be subject to withholding tax provided that the owner meets applicable documentation requirements. Potential investors who are not United States persons should consult their own tax advisors regarding the specific tax consequences of owning a Certificate.

          On October 6, 1997, final Treasury Regulations (the "1997 Withholding Regulations") were issued which affect the United States taxation of Non-United States Owners of grantor trust certificates. The 1997 Withholding Regulations are generally effective for payments after December 31, 2000, regardless of the issue date of the Student Loans with respect to which payments are made, subject to particular transition rules.

          BACKUP WITHHOLDING. Distributions made on the grantor trust certificates and proceeds from the sale of the grantor trust certificates will be subject to a "backup" withholding tax of 31% if, in general, the grantor trust certificateholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                             STATE TAX CONSEQUENCES

          The loan servicing activities to be undertaken by the Servicer will predominantly take place in Indiana. Because of the variation in each state's tax laws based in whole or in part upon income, it is not feasible to predict tax consequences to holders of Notes and Certificates in all of the state taxing jurisdictions in which they are already subject to tax. Noteholders and Certificateholders are urged to consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of Notes and Certificates.

          The State of Indiana imposes an individual income tax and a corporate income tax including a corporate gross income tax. This discussion is based upon present provisions of Indiana statutes and the regulations promulgated thereunder and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Indiana Department of Revenue.

          TAX CONSEQUENCES WITH RESPECT TO THE NOTES. It is expected that Krieg DeVault Alexander & Capehart, LLP ("Indiana Tax Counsel") will deliver an opinion to the Trust that, assuming the Notes are treated as debt for federal income tax purposes, the Notes will be treated as debt for Indiana individual income and corporate income tax purposes. Accordingly, Noteholders not otherwise subject to taxation in Indiana should not become subject to taxation in Indiana solely because of a holder's ownership of Notes. However, a Noteholder already subject to Indiana's individual income tax or corporate income tax could be required to pay additional Indiana tax as a result of the holder's ownership or disposition of Notes.

          TAX CONSEQUENCES WITH RESPECT TO THE CERTIFICATES. Indiana Tax Counsel is of the opinion that the Trust will be taxable for Indiana income tax purposes in the same manner as it is taxed for federal income tax purposes. As a result, if the Trust should be treated as a partnership which is not a publicly traded partnership, the Trust should not be subject to Indiana corporate income taxes. (If the taxes were applicable, however, they could result in reduced distributions to Certificateholders.) Moreover, Certificateholders that are not otherwise subject to tax in Indiana should not be subject to Indiana individual income or corporate income taxes with respect to income from the partnership, unless in the event the Trust is considered to be carrying on business in Indiana.

                              ERISA CONSIDERATIONS

          The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose requirements on employee benefit plans and on other retirement plans and arrangements, including individual retirement accounts and annuities and collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which the plans, accounts or arrangements are invested that are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to the Plans in connection with the investment of Plan assets. Some employee benefit plans, including governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of the plans may be invested in Notes without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the exclusive benefit rule under Section 401(a)(2) of ERISA and the prohibited transaction rules set forth in Section 503 of the Code.

          ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of Plan and persons (parties in interest under ERISA and disqualified persons under the Code, collectively, "Parties in Interest") who have specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

          THE NOTES

          Unless otherwise specified in the related prospectus supplement, the Notes of each series may be purchased by a Plan. The Trust, the Company, any underwriter, the Eligible Lender Trustee, the Indenture Trustee, the Servicer, the Administrator, any provider of credit support or any of their affiliates may be considered to be or may become Parties in Interest with respect to specified Plans. Prohibited transactions under Section 406 of ERISA and Section 4975 of the Code may arise if a Note is acquired by a Plan with respect to which the persons are Parties in Interest unless the transactions are subject to one or more statutory or administrative exemptions, including: Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts specified transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 90-1, which exempts specified transactions between insurance company separate accounts and Parties in Interest; PTCE 91-38, which exempts specified transactions between bank collective investment funds and Parties in Interest; PTCE 95-60, which exempts specified transactions between insurance company general accounts and Parties in Interest; or PTCE 84-14, which exempts specified transactions effected on behalf of a Plan by a "qualified professional asset manager". There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in Notes or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with the investment. Accordingly, prior to making an investment in the Notes, investing Plans should determine whether the Trust, the Company, any underwriter, the Eligible Lender Trustee, the Indenture Trustee, the Servicer, the Administrator, or any provider of credit support or any of their affiliates is a Party in Interest with respect to the Plan and, if so, whether the transaction is subject to one or more statutory, regulatory or administrative exemptions.

          Any Plan fiduciary considering whether to invest in Notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment. Each Plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Plan, considering the overall investment policy of the Plan and the composition of the Plan's investment portfolio, as well as whether the investment is permitted under the governing Plan instruments.

          THE CERTIFICATES

          Unless otherwise specified in the prospectus supplement, the Certificates of each series may not be purchased by a Plan or by any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). The purchase of an equity interest in the Trust will result in the assets of the Trust being deemed assets of a Benefit Plan for the purposes of ERISA and the Code and specified transactions involving the Trust may then be deemed to constitute prohibited transactions under Section 406 of ERISA and Section 4975 of the Code. A violation of the "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for the persons.

          By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not a Benefit Plan.

          If a given series of Certificates may be acquired by a Benefit Plan because of the application of an exception contained in a regulation or administrative exemption issued by the United States Department of Labor, the exception will be discussed in the related prospectus supplement.

                                      * * *

          A PLAN FIDUCIARY CONSIDERING THE PURCHASE OF SECURITIES OF A GIVEN SERIES SHOULD CONSULT ITS TAX AND/OR LEGAL ADVISORS REGARDING WHETHER THE ASSETS OF THE RELATED TRUST WOULD BE CONSIDERED PLAN ASSETS, THE POSSIBILITY OF EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION RULES AND OTHER ISSUES AND THEIR POTENTIAL CONSEQUENCES.

                              PLAN OF DISTRIBUTION

          On the terms and conditions set forth in an underwriting agreement with respect to the Notes of a given series and/or an underwriting agreement with respect to the Certificates of the series (each, an "Underwriting Agreement"), the Seller will agree to cause the related Trust to sell to the underwriters named in the Underwriting Agreements and in the related prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth in the Underwriting Agreements and in the related prospectus supplement.

          In each of the Underwriting Agreements with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth in the Underwriting Agreements, to purchase all the Notes and Certificates, as the case may be, described in the Underwriting Agreements which are offered hereby and by the related prospectus supplement if any of the Notes and Certificates, as the case may be, are purchased.

          Each prospectus supplement will either (1) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to dealers participating in the offering of the Notes and Certificates, as the case may be, or (2) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of the sale. After the initial public offering of any Notes and Certificates, as the case may be, the public offering prices and the concessions may be changed.

          Until the distribution of the Securities is completed, rules of the Commission may limit the ability of the underwriters and selling group members to bid for and purchase the Securities. As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of the Securities. The transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities.

          If an underwriter creates a short position in the Securities in connection with the offering (i.e., if it sells more Securities than are set forth on the cover page of the related prospectus supplement), the underwriter may reduce that short position by purchasing Securities in the open market.

          An underwriter may also impose a penalty bid on underwriters and selling group members. This means that if the underwriter purchases Securities in the open market to reduce the underwriters' short position or to stabilize the price of the Securities, it may reclaim the amount of the selling concession from the underwriters and selling group members who sold those Securities as part of the offering.

          In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of the purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security.

          Neither the Seller nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Securities. In addition, neither the Seller nor the underwriters make any representation that the underwriters will engage in the transactions or that the transactions, once commenced, will not be discontinued without notice.

          Each Underwriting Agreement will provide that the Seller will indemnify the underwriters against civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

          Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from the underwriters.

          Pursuant to each of the Underwriting Agreements with respect to a given series of Securities, the closing of the sale of any class of Securities subject to either thereof will be conditioned on the closing of the sale of all other the classes subject to either thereof.

          The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related prospectus supplement.

                                  LEGAL MATTERS

          Specified legal matters relating to the Securities of any series will be passed upon for the related Trust, the Seller, the Servicer and the Administrator by Krieg DeVault Alexander & Capehart, LLP, Indianapolis, Indiana, and for the underwriters for the series by Stroock & Stroock & Lavan LLP, New York, New York. Edward R. Schmidt, general counsel of SMS and an executive officer of and general counsel for USA Group, USA Funds and Loan Services and a member of the board of directors of USA Group and a member of the board of trustees of USA Funds, USA Group Guarantee Services and Loan Services was formerly a partner of, and of counsel to, the firm of Krieg DeVault Alexander & Capehart, LLP and William R. Neale, a member of the board of directors of USA Group and a member of the board of trustees of USA Funds, is a partner of the firm of Krieg DeVault Alexander & Capehart, LLP. Specified federal income tax matters will be passed upon for each Trust by Stroock & Stroock & Lavan LLP and Indiana State income and corporate income tax matters by Krieg DeVault Alexander & Capehart, LLP.

                              AVAILABLE INFORMATION

          USA Group Secondary Market Services, Inc., as originator of each trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This prospectus, which forms part of the Registration Statement, does not contain all the information contained in the Registration Statement. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Seven World Trade Center, New York, New York 10048, and 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing registration statements and other information regarding registrants, including SMS, that file electronically with the Commission.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

          All documents filed by SMS, as originator of any trust, pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference in this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

          SMS will provide without charge to each person, including any beneficial owner of securities, to whom a copy of this prospectus is delivered, on the written or oral request of any person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, except the exhibits to the documents (unless the exhibits are specifically incorporated by reference in the documents). Requests for the copies should be directed to President, USA Group Secondary Market Services, Inc., 30 South Meridian Street, Indianapolis, Indiana 46204-3503 (Telephone: (317) 951-5640).

                            INDEX OF PRINCIPAL TERMS
                                                                        PAGE

10 percent shareholder...................................................54
1992 Amendments..........................................................18
1993 Act.................................................................18
1997 Act.................................................................64
1998 Reauthorization Bill................................................18
Act......................................................................16
Additional Fundings......................................................42
Add-on Consolidation Loans...............................................27
Administration Agreement.................................................49
Administration Fee.......................................................49
Administrator............................................................49
Administrator Default....................................................49
Applicable Trustee.......................................................38
Base Rate................................................................38
Benefit Plan.............................................................66
Calculation Agent........................................................38
Cede.....................................................................38
Certificate Balance......................................................31
Certificate Pool Factor..................................................31
Certificates.............................................................36
Closing Date.............................................................17
Code.....................................................................52
Collateral Reinvestment Account..........................................42
Collection Account.......................................................42
Collection Period........................................................43
Commission...............................................................68
Company..................................................................36
Controlled Foreign Corporation...........................................54
CP Rate..................................................................21
Cutoff Date..............................................................12
Deferral Period..........................................................24
Definitive Certificates..................................................39
Definitive Notes.........................................................39
Definitive Securities....................................................39
Department...............................................................15
Depositaries.............................................................38
Depositary...............................................................31
Distribution Date........................................................32
DTC......................................................................38
DTC's Nominee............................................................31
Eligible Deposit Account.................................................42
Eligible Institution.....................................................43
Eligible Investments.....................................................42
Eligible Lender Trustee..................................................12
ERISA....................................................................65
Event of Default.........................................................33
Excess Cashflow Rights...................................................16
Family Contribution......................................................20
FASIT....................................................................55
FASIT Provisions.........................................................55
Federal Assistance.......................................................21
Federal Consolidation Loan...............................................26
Federal Guarantor........................................................15
Federal PLUS Loans.......................................................18
Federal SLS Loans........................................................18
Federal Stafford Loans...................................................18
Federal Student Loans....................................................12
Federal Supplemental Loans to Students...................................18
Federal Tax Counsel......................................................52
Federal Unsubsidized Stafford Loans......................................18
FFELP....................................................................18
Fixed Rate Securities....................................................37
Floating Rate Securities.................................................37
Forbearance Period.......................................................25
foreign person...........................................................54
Funding Period...........................................................16
Grace Period.............................................................24
grantor trust certificateholders.........................................60
grantor trust certificates...............................................60
Guarantee Agreement......................................................16
Guarantee Payments.......................................................12
Guarantor................................................................15
Indenture................................................................31
Indenture Trustee........................................................31
Index Shortfall Carryover................................................34
Indiana Tax Counsel......................................................65
Indirect Participants....................................................38
Initial Pool Balance.....................................................49
Insolvency Event.........................................................30
Interest Period..........................................................56
Interest Rate............................................................32
Interest Reset Period....................................................37
Interest Subsidy Payments................................................21
Investment Earnings......................................................42
IRS......................................................................52
Loan Sale Agreement......................................................15
Loan Services............................................................13
Loan Servicing Agreement.................................................14
Monthly Rebate Fee.......................................................27
New Withholding Regulations..............................................54
Note Pool Factor.........................................................31
Notes....................................................................31
OID......................................................................53
OID Regulations..........................................................53
Participants.............................................................31
Parties in Interest......................................................66
Pass-Through Rate........................................................37
Plans....................................................................65
Pool Balance.............................................................31
Pool Factor..............................................................31
Pre-Funding Amount.......................................................46
prepayments..............................................................30
prospectus supplement....................................................14
PTCE.....................................................................66
Purchase Amount..........................................................41
Registration Statement...................................................68
Related Documents........................................................35
related person...........................................................54
Reserve Account..........................................................45
Revolving Period.........................................................16
Rules....................................................................39
Secretary................................................................28
Securities...............................................................36
Securities Act...........................................................68
Seller...................................................................13
Senior Certificates......................................................62
Senior Class Percentage..................................................62
Servicer.................................................................14
Servicer Default.........................................................47
Servicing Fee............................................................44
Shortfall Amount.........................................................63
Short-Term Note..........................................................53
SMS......................................................................13
Special Allowance Payments...............................................20
Spread...................................................................38
Spread Multiplier........................................................38
Stripped Certificates....................................................62
Student Loans............................................................12
Subordinate Certificates.................................................62
Subordinate Class Percentage.............................................62
tax matters partner......................................................58
Transfer and Servicing Agreements........................................40
Trust....................................................................12
Trust Accounts...........................................................42
Trust Agreement..........................................................12
Trust Stripped Bond......................................................62
Trust Stripped Coupon....................................................62
UCC......................................................................50
Underwriting Agreement...................................................67
Unmet Need...............................................................20
USA Funds................................................................13
USA Group................................................................13
USA Group Guarantee Services.............................................13

                                SMS Student Loan
                         Trust ___________ - ___________



                              $____________________
                             Class A-1 Floating Rate
                            Asset-Backed Senior Notes
                              $____________________
                             Class A-2 Floating Rate
                            Asset-Backed Senior Notes



                               USA Group Secondary
                              Market Services, Inc.
                                     Seller



                              PROSPECTUS SUPPLEMENT
                                 [Underwriters]

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          Expenses in connection with the offering of the Notes and the Certificates being registered in this prospectus are estimated as follows:

     SEC registration fee...............................................     $
     Legal fees and expenses............................................
     Accounting fees and expenses.......................................
     Blue Sky fees and expenses.........................................
     Rating agency fees.................................................
     Eligible Lender Trustee fees and expenses..........................
     Indenture Trustee fees and expenses................................
     Printing expenses..................................................
     Miscellaneous......................................................
          Total.........................................................     $

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          As authorized by Section 145 of the General Corporation Law of Delaware (the "Delaware Corporation Law") and the By-Laws of SMS, each director and officer of SMS may be indemnified by SMS against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of SMS if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interest of SMS, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of SMS, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to SMS unless a court determines otherwise.

          There are directors' and officers' liability insurance policies outstanding which insure directors and officers of SMS. The policies insure SMS against losses for which SMS shall be required or permitted by law to indemnify directors and officers and which result from claims made against the directors or officers based upon the commission of wrongful acts in the performance of their duties. The losses covered by the policies are subject to exclusions and do not include fines or penalties imposed by law or other matters deemed uninsurable under the law. The policies contain self-insured retention provisions.

ITEM 16. EXHIBITS.

1.1       --Form of Underwriting Agreement for Notes**
1.2       --Form of Underwriting Agreement for Certificates**
3.1       --Restated Certificate of Incorporation of USA Group Secondary Market
            Services, Inc.*
3.2       --By-laws of USA Group Secondary Market Services, Inc.*
3.3       --Form of Certificate of Trust for the Trusts (included as an exhibit to Exhibit 4.2)**
4.1       --Form of Indenture between the Trust and the Indenture Trustee
            (included as an exhibit thereto a form of Note)**
4.2       --Form of Trust Agreement among the Seller, the Company and the
            Eligible Lender Trustee (included as an exhibit thereto a form of Certificate)**
4.3       --Form of Note (included as an exhibit to Exhibit 4.1)**
4.4       --Form of Certificate (included as an exhibit to Exhibit 4.2)**
5.1 --Opinion of Krieg DeVault Alexander & Capehart, LLP with respect to legality***
5.2       --Opinion of Richards, Layton & Finger with respect to legality***
8.1 --Opinion of Stroock & Stroock & Lavan LLP with respect to tax matters***
8.2 --Opinion of Krieg DeVault Alexander & Capehart, LLP with respect to tax matters***
23.1 --Consent of Krieg DeVault Alexander & Capehart, LLP (included as part of Exhibit 5.1)***
23.2      --Consent of Stroock & Stroock & Lavan LLP (included as part of
          Exhibit 8.1)***
23.3      --Consent of Richards, Layton & Finger (included as part of Exhibit
          5.2)***
24.1      --Power of Attorney (included on signature page)
25.1      --Statement of Eligibility under the Trust Indenture Act of 1939 of
          HSBC***
25.2 --Statement of Eligibility under the Trust Indenture Act of 1939 of Bankers Trust***
99.1 --Form of Loan Sale Agreement among the Seller, the Trust and the Eligible Lender Trustee**
99.2 --Form of Loan Servicing Agreement among the Servicer, the Trust and the Eligible Lender Trustee**
99.3 --Form of Administration Agreement among the Trust, the Indenture Trustee and USA Group Secondary Market Services, Inc., as Administrator**

   -------------
          * Previously filed in Registration Statement on Form S-3 (Reg. No. 33-94952, filed with the Commission by the Registrant on July 25, 1995).
          ** Previously filed in Amendment No. 2 to Registration Statement on Form S-3 (Reg. No. 33-76784, filed with the Commission by the Registrant on June 7, 1994).
          *** To be filed by amendment.

ITEM 17. UNDERTAKINGS.

          (a) As to Rule 415:

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                    (1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                    (2) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                    (3) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to the information in this Registration Statement;

          PROVIDED, HOWEVER, that the Securities, and the change in the amounts from the preceding information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered , and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) As to documents subsequently filed that are incorporated by reference:

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered in this prospectus, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreements Notes and Certificates in the denominations and registered in the names as required by the Underwriter to permit prompt delivery to each purchaser.

          (d) As to indemnification:

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under
Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against the liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

          (e) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
(4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

          (f) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on December 27, 1999.

                                USA GROUP SECONDARY MARKET SERVICES, INC., as originator of the Trust (Registrant)


                                By: /s/ CHERYL E. WATSON
                                    Cheryl E. Watson
                                    Senior Vice President and
                                    Chief Financial Officer

          EACH PERSON SIGNING BELOW HEREBY APPOINTS STEPHEN W. CLINTON AND CHERYL E. WATSON AND EACH OF THEM AS HIS OR HER ATTORNEY-IN-FACT TO EXECUTE AND FILE SUCH AMENDMENTS TO THIS REGISTRATION STATEMENT AS SUCH ATTORNEY-IN-FACT MAY DEEM APPROPRIATE.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed below on December 27, 1999 by the following persons in the capacities indicated.

         SIGNATURE                                   CAPACITY

                                             Chairman of the Board, President,
 /s/ STEPHEN W. CLINTON                      Chief Executive Officer (Principal
     Stephen W. Clinton                      Executive Officer) and Director


                                             Senior Vice President and
 /s/ CHERYL E. WATSON                        Chief Financial Officer
     Cheryl E. Watson                        (Principal Financial and
                                              Accounting Officer)


 /s/ ERNEST J. NEWBORN, JR.                  Director
     Ernest J. Newborn, Jr.


 /s/ IKE G. BATALIS                          Director
     Ike G. Batalis

                                  EXHIBIT INDEX
                                                                  Sequential
EXHIBIT NO.    Description                                         PAGE NO.
                                                                  -----------

1.1       --Form of Underwriting Agreement for Notes**
1.2       --Form of Underwriting Agreement for Certificates**
3.1 --Restated Certificate of Incorporation of USA Group Secondary Market Services, Inc.*
3.2       --By-laws of USA Group Secondary Market Services, Inc.*
3.3 --Form of Certificate of Trust for the Trusts (included as an exhibit to Exhibit 4.2)**
4.1 --Form of Indenture between the Trust and the Indenture Trustee (included as an exhibit thereto a form of Note)**
4.2 --Form of Trust Agreement among the Seller, SMS and the Eligible Lender Trustee (included as an exhibit thereto a form of Certificate)**
4.3       --Form of Note (included as an exhibit to Exhibit 4.1)**
4.4       --Form of Certificate (included as an exhibit to Exhibit 4.2)**
5.1 --Opinion of Krieg DeVault Alexander & Capehart, LLP with respect to legality***
5.2       --Opinion of Richards, Layton & Finger with respect to legality***
8.1 --Opinion of Stroock & Stroock & Lavan LLP with respect to tax matters***
8.2 --Opinion of Krieg DeVault Alexander & Capehart, LLP with respect to tax matters***
23.1 --Consent of Krieg DeVault Alexander & Capehart, LLP (included as part of Exhibit 5.1)***
23.2 --Consent of Stroock & Stroock & Lavan LLP (included as part of Exhibits 8.1)***
23.3      --Consent of Richards, Layton & Finger (included as part of Exhibit
          5.2)***
24.1      --Power of Attorney (included on signature page)
25.1      --Statement of Eligibility under the Trust Indenture Act of 1939 of
          HSBC***
25.2 --Statement of Eligibility under the Trust Indenture Act of 1939 of Bankers Trust***
99.1 --Form of Loan Sale Agreement among the Seller, the Trust and the Eligible Lender Trustee**
99.2 --Form of Loan Servicing Agreement among the Servicer, the Trust and the Eligible Lender Trustee**
99.3 --Form of Administration Agreement among the Trust, the Indenture Trustee and USA Group Secondary Market Services, Inc., as Administrator**

      ----------------
          * Previously filed in Registration Statement on Form S-3 (Reg. No. 33-94952, filed with the Commission by the Registrant on July 25, 1995).
          ** Previously filed in Amendment No. 2 to Registration Statement on Form S-3 (Reg. No. 33-76784, filed with the Commission by the Registrant on June 7, 1994).
          *** To be filed by amendment.